As filed with the Securities and Exchange Commission on June 30 , 2017

Registration Statement No. 333-215239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IEG Holdings Corporation

(Exact name of registrant as specified in its charter)

Florida	6141	65-0888146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6160 West Tropicana Ave, Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Mathieson

Chief Executive Officer

6160 West Tropicana Ave, Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: (800) 341-2684

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Shares of common stock	9,089,220	$5.00	$45,446,100	$5,267.20

(1)	Represents shares offered by the selling stockholders.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(3)	The registration fee has been calculated in accordance with Rule 457(a), and $5,237.82 of the registration fee was paid previously.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act of 1933, as amended, this registration statement also serves as Post-Effective Amendment No. 4 to the registrant’s registration statement on Form S-1 (No. 333-205729, declared effective on August 27, 2015) (the “2015 Form S-1”). The registrant hereby amends the 2015 Form S-1 to deregister all of the shares of common stock covered by the 2015 Form S-1 that were originally registered.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, JUNE 30 , 2017

IEG HOLDINGS CORPORATION

9,089,220 Shares

IEG Holdings Corporation

Common Stock

This prospectus relates to the resale of up to 9,089,220 shares of our common stock by the selling stockholders named in this prospectus. This prospectus may be used by the selling stockholders named herein to resell, from time to time, those shares of our common stock included herein. For information about the selling stockholders see “Selling Stockholders” on page 44.  Our common stock is presently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the trading symbol “IEGH”. On June 27, 2017 , the last sale price of our common stock as reported by the OTC Markets was $1.38 per share with respect to an insignificant volume of shares.

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders will sell their shares at a fixed price of $5.00 per share for the duration of this offering. See “Determination of Offering Price” and “Plan of Distribution.”

The selling stockholders, and any participating broker-dealers, are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We will be responsible for all fees and expenses incurred in connection with the preparation and filing of the registration statement of which this prospectus is a part; provided, however, that we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

We are an “emerging growth company” as defined in the Securities and Exchange Commission (“SEC”) rules and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

THE SHARES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is ____________________, 2017.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	the timing of and our ability to obtain financing on acceptable terms;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel;

●	competition from larger, more established companies with greater economic resources than we have;

●	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

●	costs and damages relating to pending and future litigation;

●	the impact of additional legal and regulatory interpretations and rulemaking and our success in taking action to mitigate such impacts;

●	control by our principal equity holders; and

●	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law. All later written and oral forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We caution you not to place undue reliance on our forward-looking statements. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus, particularly the section entitled “Risk Factors.”

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related Notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” All historical information in this prospectus has been adjusted to reflect (i) the 1-for-6 reverse stock split of our outstanding common stock that was effective February 22, 2013, (ii) the 1-for-100 reverse stock split of our outstanding common stock that was effective June 17, 2015 and (iii) the net 1-for-10 reverse stock split of our outstanding common stock that was effective October 27, 2016.

In this prospectus, unless the context indicates otherwise, “IEG Holdings,” the “Company,” “we,” “our,” “ours” or “us” refer to IEG Holdings Corporation, a Florida corporation, and its subsidiaries.

Our Company

We provide unsecured online consumer loans under the brand name “Mr. Amazing Loans” via our website and online application portal at www.mramazingloans.com. We started our business and opened our first office in Las Vegas, Nevada in 2010. We currently offer $5,000 and $10,000 unsecured consumer loans that mature in five years. We are currently licensed and originating direct consumer loans in 19 states – Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia. We provide loans to residents of these states through our online application portal, with all loans originated, processed and serviced out of our centralized Las Vegas head office, which eliminates the need for physical offices in all of these states.

Our strategy is to address the market needs of underbanked consumers that tend to be ignored by mainstream institutional credit providers such as banks and credit unions, and charged excessive fees and interest by fringe lenders such as payday lenders. In the current global environment, we believe there is a substantial need and opportunity for the small personal loans we offer.

All of our personal loans are offered at prevailing statutory rates with fixed affordable repayments and no prepayment penalties. We conduct full underwriting on all applications including credit checks and review of bank statements to ensure customers have capacity to repay their loans , and have designed our loans to help customers reach a stronger financial position.

For the years ended December 31, 2016 and 2015, we generated interest income of $2.09 million and $1.79 million, respectively, and had net losses of $4.73 million and $5.70 million, respectively. For the three months ended March 31, 2017 and 2016, we generated interest income of $0.45 million and $0.51 million, respectively, and had net losses of $0.50 million and $0.96 million, respectively.

We were organized as a Florida corporation on January 21, 1999, originally under the name Interact Technologies, Inc. In February 2013, we changed our name to IEG Holdings Corporation. We have two wholly-owned subsidiaries, Investment Evolution Corporation (“IEC”), our U.S. operating entity that holds all of our state licenses, leases, employee contracts and other operating and administrative assets, and IEC SPV, LLC (“IEC SPV”), a bankruptcy remote special purpose entity that holds our U.S. loan receivables.

Our principal office is located at 6160 West Tropicana Avenue, Suite E-13, Las Vegas, Nevada 89103 and our phone number is (702) 227-5626. Our corporate website address is www.investmentevolution.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this document .

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Recent Developments

Closed Tender Offer for Shares of OneMain Holdings, Inc. Common Stock

On June 16, 2017, we closed our tender offer to purchase shares of common stock of OneMain Holdings, Inc. (“OneMain”), with 151,994 OneMain shares of common stock acquired (valued at an aggregate of $3.6 million based on the closing price of shares of OneMain common stock of $23.38 on June 15, 2017) in exchange for 3,039,880 shares of our common stock.

Amendment of Series H Preferred Stock

On June 20, 2017, we filed articles of amendment (the “Amendment”) to our amended and restated articles of incorporation, as amended. The Amendment has the effect of revising the terms of the Series H preferred stock to:

(1)	remove rights to receive dividends on our Series H preferred stock;

(2)	increase the conversion ratio of the Series H preferred stock from 0.2 shares of Common Stock per share of Series H preferred stock to 1 share of Common Stock per share of Series H preferred stock;

(3)	remove our right to redeem or call our Series H preferred stock;

(4)	provide for automatic conversion of Series H preferred stock into shares of our Common Stock on December 31, 2017; and

(5)	remove the voting rights for Series H preferred stock.

The Amendment was approved by our board of directors on June 19, 2017.

Impending Reverse-Forward Stock Split and Cash-out

On June 21, 2017, we filed a Preliminary Schedule 14C Information Statement with the Securities and Exchange Commission, in connection with the approval of articles of amendments to our amended and restated articles of incorporation, as amended, by our Board of Directors and the holder of a majority of the voting power of the issued and outstanding capital stock of the Company, to, on the Effective Date (as defined below), (i) effect a reverse stock split of the issued and outstanding shares of the common stock, at the ratio of 1-for-1,000, (ii) immediately after the reverse stock split, effect a forward stock split on a 1,000-for-1 share basis of the issued and outstanding common stock, and (iii) immediately prior to the reverse stock split, pay in cash to those shareholders holding fewer than 1,000 shares of common stock, instead of issuing fractional shares, an amount per share equal to the average closing price per share of the common stock on the OTCQB, averaged over a period of 30 consecutive calendar days ending on the trading day prior to the date of the Effective Date, without interest. The articles of amendments will be effective on or about July 25, 2017, which date shall be no sooner than 20 days after we mail the Definitive Information Statement to our stockholder (“Effective Date”).

Sale of OneMain Shares Acquired by IEG Holdings in Tender Offer

On June 22, 2017, we sold 100% of the 151,994 shares of OneMain common stock which we obtained in our tender offer for $3.4 million in cash. As at June 22, 2017, our total cash on hand, including the OneMain sale proceeds, was $3.7 million. The funds are planned to be used predominately for significantly increased lending to new customers in the third quarter of 2017 and also for company share repurchases of our stock.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of all of these exemptions.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although we will lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

The Offering

Issuer	IEG Holdings Corporation

Common stock offered by the selling stockholders	9,089,220 shares

Common stock outstanding	12,754,066 shares

Offering price per share	$5.00 (for the duration of this offering). See “Determination of Offering Price” and “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Use of Proceeds” and “Selling Stockholders.”

Risk factors	See “Risk Factors” beginning on page 4 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

OTC trading symbol	IEGH

Risk Factors

Before you invest in the offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 4 of this prospectus and the risks set forth in our annual report on Form 10-K for our fiscal year ended December 31, 2016 . You should carefully read and consider the risk factors contained in our annual report on Form 10-K and in this prospectus, together with all of the other information included in this prospectus, before you decide to purchase our securities.

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2016 and 2015 and the balance sheet data as of December 31, 2016 and 2015 are derived from the audited financial statements. The summary historical financial data for the three months ended March 31, 2017 and 2016 and the balance sheet data as of March 31, 2017 and 2016 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related Notes appearing elsewhere in this prospectus.

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	Year Ended December 31,		Three Months Ended March 31,
	2016	2015	2017	2016
			(Unaudited)
Statement of Operations Data
Total revenues	$2,135,046	$1,835,165	$467,383	524,972
Total operating expenses	6,876,194	7,012,609	971,471	1,486,728
Loss from operations	(4,741,147)	(5,177,444)	(504,088)	(961,756)
Total other income (expense)	12,278	(520,754)	149	5,077
Net loss	$(4,728,869)	$(5,698,198)	$503,939	(956,679)
Net loss per share, basic and diluted	$(0.60)	$(2.52)	$(0.05)	(0.33)

Balance Sheet Data (at period end)	December 31, 2016	December 31, 2015	March 31, 2017
Cash and cash equivalents	$322,441	$485,559	$446,632
Working capital (1)	1,709,310	1,581,100	1,782,576
Total assets	6,821,947	7,758,149	6,373,118
Total liabilities	1,060	107,963	56,169
Stockholders’ equity	6,820,887	7,650,186	6,316,949

(1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

Investment in our securities involves a number of substantial risks. You should not invest in our securities unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of their investment.

Risks Related to Our Business and Industry

Our limited operating history and our failure since inception to achieve an operating profit makes our future prospects and financial performance unpredictable.

We commenced operations in 2010 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. In addition, we have not made an operating profit since our incorporation. We remain subject to the risks inherently associated with new business enterprises in general and, more specifically, the risks of a new financial institution and, in particular, a new Internet-based financial institution. Our prospects are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to implement our business strategy. If we are unable to implement our business strategy and grow our business, our business will be materially adversely affected.

We may not be able to implement our plans for growth successfully, which could adversely affect our future operations.

Since January 2015, the amount we have loaned to borrowers (our loan book) has increased by 157% from $5,549,023 to $14,249,023 as of March 31, 2017 . We expect to continue to grow our loan book and number of customers at an accelerated rate in the future . Our future success will depend in part on our continued ability to manage our growth. We may not be able to achieve our growth plans, or sustain our historical growth rates or grow at all. Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede our ability to expand our market presence. If we are unable to grow as planned, our business and prospects could be adversely affected.

Our inability to manage our growth could harm our business.

We anticipate that our loan book and customer base will continue to grow significantly over time. To manage the expected growth of our operations and personnel, we will be required to, among other things:

●	improve existing and implement new transaction processing, operational and financial systems, procedures and controls;

●	maintain effective credit scoring and underwriting guidelines; and

●	increase our employee base and train and manage this growing employee base.

If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations could be adversely affected.

We may need to raise additional capital that may not be available, which could harm our business.

Our growth will require that we generate additional capital either through retained earnings or the issuance of additional debt or equity securities. Additional capital may not be available on terms acceptable to us, if at all. Any equity financings could result in dilution to our stockholders or reduction in the earnings available to our common stockholders. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.

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As an online consumer loan company whose principal means of delivering personal loans is the Internet, we are subject to risks particular to that method of delivery.

We are predominantly an online consumer loan company and there are a number of unique factors that Internet-based loan companies face. These include concerns for the security of personal information, the absence of personal relationships between lenders and customers, the absence of loyalty to a conventional hometown branch, customers’ difficulty in understanding and assessing the substance and financial strength of an online loan company, a lack of confidence in the likelihood of success and permanence of online loan companies and many individuals’ unwillingness to trust their personal details and financial future to a relatively new technological medium such as the Internet. As a result, some potential customers may be unwilling to establish a relationship with us.

Conventional “brick and mortar” consumer loan companies, in growing numbers, are offering the option of Internet-based lending to their existing and prospective customers. The public may perceive conventional established loan companies as being safer, more responsive, more comfortable to deal with and more accountable as providers of their lending needs. We may not be able to offer Internet-based lending that has sufficient advantages over the Internet-based lending services and other characteristics of conventional “brick and mortar” consumer loan companies to enable us to compete successfully.

We may not be able to make technological improvements as quickly as some of our competitors, which could harm our ability to compete with our competitors and adversely affect our results of operations, financial condition and liquidity.

Both the Internet and the financial services industry are undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving the ability to serve customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer requirements or emerging industry standards, our business, prospects, financial condition and results of operations could be adversely affected.

A significant disruption in our computer systems or a cyber security breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

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In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

We contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. See “—We depend on third-party service providers for our core operations including online lending and loan servicing and interruptions in or terminations of their services could materially impair the quality of our services.” While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, Statement on Standards for Attestation Engagements (SSAE) 16 audited data centers, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

Our unsecured loans generally have delinquency and default rates higher than prime and secured loans, which could result in higher loan losses.

We are in the business of originating unsecured personal loans. As of March 31, 2017 , approximately 2.28% of our customers are subprime borrowers, which we define as borrowers having credit scores below 600 on the credit risk scale developed by VantageScore Solutions, LLC. Unsecured personal loans and subprime loans generally have higher delinquency and default rates than secured loans and prime loans. Subprime borrowers are associated with lower collection rates and are subject to higher loss rates than prime borrowers. Subprime borrowers have historically been, and may in the future become, more likely to be affected, or more severely affected, by adverse macroeconomic conditions, particularly unemployment. If our borrowers default under an unsecured loan, we will bear a risk of loss of principal, which could adversely affect our cash flow from operations. Delinquency interrupts the flow of projected interest income from a loan, and default can ultimately lead to a loss. We attempt to manage these risks with risk-based loan pricing and appropriate management policies. However, we cannot assure you that such management policies will prevent delinquencies or defaults and, if such policies and methods are insufficient to control our delinquency and default risks and do not result in appropriate loan pricing, our business, financial condition, liquidity and results of operations could be harmed. If aspects of our business, including the quality of our borrowers, are significantly affected by economic changes or any other conditions in the future, we cannot be certain that our policies and procedures for underwriting, processing and servicing loans will adequately adapt to such changes. If we fail to adapt to changing economic conditions or other factors, or if such changes affect our borrowers’ capacity to repay their loans, our results of operations, financial condition and liquidity could be materially adversely affected. At March 31, 2017 , we had 202 loans considered past due at 31+ days past due, representing 12.80% of the number of loans in our active portfolio. At March 31, 2017 , we had 103 loans delinquent or in default (defined as 91+ days past due) representing 6.58% of the number of loans in our active portfolio. Loans become eligible for a lender to take legal action at 60 days past due.

If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

Our risk management efforts may not be effective which could result in unforeseen losses.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

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We face strong competition for customers and may not succeed in implementing our business strategy.

Our business strategy depends on our ability to remain competitive. There is strong competition for customers from personal loan companies and other types of consumer lenders, including those that use the Internet as a medium for lending or as an advertising platform. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies such as OneMain;

●	peer-to-peer lending companies such as LendingClub Corp. and Prosper Marketplace Inc.;

●	online personal loan companies such as Avant;

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending; and

●	payday lenders, tribal lenders and other online consumer loan companies.

Some of these competitors have been in business for a long time and have name recognition and an established customer base. Most of our competitors are larger and have greater financial and personnel resources. In order to compete profitably, we may need to reduce the rates we offer on loans, which may adversely affect our business, prospects, financial condition and results of operations. To remain competitive, we believe we must successfully implement our business strategy. Our success depends on, among other things:

●	having a large and increasing number of customers who use our loans for financing needs;

●	our ability to attract, hire and retain key personnel as our business grows;

●	our ability to secure additional capital as needed;

●	our ability to offer products and services with fewer employees than competitors;

●	the satisfaction of our customers with our customer service;

●	ease of use of our websites; and

●	our ability to provide a secure and stable technology platform for providing personal loans that provides us with reliable and effective operational, financial and information systems.

If we are unable to implement our business strategy, our business, prospects, financial condition and results of operations could be adversely affected.

We depend on third-party service providers for our core operations including online lending and loan servicing, and interruptions in or terminations of their services could materially impair the quality of our services.

We rely substantially upon third-party service providers for our core operations, including online web lending and marketing and vendors that provide systems that automate the servicing of our loan portfolios which allow us to increase the efficiency and accuracy of our operations. These systems include tracking and accounting of our loan portfolio as well as customer relationship management, collections, funds disbursement, security and reporting. This reliance may mean that we will not be able to resolve operational problems internally or on a timely basis, which could lead to customer dissatisfaction or long-term disruption of our operations. If these service arrangements are terminated for any reason without an immediately available substitute arrangement, our operations may be severely interrupted or delayed. If such interruption or delay were to continue for a substantial period of time, our business, prospects, financial condition and results of operations could be adversely affected.

If we lose the services of any of our key management personnel, our business could suffer.

Our future success significantly depends on the continued service and performance of our Chief Executive Officer, Paul Mathieson and our Chief Operating Officer, Carla Cholewinski. Competition for these employees is intense and we may not be able to attract and retain key personnel. We do not maintain any “key man” or other related insurance. The loss of the service of our Chief Executive Officer or our Chief Operating Officer, or the inability to attract additional qualified personnel as needed, could materially harm our business.

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We have incurred, and will continue to incur, increased costs as a result of being a public reporting company.

In April 2015, we became a public reporting company. As a public reporting company, we incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Exchange Act, will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $200,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

We operate in a highly competitive market, and we cannot ensure that the competitive pressures we face will not have a material adverse effect on our results of operations, financial condition and liquidity.

The consumer finance industry is highly competitive. Our success depends, in large part, on our ability to originate consumer loan receivables. We compete with other consumer finance companies as well as other types of financial institutions that offer similar products and services in originating loan receivables. Some of these competitors may have greater financial, technical and marketing resources than we possess. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us. While banks and credit card companies have decreased their lending to non-prime customers in recent years, there is no assurance that such lenders will not resume those lending activities. Further, because of increased regulatory pressure on payday lenders, many of those lenders are starting to make more traditional installment consumer loans in order to reduce regulatory scrutiny of their practices, which could increase competition in markets in which we operate.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our company, including the quality and reliability of our marketplace, effectiveness of the credit decisioning and scoring models used in the marketplace, changes to our marketplace, our ability to effectively manage and resolve borrower and investor complaints, privacy and security practices, litigation, regulatory activity and the experience of borrowers and investors with our marketplace or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of borrower and investor information and compliance failures and claims.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders such as us. These rules and regulations generally provide for licensing as a consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Servicemembers Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

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A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

The Consumer Financial Protection Bureau (the “CFPB”) is a new federal agency formed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and there continues to be uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business.

The CFPB, constituted pursuant to the Dodd-Frank Act, which commenced operations in 2011, has broad authority over the business in which we engage. This includes authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine financial institutions for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the loan products we facilitate. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

We are subject to the CFPB’s jurisdiction, including its enforcement authority, as a servicer and acquirer of consumer credit. The CFPB may request reports concerning our organization, business conduct, markets and activities. The CFPB may also conduct on-site examinations of our business on a periodic basis if the CFPB were to determine, through its complaint system, that we were engaging in activities that pose risks to consumers.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our businesses and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected loan products and services, making them less attractive and restricting our ability to offer them.

Actions by the CFPB or other regulators against us or our competitors that discourage the use of the marketplace model or suggest to consumers the desirability of other loan products or services could result in reputational harm and a loss of borrowers or investors. Our compliance costs and litigation exposure could increase materially if the CFPB or other regulators enact new regulations, change regulations that were previously adopted, modify, through supervision or enforcement, past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted.

If our involvement in a December 11, 2014 article published in the Examiner or any other publicity regarding our company or the Offering during the waiting period, including our December 2, 2014 press release, were held to be in violation of federal or state securities laws, we could incur monetary damages, fines or other damages that could have a material adverse effect on our financial condition and prospects.

On December 11, 2014, information about our company was published in an article by the Examiner. Our Chief Executive Officer, Mr. Mathieson, did not participate in an interview with the author of the Examiner article. Rather, the author included certain quotations from Mr. Mathieson that were contained in prior press releases by us and summarized statements previously made by Mr. Mathieson that were contained in a prior article published by the Opportunist Magazine. Prior to its publication, the author of the December 11th article provided Mr. Mathieson a copy of the article.

In addition, we issued a press release on December 2, 2014 in which we referenced, among other things, our intention to file a registration statement on Form S-1 and to list our securities on NASDAQ. The December 2nd press release presented certain statements about our company in isolation and did not disclose many of the related risks and uncertainties described in this prospectus .

If it were determined that the December 11th article, the December 2nd press release or any of our other publicity-related activities constituted a violation of Section 5 of the Securities Act, the SEC and relevant state regulators could impose monetary fines or other sanctions as provided under relevant federal and state securities laws. Such regulators could also require us to make a rescission offer, which is an offer to repurchase securities offered in the relevant offering . This could also give rise to a private right of action to seek a rescission remedy under Section 12(a)(2) of the Securities Act.

We are unable to quantify the extent of any monetary damages that we might incur if monetary fines were imposed, rescission were required or one or more other claims were successful. As of the date of this prospectus , we are not aware of any pending or threatened claims alleging violations of any federal or state securities laws. However, there can be no assurance that any such claim will not be asserted in the future or that the claimant in any such action will not prevail. The possibility that such claims may be asserted in the future will continue until the expiration of the applicable federal and state statutes of limitations, which generally vary from one to three years from the date of sale. If the payment of damages or fines is significant, it could have a material adverse effect on our cash flows, financial condition or prospects.

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We are required to pay a prior lender interest on our net profit until 2025, which may have a material adverse effect on our results of operations.

We previously had a credit facility with BFG Investment Holdings, LLC (“BFG”). Effective July 15, 2015, BFG converted the credit facility from a revolving facility to a term loan. On August 21, 2015, we, through certain of our wholly owned subsidiaries, paid all principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of our subsidiary, IEC SPV, until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG. For the years ended December 31, 2016 and 2015, we paid BFG Net Profit interest of $57,094 and $107,340, respectively, and our net income for such years was reduced by those respective amounts. In the future, if we fail to terminate the Net Profit arrangement and are required to pay BFG 20% of our Net Profit, it could have a material adverse effect on our results of operations

Risks Relating to Our Common Stock

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock is quoted on the OTCQB tier of the OTC Markets. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ or the New York Stock Exchange. These factors may result in investors having difficulty reselling any shares of our common stock.

Our common stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past. For example, as of June 22, 2017, our common stock has had a 52-week high sale price of $30.90 and a low sale price of $0.56. The market price of our common stock is likely to be highly volatile in the future , as well . You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

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Because Mr. Mathieson, our Chief Executive Officer and sole director, will make all management decisions, you should only invest in IEG Holdings shares if you are comfortable entrusting Mr. Mathieson to make all decisions.

As sole officer and director, Mr. Mathieson will have the right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. Our stockholders should be willing to entrust all aspects of our management to Mr. Mathieson.

We face corporate governance risks and negative investor perceptions because we have only one officer and director and have not adopted a written policy for the review, approval or ratification of transactions with related parties or conflicted parties.

Mr. Mathieson is our sole officer and director. As such, he has significant control over our business direction. Additionally, because he is our sole director, there are no other board members available to second and/or approve related party transactions involving Mr. Mathieson, including the compensation Mr. Mathieson may be paid and any consulting or other agreements we may enter into with Mr. Mathieson. Additionally, there is no segregation of duties between officers because Mr. Mathieson is our sole officer, and as such, he is solely responsible for the oversight of our accounting functions. Because no other directors are approving related party transactions involving Mr. Mathieson and no other officers are approving our financial statements, investors may question the fairness of related party transactions or the accuracy of financial statements. The price of our common stock may be adversely affected and/or devalued compared to similarly sized companies with multiple officers and directors due to the investing public’s perception of limitations facing our Company due to the fact that we only have one officer and director.

Although Mr. Mathieson intends to enter into any related party transactions on an arms’ length basis, we do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted parties. As our sole officer and director, Mr. Mathieson makes decisions such as the approval of related party transactions, Mr. Mathieson’s compensation, and oversight of the accounting function. Mr. Mathieson exercises full control over all matters that typically require board approval. Accordingly, Mr. Mathieson’s actions are not subject to the review and approval of a board of directors and, as such, the Company may be at risk for a conflict of interest arising between Mr. Mathieson’s duties in his role as Chief Executive Officer and his own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. His personal interests may not coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest.

Our common stock is currently, has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we obtain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

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However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our common stock will not remain classified as a “penny stock” in the future.

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our common stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers (but not us) an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

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Our Chief Executive Officer has voting control, which will limit your ability to influence the outcome of important transactions, including a change in control.

As of June 20, 2017, Mr. Mathieson beneficially owned 6,900,000 shares of our common stock, which represents 54.1% of our outstanding common stock. As a result, Mr. Mathieson controls a majority of our voting power and therefore is able to control all matters submitted to our stockholders for approval. Mr. Mathieson may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated voting power may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our common stock.

As a board member, Mr. Mathieson owes a fiduciary duty to our stockholders and must act in good faith and in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, Mr. Mathieson is entitled to vote his shares in his own interest, which may not always be in the interests of our stockholders generally.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 12,754,066 shares of our common stock outstanding as of June 20, 2017, approximately 5,852,066 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Provisions of our amended and restated articles of incorporation and amended and restated bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders. Further, our amended and restated articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

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●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our securities may be more volatile.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Selling Stockholders.”

DETERMINATION OF OFFERING PRICE

The shares being offered by the selling stockholders will be sold at a fixed price of $ 5.00 for the duration of this offering. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders.

PLAN OF DISTRIBUTION

This prospectus relates to 9,089,220 shares of our common stock offered by the selling stockholders. The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These shares shall be sold at a fixed price of $5.00 for the duration of this offering. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling stockholders or any of their respective pledgees, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Before any such agent, or broker-dealer sells any of the shares that are the subject of this prospectus, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed to name anyone receiving compensation for selling the shares before any sales take place. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a fixed price which may be below or above the then market price. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the respective selling stockholder. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If a selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

DIVIDEND POLICY

Historically, we have not paid any cash dividends on our common stock. In May 2017, we announced the declaration of a cash dividend of $0.005 per common share for the first quarter of 2017. The dividend is payable on August 21, 2017 to stockholders of record at the close of business on June 5, 2017. We expect to pay ongoing quarterly dividends. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We may determine to retain future earnings, if any, for reinvestment in the development and expansion of our business.

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB tier of the OTC Markets under the symbol “IEGH.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of June 17, 2015, we effected a 1-for-100 reverse stock split of our outstanding shares. We also completed a 1-for-100 reverse stock split and a 100-for-1 forward stock split, both effective March 28, 2016, and a net 1-for-10 reverse stock split effective October 27, 2016. All prices in the following table reflect post- split prices.

	High	Low
2014
Quarter Ended March 31, 2014	$100.00	$100.00
Quarter Ended June 30, 2014	120.00	100.00
Quarter Ended September 30, 2014	450.00	100.00
Quarter Ended December 31, 2014	1,000.00	100.00

2015
Quarter Ended March 31, 2015	$510.00	$387.50
Quarter Ended June 30, 2015	550.00	250.00
Quarter Ended September 30, 2015	275.00	80.00
Quarter Ended December 31, 2015	100.00	74.90

2016
Quarter Ended March 31, 2016	$99.00	$49.50
Quarter Ended June 30, 2016	65.00	17.50
Quarter Ended September 30, 2016	24.00	16.60
Quarter Ended December 31, 2016	7.50	2.01

2017
Quarter Ended March 31, 2017	7.50	1.05

On June 27, 2017 , the closing price for our common stock on the OTCQB was $1.38 per share.

The volume of our shares traded on the OTC Markets was insignificant and therefore, we do not believe the prices represent a reliable indication of the fair market value of these shares. We sold shares of common stock in private placements during 2014 at prices ranging from $5.00 per share to $20.00 per share, during 2015 at prices ranging from $10.00 per share to $50.00 per share, and in 2016 at prices ranging from $10.00 to $50.00 per share.

Holders of Common Stock

As of June 20, 2017 , there were approximately 668 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have no securities authorized for issuance under equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the Notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

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Overview

We are a consumer finance company providing responsible online personal loan products to customers in 19 states via our website and online application portal. We provide unsecured loans to individuals. Our $5,000 and $10,000 online personal loans range from 19.9% to 29.9% APR and all are unsecured over a five-year term. We have a 6.5-year track record of origination, underwriting and servicing of personal loans to underbanked consumers. We leverage our experience and knowledge in the consumer finance industry to achieve a meaningful return on our investment in the loan portfolio.

We have the ability to finance our businesses from a diversified source of capital and funding, including financings in the capital markets. During 2016, we demonstrated the ability to attract capital markets funding for our core personal loans by completing private placements of common stock and preferred stock.

We operate in one business segment: Consumer Loans.

Results of Operations

Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016

Interest Revenue

For the three months ended March 31, 2017, interest revenue decreased to $450,729, compared to $512,792 for the three months ended March 31, 2016. This decrease was due to the decreased average interest-earning loan book size of consumer receivables during the period.

Other Revenue

For the three months ended March 31, 2017, other revenue increased to $16,654, compared to $12,180 for the three months ended March 31, 2016. Other revenue consisted of declined lead revenue and loss recovery. The increase was attributable to an increase in loss recovery.

Salaries and Compensation Expenses

For the three months ended March 31, 2017, salaries and compensation expenses decreased to $120,278, compared to $403,006 for the three months ended March 31, 2016. The decrease was primarily attributable to the decrease in the CEO’s annual base salary to $1 effective January 1, 2017.

Other Operating Expenses

For the three months ended March 31, 2017, other operating expenses decreased to $115,204, compared to $181,857 for the three months ended March 31, 2016. The decrease was attributable to the lower underwriting costs and client service costs due to reduced new loan volume in the current period.

Provision for Credit Losses

For the three months ended March 31, 2017, the provision for credit losses expense decreased to $224,488, compared to $387,519 for the three months ended March 31, 2016. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The decrease in provision for credit losses from the prior year period was due to the decrease in our loan portfolio as of March 31, 2017.

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Advertising

For the three months ended March 31, 2017, advertising expenses decreased to $880, compared to $47,824 for the three months ended March 31, 2016. The decrease was attributable to the reduction in customer acquisition costs incurred, including online advertising, direct mail, and lead generation costs in the current period.

Rent Expense

For the three months ended March 31, 2017, rent expense decreased to $16,817, compared to $54,687 for the three months ended March 31, 2016. The decrease was due to termination of Florida, Illinois and Arizona leases in 2016.

Public Company and Corporate Finance Expenses

For the three months ended March 31, 2017, public company and corporate finance expenses increased to $498,191, compared to $409,919 for the three months ended March 31, 2016. The increase was due to the significant one-off costs incurred related to the OneMain tender offer net of the decrease in investor/financing costs incurred resulting from no capital raises in Q1 2017 in the three months ended March 31, 2017.

Depreciation and Amortization

For the three months ended March 31, 2017, depreciation and amortization marginally decreased to $1,573, compared to $1,916 for the three months ended March 31, 2016. The minimal movement was in line with expectations.

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Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $446,632 as of March 31, 2017, compared to $322,441 as of December 31, 2016. The increase was due to less net cash used in operating activities due to operational cost cuts and higher net cash provided by investing activities due to less loans receivable originated.

Loans Receivable

We had net loan receivables of $5,808,029 as of March 31, 2017, as compared to $6,374,908 as of December 31, 2016. The decrease was due to lower loan originations in the current period versus repayment of loan principal by customers.

Other Receivables

We had other receivables of $72,909 as of March 31, 2017, as compared to $84,851 as of December 31, 2016. Other receivables was comprised of outstanding invoices for declined lead revenue due from marketing partners and accrued interest receivable on our consumer loans at March 31, 2017. The decrease in other receivables is primarily due to the decrease in accrued interest receivable for the current period.

Property and Equipment

We had net property and equipment of $17,749 as of March 31, 2017 as compared to $19,322 as of December 31, 2016. The minimal movement was in line with expectations and a direct result of recording depreciation expense for the current period.

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Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $56,169 as of March 31, 2017, compared to $1,060 as of December 31, 2016. The increase was due to management’s decision to delay payment of a number of March expenses in full in the current period so accrual was required for those expenses.

For the year ended December 31, 2016 compared to December 31, 2015

	Year Ended December 31, 2016	Year Ended December 31, 2015
REVENUES
Interest revenue	$2,086,976	$1,789,701
Other revenue	48,070	45,464
TOTAL REVENUES	2,135,046	1,835,165
OPERATING EXPENSES

Salaries and compensation	1,592,990	2,126,243
Other operating expenses	1,561,045	1,399,157
Consulting	1,154,465	1,013,690
Provision for credit losses	1,865,362	1,134,518
Advertising	373,350	950,905
Rent	178,678	244,621
Travel, meals and entertainment	141,686	129,351
Depreciation and amortization	8,618	14,124
TOTAL OPERATING EXPENSES	6,876,194	7,012,609
LOSS FROM OPERATIONS	(4,741,147)	(5,177,444)
OTHER INCOME (EXPENSE)
Interest expense	-	(527,921)
Miscellaneous income (expense)	12,278	7,167
TOTAL OTHER INCOME (EXPENSE)	12,278	(520,754)
NET LOSS	$(4,728,869)	$(5,698,198)

Interest Revenue

For the year ended December 31, 2016, interest revenue increased to $2,086,976, compared to $1,789,701 for the year ended December 31, 2015. This increase was due to the increased average interest-earning loan book size of consumer receivables during the period.

Other Revenue

For the year ended December 31, 2016, other revenue increased to $48,070, compared to $45,464 for the year ended December 31, 2015. Other revenue consisted of decline lead revenue, late/dishonor fees, loss recovery and stock application/processing fees. The increase was attributable to an increase in loss recovery.

Salaries and Compensation Expenses

For the year ended December 31, 2016, salaries and compensation expenses decreased to $1,592,990, compared to $2,126,243 for the year ended December 31, 2015. The decrease was primarily attributable to the cessation of employment for our VP Corporate Finance and zero bonus payments to our CEO in 2016.

Other Operating Expenses

For the year ended December 31, 2016, other operating expenses increased to $1,561,045, compared to $1,399,157 for the year ended December 31, 2015. The increase was attributable to the higher legal, accounting and SEC fees associated with our multiple SEC filings in the period.

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Consulting Fees

For the year ended December 31, 2016, consulting fees increased to $1,154,465, compared to $1,013,690 for the year ended December 31, 2015. The increase was attributable to the increase in independent research and investor relations consulting costs in the period.

Provision for Credit Losses

For the year ended December 31, 2016, the provision for credit losses expense increased to $1,865,362, compared to $1,134,518 for the year ended December 31, 2015. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from year ended December 31, 2015 was due to the increase in loans charged off during the first and last quarters of 2016.

Advertising

For the year ended December 31, 2016, advertising expenses decreased to $373,350, compared to $950,905 for the year ended December 31, 2015. This decrease is attributable to the reduction in customer acquisition costs incurred, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the year ended December 31, 2016, rent expense decreased to $178,678, compared to $244,621 for the year ended December 31, 2015. The decrease was due to reduced relocation costs and termination of Florida, Illinois and Arizona leases.

Travel, Meals and Entertainment

For the year ended December 31, 2016, travel, meals and entertainment expenses increased to $141,686, compared to $129,351 for the year ended December 31, 2015. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The increase was due to the significant increase in investor roadshows conducted by the CEO in the period compared to the previous period.

Depreciation and Amortization

For the year ended December 31, 2016, depreciation and amortization decreased to $8,618, compared to $14,124 for the year ended December 31, 2015. The minimal movement was in line with expectations.

Interest Expense

For the year ended December 31, 2016, interest expense decreased to $0, compared to $527,921 for the year ended December 31, 2015. The decrease was due to the full repayment of the BFG senior debt facility in 2015.

Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $322,441 as of December 31, 2016, compared to $485,559 as of December 31, 2015. The decrease was due to reduced equity capital raised in the period.

Loans Receivable

We had net loan receivables of $6,374,908 as of December 31, 2016, as compared to $7,124,702 as of December 31, 2015. The decrease was due to lower loan originations, higher loan receivables repaid and higher loan charge offs.

Other Receivables

We had other receivables of $84,851 as of December 31, 2016, as compared to $76,262 as of December 31, 2015. Other receivables comprised outstanding invoices for decline lead revenue due from marketing partners and accrued interest receivable on our consumer loans at December 31, 2016. The increase is primarily due to an increase in accrued interest receivable.

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Property and Equipment

We had net property and equipment of $19,322 as of December 31, 2016, as compared to $28,511 as of December 31, 2015. The decrease was a direct result of recording depreciation expense for the period plus a loss of $571 on disposal of assets.

Security Deposits

We had security deposits of $7,470 as of December 31, 2016, as compared to $35,839 as of December 31, 2015. The decrease was due to primarily due to refund of security deposits upon termination of Florida, Illinois and Arizona leases.

Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $1,060 as of December 31, 2016, compared to $96,441 as of December 31, 2015. The decrease was due to management’s decision to pay a number of December expenses in full in the current period so accrual was not required for those expenses.

Deferred Rent

We had deferred rent of $0 as of December 31, 2016, compared to $11,522 as of December 31, 2015. The decrease was due to removal of all deferred rent via termination of Florida, Illinois and Arizona leases and 12 month renewal of Nevada lease.

Financial Condition, Liquidity and Capital Resources

During the three months ended March 31, 2017 and the twelve months ended December 31, 2016, we incurred operating expenses in excess of net revenue. However, anticipated cash flow from our existing loan receivable repayments plus net revenue are expected to exceed budgeted cash operating expenses for the next 12 months. To expand operations we will require capital infusions until operating results improve. We may not be able to obtain such capital in a timely manner and as a result may incur liquidity imbalances.

Liquidity and Capital Resources

Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016

We used cash in operations of $218,200 during the three months ended March 31, 2017, compared to $598,523 during the three months ended March 31, 2016, and this decrease is due to a substantial reduction in net losses due to significant operational cost cuts. The Company incurred $370,289 of costs during the three months ended March 31, 2017 in connection with the OneMain tender offer.

We were provided with net cash from investing activities of $342,391 during the three months ended March 31, 2017, compared to $6,083 during the three months ended March 31, 2016. The increase in cash provided by investing activities is primarily due to a decrease in loans receivable originated.

We were provided $0 of net cash from financing activities during the three months ended March 31, 2017, compared to $1,250,767 during the same period in 2016. The decrease was attributable to the absence of any debt or equity capital raising proceeds compared to significant deposits for a common stock capital raising received in the corresponding period in 2016.

At March 31, 2017, we had cash on hand of $446,632, which when added to budgeted cash inflows from loans receivable repaid and budgeted cash inflows from revenues, is sufficient to meet our operating needs for the next 12 months.

The principal conditions/events that raise substantial doubt about the company’s ability to meet its obligations are i) the Company has reported recurring losses and ii) the Company has not yet generated positive net cash flows from operations. However, the Company has significantly reduced its core operating expenses. In addition, cash in bank increased during the quarter, resulting from substantial positive net cash flows from investing activities. Management has evaluated the result of their plans for the next 12 months and as a result of the plans, the Company can meet all its obligations at least through May 2018. However, the Company intends, over the next 12 months, to seek additional capital to expand operations. Management has no intentions to repurchase a significant number of shares under the approved stock repurchase program unless additional capital has been secured.

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On August 21, 2015, we, through certain of our wholly owned subsidiaries, repaid the entire balance of principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of its subsidiary, IEC SPV, LLC, until 10 years from the date the loan is repaid in full (August 2015). Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans and reduced by servicing fee. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG. Net profit interest for the three months ended March 31, 2017 and 2016 were $18,577 and $7,988, respectively. All loans receivable of the Company were pledged as collateral at March 31, 2017 for the fulfillment of the Net Profit calculation.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

We used cash in operations of $2,777,621 during the year ended December 31, 2016, compared to $3,959,568 during the year ended December 31, 2015, and this decrease is in line with expectations due to the growth of our revenue. We used net cash from investing activities of $1,115,567 during the year ended December 31, 2016, compared to $4,057,025 during the year ended December 31, 2015. The decrease in cash used in investing activities is primarily due to an increase in loans receivable repaid and a decrease in loans receivable originated.

We were provided $3,730,070 of net cash from financing activities during the year ended December 31, 2016, compared to $8,068,440 during the year ended December 31, 2015. The funds were attributable to proceeds from preferred stock and common stock received and was a decrease from the corresponding period in 2015.

At December 31, 2016, we had cash on hand of $322,441, which when added to budgeted cash inflows from loans receivable repaid and budgeted cash inflows from revenues, is sufficient to meet our operating needs for the next 12 months.

On April 13, 2015, the Company secured a $200,000 working capital loan to expand from Dr. L. Prasad, an investor in the Company. On June 24, 2015, the Company repaid $230,000 which comprised $200,000 principal and a $30,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from CT Super, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

The principal conditions/events that raise substantial doubt of the company’s ability to meet its obligations are i) the Company has reported recurring losses and ii) the Company has not yet generated positive net cash flows from operations. However, the Company has increased its revenue resulting from an increased average loan balance in 2016 as compared to 2015, and management has evaluated the result of their plans for the next 12 months and as a result of the plans, the Company can meet all its obligations through March 2018, which has alleviated the substantial doubt. Management’s plans include a continued reduction of advertising costs to continue reducing loan originations and related loan processing costs. There is also a significant reduction in consulting and professional fees due to minimized efforts and strategy for raising capital over the next 12 months. In addition, significant core operating costs have been cut from the Company starting in 2016 including reducing the number of employees from 12 to 6 due to increased automation of loan origination processes and reducing the number of office leases from 4 to 1 as old leases expired. In addition, the CEO’s annual base consulting fee has been reduced to $1 per annum from January 1, 2017. Should the Company need, management will continue to reduce loan originations and now plans to utilize the cash flow from loan repayments for working capital needs. This will provide sufficient cash flow through at least March 2018. However, the Company intends, over the next 12 months, to seek additional capital via unsecured notes and/or preference shares to expand operations and the Company. Subsequent to year-end, the Board of Directors approved a stock repurchase program. Management has no intention to repurchase shares unless additional capital has been secured.

On August 21, 2015, we, through certain of our wholly owned subsidiaries, paid an aggregate of $1,676,954, representing all principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of its subsidiary, IEC SPV, LLC, until 10 years from the date the loan is repaid in full (August 2015). Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans and reduced by servicing fee. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG. Net profit interest for the year ended December 31, 2016 and 2015 were $57,094 and $107,340, respectively. All loans receivable of the Company were pledged as collateral at December 31, 2016 for the fulfillment of the Net Profit calculation. As of December 31, 2016, $57,094 has been paid.

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Off-Balance Sheet Arrangements

As of March 31, 2017 and December 31, 2016 , we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Basis of Accounting

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries, Investment Evolution Corporation and IEC SPV, LLC (collectively, the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements do not include any adjustments to reflect any possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities.

The principal conditions/events that raise substantial doubt of the company’s ability to meet its obligations are i) the Company has reported recurring losses and ii) the Company has not yet generated positive net cash flows from operations. However, the Company has increased its revenue resulting from an increased average loan balance in 2016 as compared to 2015, and management has evaluated the result of their plans for the next 12 months and as a result of the plans, the Company can meet all its obligations through March 2018, which has alleviated the substantial doubt. Management’s plans include a continued reduction of advertising costs to continue reducing loan originations and related loan processing costs. There is also a significant reduction in consulting and professional fees due to minimized efforts and strategy for raising capital over the next 12 months. In addition, significant core operating costs have been cut from the Company starting in 2016 including reducing the number of employees from 12 to 6 due to increased automation of loan origination processes and reducing the number of office leases from 4 to 1 as old leases expired. In addition, the CEO’s annual base consulting fee has been reduced to $1 per annum from January 1, 2017. Should the Company need, management will continue to reduce loan originations and now plans to utilize the cash flow from loan repayments for working capital needs. This will provide sufficient cash flow through at least March 2018. However, the Company intends, over the next 12 months, to seek additional capital via unsecured notes and/or preference shares to expand operations and the Company. Subsequent to year-end, the Board of Directors approved a stock repurchase program. Management has no intention to repurchase shares unless additional capital has been secured.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

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Loans Receivable and Interest Income

The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 91 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At December 31, 2016, 83 loans with a total balance of $367,098 were delinquent or in default. At December 31, 2015, 80 loans with a total balance of $389,431 were delinquent or in default.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies and industry index. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 91 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

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Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Earnings and Loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the 1-for-100 reverse split that occurred on June 17, 2015 and for the net 1-for-10 reverse split that occurred on October 27, 2016.

Fair Value of Financial Instruments

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Recently Issued or Newly Adopted Accounting Standards

In August 2014, the FASB issued FASB ASU2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. FASB ASU 2014-15 changes to the disclosure of uncertainties about an entity’s ability to continue as a going concern. These changes require an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that financial statements are issued. Substantial doubt is defined as an indication that it is probable that an entity will be unable to meet its obligations as they become due within one year after the date that financial statements are issued. If management has concluded that substantial doubt exists, then the following disclosures should be made in the financial statements: (i) principal conditions or events that raised the substantial doubt, (ii) management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, (iii) management’s plans that alleviated the initial substantial doubt or, if substantial doubt was not alleviated, management’s plans that are intended to at least mitigate the conditions or events that raise substantial doubt, and (iv) if the latter in (iii) is disclosed, an explicit statement that there is substantial doubt about the entity’s ability to continue as a going concern. These changes became effective for the Company for the 2016 annual period. Our adoption of these changes have no material impact on the consolidated financial statements.

In November 2015, the FASB issued ASU No 2015-17, Income Taxes (Topic 740). The amendments in ASU 2015-17 change the requirements for the classification of deferred taxes on the balance sheet. Currently, GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The pronouncement is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. Adoption of these changes have no material impact on the consolidated financial statements.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-01, Financial Instruments –Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The update intends to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information and addresses certain aspects of the recognition, measurement, presentation, and disclosure of financial instruments. The new standard affects all entities that hold financial assets or owe financial liabilities. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management is evaluating the impact of the adoption of these changes will have on the consolidated financial statements.

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DESCRIPTION OF BUSINESS

Business Overview

We provide unsecured online consumer loans under the brand name “Mr. Amazing Loans” via our website and online application portal at www.mramazingloans.com. We started our business and opened our first office in Las Vegas, Nevada in 2010. We currently offer $5,000 and $10,000 unsecured consumer loans that mature in five years. We are currently licensed and originating direct consumer loans in 19 states – Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia. We provide loans to residents of these states through our online application portal, with all loans originated, processed and serviced out of our centralized Las Vegas head office, which eliminates the need for physical offices in all of these states.

Our strategy is to address the market needs of underbanked consumers that tend to be ignored by mainstream institutional credit providers such as banks and credit unions, and charged excessive fees and interest by fringe lenders such as payday lenders. In the current global environment, we believe there is a substantial need and opportunity for the small personal loans we offer.

All of our personal loans are offered at prevailing statutory rates with fixed affordable repayments and no prepayment penalties. We conduct full underwriting on all applications including credit checks and review of bank statements to ensure customers have capacity to repay their loans, and have designed our loans to help customers reach a stronger financial position.

We have a history of reporting recurring losses and have not generated positive net cash flows from operations. For the years ended December 31, 2016 and 2015, we generated revenue of $2,135,046 and $1,835,165, respectively, and had net losses of $4,728,869 and $5,698,198, respectively. For the three months ended March 31, 2017 and 2016, we generated revenue of $467,383 and $524,972, respectively, and had net losses of $503,939 and $956,679, respectively.

We were organized as a Florida corporation on January 21, 1999, originally under the name Interact Technologies, Inc. In February 2013, we changed our name to IEG Holdings Corporation. We have two wholly-owned subsidiaries, IEC, our U.S. operating entity that holds all of our state licenses, leases, employee contracts and other operating and administrative assets, and IEC SPV, a bankruptcy remote special purpose entity that holds our U.S. loan receivables.

Market

We operate in the consumer finance industry serving the large and growing population of consumers who have limited access to credit from banks, credit card companies and other lenders. According to the Federal Deposit Insurance Corporation, 7.7% (1 in 13) of households in the United States were unbanked in 2013. This proportion represented nearly 9.6 million households. According to the Center for Financial Services December 2015 report, the rapid rise of short term credit, which grew 37% from 2012 to 2014, while single payment credit grew only 0.1% over the same period, is starkly apparent. With anticipated regulatory changes likely to alter the feasibility of offering loans due in one lump sum, many companies are investing more heavily in installment-based credit products, while new players are seeking to upend the economics of small-dollar loans through online channels and alternative underwriting. The strong marketing and new account approval rates of subprime credit cards have also provided consumers with increased access to funds available on a short-term basis. Together, these shifts in the consumer lending industry suggest that total revenue for short term credit products, sized at $29 billion in 2014, will soon outpace that of single payment credit products, sized at $38 billion for the same year. In fact, short term credit products already generate nearly twice as much annual revenue as single payment credit products.

Installment lending to non-prime consumers is one of the most highly fragmented sectors of the consumer finance industry. We are a state-licensed Internet-based personal loan company serving in the consumer installment lending industry. Our online lending platform provides the distribution network to efficiently address this growing market of consumers without the significant costs and overhead associated with an extensive branch network. We believe we are well positioned to capitalize on the significant growth and expansion opportunity created by the continued shift of consumers to online services, such as online banking and in our case online personal loans.

We are currently licensed and providing loans online to residents of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia, with plans to continue to expand across the United States by acquiring additional state lending licenses. The following is a breakdown of our cumulative loan origination amounts in each licensed state for our current active loan portfolio as at December 31, 2016 :

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State	Origination Volume ($)	Current Principal ($)	Number of Loans
Alabama	115,000	89,203	18
Arizona	807,000	307,766	99
California	995,000	779,210	163
Florida	2,260,000	1,073,758	278
Georgia	1,433,023	800,394	177
Illinois	1,761,000	936,025	212
Kentucky	15,000	14,426	3
Louisiana	15,000	12,839	3
Maryland (1)	0	0	0
Missouri	413,000	254,103	59
Nevada	1,708,000	663,594	175
New Jersey	1,607,000	843,708	196
New Mexico	35,000	27,056	6
Ohio (2)	0	0	0
Oregon	290,000	163,429	37
Pennsylvania	810,000	562,074	117
Texas	740,000	347,539	91
Utah	75,000	49,829	11
Virginia	1,030,000	599,398	137

(1)	Maryland was added as a licensed state in October 2016.
(2)	Ohio was added as a licensed state in December 2016.

Business Strategy

Our business strategy is to lower the cost of providing consumer loans by leveraging our online lending platform and distribution network, while continuing to obtain additional state licenses to enable further loan book growth and portfolio diversification. Our strategy includes a number of key elements:

●	State-Licensed Model: Our state-licensed business model is a key element of our business strategy. We are currently licensed in Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia and plan to continue expanding across the United States by acquiring additional state lending licenses.

●	Online Distribution: We launched online lending in March 2013 and commenced online advertising in July 2013. Upon fulfillment of state regulatory requirements, we received approval from regulators in Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia to operate solely online in these states. This allows us to fully service all 19 states from our centralized Las Vegas headquarters, which we believe is a key competitive advantage over brick and mortar lenders.

●	Cost-Effective Customer Acquisition: Our customer acquisition costs have been reduced since we launched online lending and marketing.

●	Continue to Grow Loan Book: Total cumulative loan originations as of March 31, 2017 have increased 157% to $14,249,023 since our January 1, 2015 total of $5,549,023. This growth in lending is attributable to launching online lending and joint venturing with a number of new marketing partners, however, such past growth is not necessarily indicative or predictive of our future results of operation.

●	Strategic Acquisitions: We have reviewed, and continue to review, opportunities to expand our business through acquisition or merger in the consumer finance sector. We are pursuing opportunities that provide synergies with our existing business and specifically target potential acquisitions that are significantly accretive to net asset value and/or provide significant revenue growth opportunities via a minority or majority shareholding.

Competitive Strengths

We believe our competitive strengths are:

●	Large Market and Scope for Growth: Large personal and payday loan market in the United States presents opportunity for significant growth and expansion.

●	Regulation: We are materially compliant with state lending licenses in Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia, and are well positioned for current and future regulatory changes due to ongoing compliance and conservative business model.

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●	Customer Proposition: Our unsecured $5,000 and $10,000 installment loans are all offered over five years and feature affordable weekly repayments. Rates range from 19.9% - 29.9% APR which make us a low cost alternative to payday loans which have an average APR of over 400%.

●

Online Distribution: Special approval has been granted by the Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah and Virginia regulators to operate our business without a physical office location in each state. As a result, we have closed offices in Arizona, Illinois and Florida and moved to full online loan distribution, enabling us to offer loans to residents in all 19 of our licensed states from our Las Vegas headquarters.

●

Customer Acquisition: We launched online advertising in July 2013 with positive results from search engine cost per click advertising and online lead generation. In addition, we engaged a number of new marketing partners in 2014, 2015 and 2016 , including online lead generators and direct mail. All of these avenues provide opportunities for strong growth at low customer acquisition costs.

●	Barriers to Entry: We believe that state licensure acts as a barrier to entry into our segment of the consumer loan market. We are strongly positioned with approval to operate under 19 state licenses from one centralized head office.

Products

We currently provide $5,000 and $10,000 online consumer loans unsecured over a five-year term with rates ranging from 19.9% to 29.9% annual percentage rate. Our current loan portfolio also includes loans remaining from our previous product offerings which were $2,000 to $10,000 loans unsecured over a three- to five-year term at 18.0% to 29.9%.

Our personal loan products are fully amortizing, fixed rate, unsecured installment loans and all loans are offered at prevailing statutory rates, with our standard loan product being a 29.9% interest rate and annual percentage rate, fully amortizing, five-year unsecured personal loan. The variations from this standard loan product in certain states is due to individual state requirements and to comply with our state lending licenses; for example, Florida requires a blended rate which caps the maximum rate on a $5,000 loan at 24%.

The following is a breakdown of loan terms and interest rates for each currently licensed state:

State	IEG Holdings’ APR for $5,000 Loans	Maximum Permitted Rate for $5,000 Loans		IEG Holdings’ APR for $10,000 Loans	Maximum Permitted Rate for $10,000 Loans
Alabama	29.90%	36.00	%(1)	29.90%	36.00	%(1)
Arizona	24.90%	24.90%		23.90%	23.90%
California	29.90%	36.00%		29.90%	36.00%
Florida	23.90%	24.00%		19.90%	21.00%
Georgia	29.90%	30.00%		29.90%	30.00%
Illinois	29.90%	36.00%		29.90%	36.00%
Kentucky	29.90%	30.00%		29.90%	30.00%
Louisiana	28.90%	28.90%		25.50%	25.50%
Maryland	24.00%	24.00%		24.00%	24.00%
Missouri	29.90%	30.00%		29.90%	29.90%
Nevada	29.90%	36.00	%(1)	29.90%	36.00	%(1)
New Jersey	29.90%	30.00%		29.90%	30.00%
New Mexico	29.90%	36.00	%(1)	29.90%	36.00	%(1)
Ohio	25.00%	25.00%		— (2)	—	(2)
Oregon	29.90%	36.00%		29.90%	36.00%
Pennsylvania	29.90%	30.00%		29.90%	30.00%
Texas	28.86%	28.86%		25.84%	25.84%
Utah	29.90%	36.00	%(1)	29.90%	36.00	%(1)
Virginia	29.90%	30.00%		29.90%	30.00%

(1)	There is no rate limit in this jurisdiction. However, in order to comply with the Servicemembers Civil Relief Act, the maximum APR is 36.0%.

(2)	We do not offer $10,000 loans in Ohio.

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The following is an illustrative profile of our personal loans:

Loan Product	-	$5,000 and $10,000 loans
	-	5 years
	-	28.9% average APR
	-	Fixed rate, fully amortizing
	-	No hidden or additional fees
	-	No prepayment penalties

Loan Purpose	Loans available for any purpose. Common uses include:

	-	Debt consolidation
	-	Medical expenses
	-	Home improvements
	-	Auto repairs
	-	Major purchase
	-	Discretionary spending

Average Borrower Demographic	-	600 - 750 credit score
	-	$40,000 - $100,000 income
	-	25 - 60 years old

We commenced originating personal loans online in July 2013. Prior to that, we provided loans to customers via our office network, which comprised one office in each state as required by state licensing regulations. Our online loan origination platform now means that a qualifying customer can obtain a loan from us without having to come into an office location. We have maintained our full underwriting processes, identity verifications and fraud checks to ensure that online customers are verified to the same degree that customers were when they obtained a loan in an office. We expect our website and application portal, www.mramazingloans.com, to be a key driver of customer conversions and loan book growth.

The following graphs depict our monthly loan origination values from January 2013 through March 201 7 and our yearly revenue for 2013 through 2016 :

The following table sets forth the minimum, maximum and average credit score, income and age of our current borrowers as of March 31, 2017 :

Average Borrower Demographic of Current Loan Portfolio as at March 31, 2017

Demographic	Minimum	Maximum	Average
Credit Score	559	889	667
Income	$24,000	750,000	67,008
Age	23	83	46

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Customer Acquisition

Since launching online lending in July 2013, our marketing efforts have been focused on online customer acquisition. We saw significant increases in loan applications and inquiries as a result of search engine advertising and commenced banner advertising, remarketing and search engine optimization in 2014. We commenced online video advertising in 2015. We have also engaged numerous online lead generators who provide personal loan leads on a daily basis with a combination of cost per funded loan and cost per application expense. We are continuing to develop relationships with additional lead generation partners to drive further growth. We also supplement our online marketing efforts with traditional direct mail advertising.

Additional Information Regarding Our Loan Portfolio

This section provides additional quantitative information and qualitative discussion related to our loan portfolio and related credit metrics and trends including key loan and credit metrics.

Loans Receivable Roll-Forward

The table below documents the activity in the loan receivable accounts for the period indicated. Specifically, it shows a roll-forward of our loans receivable balance, detail of new loan originations, principal reductions from cash collections and loan charge-offs. The data encompasses changes during the quarter ended March 31, 2017 compared to December 31, 2016 .

	New Loans	Principal Reductions	Loan Charge-Offs	Quarter-end Balance
Q1 2017 Activity
Balance 12-31-16 $7,587,349	$140,000	$482,391	$330,637	$6,914,321

New loan volume slowed in the quarter ended March 31, 2017 due to Company capital constraints and reduced advertising. The level of principal reductions from cash collections, combined with reduced new 2017 first quarter loan volumes (compared to 2016) and loan charge-offs, resulted in a reduction in the loans receivable balance to $6,914,321 as at March 31, 2017 compared to $7,587,349 at December 31, 2016.

The table below documents the activity in the loan receivable accounts for the periods indicated. Specifically, it shows a roll-forward of our loans receivable balance, detail of new loan originations, principal reductions from cash collections and loan charge-offs. The data encompasses changes during each quarter of 2016 and also changes during the full year 2016 compared to 2015.

	New Loans	Principal Reductions	Loan Charge-Offs	Quarter-end Balance
Q1 2016 Activity
Balance 12-31-15
$8,110,077	$535,000	$541,082	$441,956	$7,662,039
Q2 2016 Activity
Balance 3-31-16
$7,662,039	$1,785,000	$459,806	$220,725	$8,766,508
Q3 2016 Activity
Balance 6-30-16
$8,766,508	$375,000	$567,779	$320,239	$8,253,490
Q4 2016 Activity
Balance 9-30-16
$8,253,490	$425,000	$435,766	$655,375	$7,587,349

2016 Activity Summary
Bal 12-31-15
$8,110,077	$3,120,000	$2,004,433	$1,638,295	$7,587,349

New loan volume slowed in the second half of 2016 due to Company capital constraints and reduced advertising. The level of principal reductions from cash collections, combined with reduced new 2016 loan volumes (compared to 2015) and an increase in loan charge-offs, resulted in a reduction in the loans receivable balance to $7,587,349 as at December 31, 2016 compared to $8,110,077 at December 31, 2015.

The table below documents the activity in the loan receivable accounts for the periods indicated. Specifically, it shows a roll-forward of our loans receivable balance, detail of new loan originations, principal reductions from cash collections and loan charge-offs. The data encompasses changes during each quarter of 2015 and also changes during the full year 2015 compared to 2014.

	New Loans	Principal Reductions	Loan Charge-Offs	Quarter-end Balance
Q1 2015 Activity
Balance 12-31-14
$4,913,279	$859,586	$273,040	$91,223	$5,408,602
Q2 2015 Activity
Balance 3-31-15
$5,408,602	$2,670,296	$311,146	$161,601	$7,606,151
Q3 2015 Activity
Balance 6-30-15
$7,606,151	$741,969	$450,143	$202,793	$7,695,184
Q4 2015 Activity
Balance 9-30-15
$7,695,184	$1,110,000	$404,617	$290,490	$8,110,077

2015 Activity Summary
Bal 12-31-14
$4,913,279	$5,381,851	$1,438,946	$746,107	$8,110,077

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New loan volume increased during 2015 due to increased Company capital raising and increased advertising. The level of principal reductions from cash collections, combined with increased new 2015 loan volumes (compared to 2014) and loan charge-offs, resulted in substantial growth in loans receivable balance to $8,110,077 at December 31, 2015 compared to $4,913,279 at December 31, 2014.

Portfolio Yield

The following table shows, as of March 31, 2017, the aggregate loan principal outstanding and the average portfolio yield by state. In addition, to show indicative duration of the portfolio yield, the table shows the average loan amount, average current principal outstanding and the average years to maturity of the loans in each state.

State	Total Current Principal ($)	Average Yield (%)	Average Loan Amount ($)	Average Current Principal ($)	Average Years to Maturity

Alabama	81,981	29.90	5,294	4,822	4.1
Arizona	341,567	24.72	5,221	3,595	2.9
California	724,531	29.90	5,226	4,674	4.0
Florida	950,434	23.41	5,172	3,684	2.9
Georgia	723,116	29.90	5,374	4,356	3.4
Illinois	876,291	29.90	5,304	4,296	3.5
Kentucky	14,049	29.90	5,000	4,683	4.3
Louisiana	12,602	28.90	5,000	4,201	3.8
Missouri	235,409	29.90	5,107	4,204	3.5
Nevada	592,853	29.87	4,981	3,729	3.3
New Jersey	804,910	29.90	5,380	4,304	3.4
New Mexico	31,543	29.90	5,833	5,257	3.9
Oregon	162,868	29.90	5,000	4,286	3.7
Pennsylvania	497,820	29.90	5,321	4,567	3.7
Texas	278,228	18.00	4,733	3,375	3.1
Utah	48,540	29.90	5,000	4,413	3.8
Virginia	537,580	29.89	5,440	4,267	3.3

We undertook an advertising strategy during the first quarter of 2017 that focused on refinancing customers in the states with an average yield of 29.9% only to maximize our portfolio yield while we were capital constrained. The advertising strategy resulted in an increase in the average portfolio yield in 2017 compared to 2016.

The following table shows, as of December 31, 2016, the aggregate loan principal outstanding and the average portfolio yield by state. In addition, to show indicative duration of the portfolio yield, the table shows the average loan amount, average current principal outstanding and the average years to maturity of the loans in each state.

State	Total Current Principal ($)	Average Yield (%)	Average Loan Amount ($)	Average Current Principal ($)	Average Years to Maturity

Alabama	89,203	29.90	5,278	4,956	4.3
Arizona	370,766	24.90	5,152	3,745	2.8
California	779,210	29.90	5,215	4,780	4.2
Florida	1,073,758	23.93	5,162	3,863	3.1
Georgia	800,394	29.90	5,379	4,522	3.6
Illinois	936,025	29.90	5,260	4,415	3.6
Kentucky	14,426	29.90	5,000	4,809	4.5
Louisiana	12,839	28.90	5,000	4,280	4.0
Maryland (1)	0
Missouri	254,103	29.90	5,068	4,307	3.6
Nevada	663,594	29.90	4,932	3,770	3.2
New Jersey	843,708	29.90	5,240	4,305	3.4
New Mexico	27,056	29.90	5,000	4,509	3.9
Ohio (2)	0
Oregon	163,429	29.90	5,000	4,417	3.9
Pennsylvania	562,074	29.90	5,427	4,804	3.9
Texas	347,538	17.80	4,820	3,764	3.4
Utah	49,829	29.90	5,000	4,530	4.0
Virginia	599,398	29.89	5,339	4,375	3.5

(1)     Maryland was added as a licensed state in October 2016.

(2)      Ohio was added as a licensed state in December 2016.

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We undertook an advertising strategy during 2016 that focused on seeking new customers in the states with an average yield of 29.9% only to maximize our portfolio yield while we were capital constrained. The advertising strategy resulted in an increase in the average portfolio yield in 2016 compared to 2015.

The following table shows, as of December 31, 2015, the aggregate loan principal outstanding and the average portfolio yield by state. In addition, to show indicative duration of the portfolio yield, the table shows the average loan amount, average current principal outstanding and the average years to maturity of the loans in each state.

State	Total Current Principal ($)	Average Yield (%)	Average Loan Amount ($)	Average Current Principal ($)	Average Years to Maturity

Alabama	34,664	29.90	5,000	4,952	4.9
Arizona	499,489	24.73	5,025	4,233	3.5
California	364,130	29.90	5,000	4,921	4.8
Florida	1,456,854	23.38	4,994	4,362	3.9
Georgia	821,007	29.90	5,162	4,746	4.2
Illinois	881,292	29.90	5,078	4,590	4.0
Louisiana	9,895	28.90	5,000	4,947	4.9
Missouri	238,474	29.90	5,200	4,769	4.2
Nevada	794,213	29.90	4,881	4,115	3.7
New Jersey	982,578	29.90	5,368	4,817	4.1
New Mexico	19,459	29.90	5,000	4,865	4.7
Oregon	176,190	29.90	5,000	4,762	4.5
Pennsylvania	489,623	29.90	5,365	5,100	4.5
Texas	669,710	17.86	5,591	5,273	4.4
Utah	38,624	29.90	5,000	4,828	4.6
Virginia	633,874	29.89	5,336	4,839	4.1

The average portfolio yield increased in 2015 compared to 2014 due to increased lending in newly licensed, higher yielding (29.9%) states.

Customer Acquisition Costs

Since launching online lending in 2013, our marketing efforts have been focused on online customer acquisition. We saw significant increases in loan applications and inquiries as a result of search engine advertising and commenced banner advertising, remarketing and search engine optimization in 2014. We commenced online video advertising in 2015. We have also engaged numerous online lead generators who provide personal loan leads on a daily basis with a combination of cost per funded loan and cost per application expense. We are continuing to develop relationships with additional lead generation partners to drive further growth. We also supplement our online marketing efforts with traditional direct mail advertising.

The following table shows the level of advertising cost versus the level of loan volume in 2015, 2016 and the first quarter of 2017 as both a dollar amount and as a percentage of loan volume for the relevant year. The advertising cost represents both general advertising/brand awareness costs as well as direct fees paid to lead generators and direct mail costs. Although it potentially overstates the direct cost of customer acquisition in a particular year it provides a guide to the general cost and trends in customer acquisition costs. In addition, the customer cost of acquisition is upfront, whereas the revenue from the customer is typically realized 5 years later and for repeat customers, even later.

Origination Year	Loan Volume	Advertising Cost	Cost of Acquisition
2015	$5,381,851	$950,905	18.0%
2016	$3,120,000	$373,350	12.0%

First Quarter of 2017	$140,000	$880	0.6%

Due to the more efficient use of our advertising budget combined with more refined lead sources, there was a significant drop in the cost of customer acquisition from 18.0% for 2015 to 12.0% for 2016. Advertising expenses as a percentage of new loans funded continued to decline for the quarter ended March 31, 2017 to 0.6%, compared to 8.94% for the quarter ended March 31, 2016. The sharp fall in the cost of customer acquisition for the first quarter of 2017 was predominantly due to a focus on refinancing existing customers rather than seeking new customers.

Gross Charge-off Ratio and Recovery Ratio

The credit quality of our loans is driven by our underwriting criteria, which takes into account income, money management, credit history, employment history and willingness and capacity to repay the proposed loan. The profitability of our loan portfolio is directly connected to net credit losses; therefore, we closely analyze credit performance. We also monitor recovery rates because of their contribution to the reduction in the severity of our charge-offs. Additionally, because delinquencies are an early indicator of future net credit losses, we analyze delinquency trends, adjusting for seasonality, to determine whether or not our loans are performing in line with our original estimates. Because loan volume and portfolio size determine the magnitude of the impact of each of the above factors on our earnings, we also closely monitor origination volume and annual percentage rate.

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The table below sets forth information regarding the gross charge-off ratio and the recovery ratio in both dollar amounts and in terms of a ratio versus outstanding loans receivable balance. The data is presented for each quarter in 2015 and 2016, for each of the full years for 2015 and 2016, and for the first quarter of 2017.

	Loans Receivable	Average Balance ($)	Charge-Offs ($)	Ratio (%)	Average Balance ($)	Charge-Offs ($)	Ratio (%)	Recovery ($)	Recovery (%)
Date	Balance ($)	Quarterly	Quarterly	Quarterly	Annual	Annual	Annual	Annual	Annual
12-31-14	4,913,279
3-31-15	5,408,602	5,160,940	91,223	1.77
6-30-15	7,606,151	6,507,377	161,601	2.48
9-30-15	7,695,184	7,650,668	202,793	2.65
12-31-15	8,110,077	7,902,631	290,490	3.68	6,511,678	746,107	11.46	2,822	0.38
3-31-16	7,662,039	7,886,058	441,956	5.60
6-30-16	8,766,508	8,214,273	220,725	2.69
9-30-16	8,253,490	8,509,999	320,239	3.76
12-31-16	7,587,349	7,920,419	655,375	8.27	7,848,713	1,638,295	20.87	27,149	1.66
03-31-17	6,914,32	7,250,835	330,637	4.56	-	-	-	-	-

We saw a significant increase in charge-offs in 2016 versus 2015 as we saw an increasing trend in customer hardship and more customers utilizing external debt management services. While our charge-off policy has not changed, we did deploy more internal resources to identify the probability of losses given the current economy, the customers’ ability to repay, responsiveness to work out plans and collection reports. Through this more concerted internal approach, 2016’s charge-offs increased as a percentage of the portfolio, compared to the results of 2015. We significantly increased our level of loss recoveries in both dollar amount and percentage of loans receivable balance due to more internal resources being allocated to the task, combined with a larger pool of losses to recover funds from. The level of charge-offs decreased in the first quarter of 2017 compared to the first quarter of 2016, as we focused on refinancing existing customers with a solid track record of repayment rather than seeking new customers and also increased our focus on internal collections.

Delinquency Ratio

The tables below set forth, for the period indicated, information concerning the delinquency ratio measured in buckets of days delinquent in both dollar amounts and also as a percentage of total principal.

Delinquency Summary
Total Principal 2017	1-30 Days Principal	1-30 Days Percentage	31-60 Days Principal	31-60 Days Percentage	61-90 Days Principal	61-90 Days Percentage	91-120 Days Principal	91-120 Days Percentage	Over 120 Days Principal	Over 120 Days Percentage	Delinquent Principal	Delinquent Percentage

$6,914,321	$489,625	7.09	$226,613	3.28	$203,299	2. 94	$132,467	1.92	$321,985	4.66	$884,364	12.80
(1674 Loans)	(119 Loans)		(54 Loans)		(45 Loans)		(28 Loans)		(75 Loans)		(202 Loans)

At March 31, 2017, we had 103 loans delinquent or in default (defined as 91+ days past due), representing 6.58% of the number of loans in our active portfolio. Loans become eligible for the lender to take legal action at 60 days past due. At March 31, 2017, our delinquency percentage rate for past due loans was 12.80% (31+ days) with an allowance for loan loss at 16.00%. There was an increase in the delinquency ratio from December 31, 2016 to March 31, 2017 due to an increasing trend in customer hardship, combined with a fall in loans receivables principal outstanding.

Delinquency Summary
Total Principal 2016	1-30 Days Principal	1-30 Days Percentage	31-60 Days Principal	31-60 Days Percentage	61-90 Days Principal	61-90 Days Percentage	91-120 Days Principal	91-120 Days Percentage	Over 120 Days Principal	Over 120 Days Percentage	Delinquent Principal	Delinquent Percentage

$7,587,349	$669,570	8.83	$257,299	3.39	$163,590	2.16	$210,790	2.78	$156,308	2.06	$787,987	10.39
(1782 Loans)	(156 Loans)		(58 Loans)		(40 Loans)		(48 Loans)		(35 Loans)		(181 Loans)

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At December 31, 2016, we had 83 loans delinquent or in default (defined as 91+ days past due), representing 4.84% of the number of loans in our active portfolio. Loans become eligible for the lender to take legal action at 60 days past due. At December 31, 2016, our delinquency percentage rate for past due loans was 10.39% (31+ days) with an allowance for loan loss at 16.00%. There was an increase in the delinquency ratio from December 31, 2015 to December 31, 2016 due to an increasing trend in customer hardship, combined with a fall in loans receivables principal outstanding.

Delinquency Summary
Total Principal 2015	1-30 Days Principal	1-30 Days Percentage	31-60 Days Principal	31-60 Days Percentage	61-90 Days Principal	61-90 Days Percentage	91-120 Days Principal	91-120 Days Percentage	Over 120 Days Principal	Over 120 Days Percentage	Delinquent Principal	Delinquent Percentage

$8,110,077	$427,975	5.28	$157,316	1.94	$153,623	1.90	$95,288	1.18	$294,143	3.63	$707,370	8.72
(1748 Loans)	(95 Loans)		(35 Loans)		(31 Loans)		(22 Loans)		(58 Loans)		(146 Loans)

At December 31, 2015, we had 80 loans delinquent or in default (defined as 91+ days past due), representing 4.81% of the number of loans in our active portfolio. Loans become eligible for the lender to take legal action at 60 days past due. At December 31, 2015, our delinquency percentage rate for past due loans was 8.72% (31+ days) with an allowance for loan loss at 12.15%.

Allowance for Credit Losses Ratio

Management exercises its judgment, based on quantitative analyses, qualitative factors, such as recent delinquency and other credit trends, and experience in the consumer finance industry, when determining the amount of the allowance for loan receivable losses. We adjust the amounts for management's estimate of the effects of events and conditions such as changes to underwriting criteria, portfolio seasoning, and current economic conditions, including levels of unemployment, and personal bankruptcies.

The allowance for credit losses ratio (reserve level) was increased from 12.15% for 2015 to 16.00% for 2016. The allowance for credit losses ratio remained steady at 16.00% for the first quarter of 2017. The net loan balance decreased from $7,124,702 at December 31, 2015 to $6,374,908 at December 31, 2016. The net loan balance decreased from $6,374,908 at December 31, 2016 to $5,808,029 at March 31, 2017. The net loan balance at the current reserve level of 16.00% is $5,808,029 as at March 31, 2017.

There was a slight improvement in lending policies and procedures, including changes in underwriting standards and collection, charge-off, and recovery practices not considered elsewhere in estimating credit losses in 2016 compared to 2015. There were no material changes in international, national, regional, and local economic and business conditions and developments in 2016 that affected the collectability of the portfolio, including the condition of various market segments other than increased customer hardship. There was no significant change in the nature of the loan portfolio and was a small increase in the average size of the loan portfolio. There were no changes in the experience, ability, and depth of lending management and other relevant staff in 2016. There was an increase in the volume and severity of past due loans and the volume of non-accrual loans due to customer hardship. Management pursued a more conservative level of allowance for credit losses in 2016 to account for this customer hardship. Improvements were made to the quality of our loan review system in 2016 with further automation of reject applications. There was no significant effect of other external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in our loan portfolio.

There was no change in lending policies and procedures, including changes in underwriting standards and collection, charge-off, and recovery practices not considered elsewhere in estimating credit losses in the first quarter of 2017 compared to the year ended December 31, 2016. There were no material changes in international, national, regional, and local economic and business conditions and developments in the first quarter of 2017 compared to the year ended December 31, 2016 that affected the collectability of the portfolio, including the condition of various market segments other than increased customer hardship. During the first quarter of 2017, there was no significant change in the nature of the loan portfolio and was a small decrease in the average size of the loan portfolio. There were no changes in the experience, ability, and depth of lending management and other relevant staff in the quarter ended March 31, 2017. There was an increase in the volume and severity of past due loans and the volume of non-accrual loans due to customer hardship for the quarter ended March 31, 2017, as compared to the year ended December 31, 2016. Management pursued the same conservative level of allowance for credit losses in the first quarter of 2017 as in 2016 to account for this customer hardship. No changes were made to the quality of our loan review system in the first quarter of 2017. There was no significant effect of other external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in our loan portfolio in the quarter ended March 31, 2017.

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Contractual Loan Maturity

The following table shows, as of March 31, 2017 , the aggregate principal amount of loans by maturity date.

Principal Maturing	Current Principal	Maturing
Within 1 year	$6,101	0.09%
Within 2 years	$107,642	1.56%
Within 3 years	$1,841,193	26.63%
Within 4 years	$2,704,119	39.11%
Within 5 years	$2,255,266	32.62%
TOTAL	$6,914,321

The following table shows, as of December 31, 2016, the aggregate principal amount of loans by maturity date.

Principal Maturing	Current Principal	Maturing
Within 1 year	$8,356	0.11%
Within 2 years	$101,140	1.33%
Within 3 years	$1,685,971	22.22%
Within 4 years	$3,131,799	41.28%
Within 5 years	$2,660,083	35.06%
TOTAL	$7,587,349

The following table shows, as of December 31, 2015, the aggregate principal amount of loans by maturity date.

Principal Maturing	Current Principal	Maturing
Within 1 year	$2,691	0.03%
Within 2 years	$29,312	0.36%
Within 3 years	$186,922	2.30%
Within 4 years	$3,020,554	37.24%
Within 5 years	$4,870,598	60.06%
TOTAL	$8,110,077

All loans are written with a fixed 5-year term (closed end) with no exceptions, providing an affordable repayment either weekly or monthly. However, loans can be repaid early without any penalty. As the tables above show , the Company has a substantial long duration loan book with over 90% of current loans maturing in more than two years’ time and the majority mature in the 3 to 4 year range, which is expected to continue in the future.

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Loan Underwriting

Applicants apply online providing income, employment and banking information in the pre-approval process. The pre-approval process utilizes a soft credit pull, electronic review of 60-90 day banking history and if the applicant successfully meets the minimum pre-approval criteria they are invited to proceed. Upon accepting the conditional pre-approval, the applicant authorizes a full credit report from Experian and verification of employment. Applicants are provided disclosures and privacy statements during this process.

Once the application has been transmitted, a full credit report is obtained and the automated preliminary underwriting is completed based on stated income and expense data obtained from the credit report. The automated preliminary underwriting includes, but is not limited to, credit score, number of credit inquiries, outstanding unpaid collections, length of credit history, length of employment, debt to income ratio and internet protocol, or “IP,” address to verify location of applicant.

The second step in the underwriting process for those applicants that are conditionally approved based on stated income, credit score, number of credit inquires, outstanding unpaid collections, length of credit history and length of employments, debt to income ratio, IP address, is to validate the actual income (current pay invoices and prior year W-2) and a review of the 60-90 day read-only statements from the applicant’s primary bank for satisfactory money management. During this process the pay invoices are reviewed for garnishments, hardship loans and other legal liens allowed on wages. Bank statements are transmitted electronically directly to underwriting to ensure the integrity of the information. This process allows the underwriter to review the money management of every applicant and to assess the ability to take on additional expense. It also provides the underwriter with additional debt not found on traditional credit reports such as payday loans, title loans and IRS payments that could affect the ability of the applicant to assume additional debt. If all conditions are met as it relates to money management, maximum debt to income, minimum length of employment, and satisfactory credit history the underwriter recommends final approval and request to draw documents.

The final step in the underwriting process is to present the completed file to the Chief Credit Officer for final approval and order to draw documents. The file is then reviewed for any exceptions to policy, compliance with the underwriting policies and to ensure the loan system is reflective of what has been presented by the underwriter. The applicant is then approved for a $5,000 or $10,000 loan based on income, ability to repay and credit strength. Rate and loan terms are fixed (fixed rate and fixed term can vary based on regulatory state maximums) as we do not utilize risk based variable pricing models eliminating the risk of discrimination and other compliance related issues.

The closing process is completed by contacting the applicant, communicating the lending decision and reviewing loan terms and conditions. Upon acceptance an identity check using Experian’s Precise Identity Screening is completed and if successful loan documents are emailed for electronic signature, and returned to us for final verifications, document review and funding.

Servicing

All of our loan servicing is handled in our centralized Las Vegas head office. All servicing and collection activity is conducted and documented using an industry standard loan service software system which handles and records all records and transactions of loan originations, loan servicing, collections and reporting.

Our primary third-party servicing arrangement is with CyberRidge, LLC, a company that licenses its consumer loan software to us. We use this software for our loan management system. We have a servicing agreement with CyberRidge, LLC which renews automatically unless either party notifies the other, at least 60 days prior to the end of the renewal term. We believe the risk of termination is low as we are a paying customer of CyberRidge, LLC and have maintained a positive working relationship since 2012. In the unlikely event that the agreement was terminated, we believe 60 days’ notice would be sufficient to find a suitable replacement with minimal disruption to our business.

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Portfolio Ledger Stratification as at March 31, 2017

	Current Unpaid Principal Balance	%
0 - 30 days	$6,029,957	87.21%
31 - 60 days	226,613	3.28%
61 - 90 days	203,299	2.94%
91 - 120 days	132,467	1.92%
121 - 184 days	321,985	4.66%
Total	$6,914,321	100%

At March 31, 2017, we also had 103 loans delinquent or in default (defined as 91+ days past due) representing 6.58% of the number of loans in our active portfolio. Loans become eligible for lender to take legal action at 60 days past due.

Regulation

Consumer loans in the United States are regulated at both the federal and state level. National oversight is provided by the Federal Trade Commission, which enforces the following credit laws that protect consumers’ rights to get, use and maintain credit:

●	The Truth in Lending Act promotes the informed use of consumer credit, by requiring disclosures about its terms and cost to standardize the manner in which costs associated with borrowing are calculated and disclosed.

●	The Fair Credit Reporting Act promotes the accuracy and privacy of information in the files of the nation’s credit reporting companies. If a company denies an application, under the Fair Credit Reporting Act consumers have the right to the name and address of the credit reporting company they contacted, provided the denial was based on information given by the credit reporting company.

●	The Equal Opportunity Credit Act prohibits credit discrimination on the basis of sex, race, marital status, religion, national origin, age, or receipt of public assistance. Creditors may ask for this information (except religion) in certain situations, but they may not use it to discriminate against consumers when deciding whether to grant you credit.

●	The Fair Credit Billing Act and Electronic Fund Transfer Act establish procedures for resolving mistakes on credit billing and electronic fund transfer account statements.

●	The Fair Debt Collection Practices Act (the “FDCPA”) applies to personal, family, and household debts. The FDCPA prohibits debt collectors from engaging in unfair, deceptive, or abusive practices while collecting these debts.

In addition, the CFPB, a federal oversight body organized in connection with the Dodd-Frank Act has broad authority over our business. The CFPB is a new agency which commenced operations in 2011, and there continues to be uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business or that of our issuing banks. The CFPB has the authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine financial institutions for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the loan products we facilitate. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

We are subject to the CFPB’s jurisdiction, including its enforcement authority, as a servicer and acquirer of consumer credit. The CFPB may request reports concerning our organization, business conduct, markets and activities. The CFPB may also conduct on-site examinations of our business on a periodic basis if the CFPB were to determine, through its complaint system, that we were engaging in activities that pose risks to consumers.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our businesses and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected loan products and services, making them less attractive and restricting our ability to offer them.

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Consumer loans are also regulated at the state level, and the regulatory requirements vary between states. We are licensed in the following states:

●	Alabama (Consumer Credit License, No. MC 22125, which commenced on August 13, 2015)

●	Arizona (Consumer Lender License, No. CL0918180, which commenced on May 20, 2011)

●	California (Finance Lender License, No. 60 DBO 35873, which commenced on July 7, 2015)

●	Florida (Consumer Finance Company License, No. CF9900865, which commenced on August 29, 2011)

●	Georgia (Certificate of Authority, No. 14021183, which commenced on March 4, 2014)

●	Illinois (Consumer Installment Loan License, No. CI3095, which commenced on April 13, 2011)

●	Kentucky (Consumer Finance License, No. CL327249, which commenced on December 17, 2015)

●	Louisiana (License No. 1226052-980840, which was issued on October 2, 2015)

●	Maryland (License No. 2307, which commenced on October 25, 2016)

●	Missouri (Consumer Installment Loan License, No. ###-##-####, which commenced on April 7, 2014)

●	Nevada (Installment Loan License, No. II22748, which commenced on June 15, 2010)

●	New Jersey (Consumer Lender License, No. L066960, which commenced on April 24, 2014)

●	New Mexico (Certificate of Authority, No. 5012554, which commenced on January 29, 2015)

●	Ohio (License No. SL 400243, which commenced on December 21, 2016)

●	Oregon (Consumer Finance License, No. 0407-001-C, which commenced on January 8, 2015)

●	Pennsylvania (Consumer Lender License, No. 49269, which commenced on December 23, 2014)

●	Texas (Regulated Lender License, No. 1400031843-150319, which commenced on November 14, 2014)

●	Utah (Consumer Lender License which commenced on February 5, 2015)

●	Virginia (Certificate of Authority, No. CIS0368, which commenced on March 5, 2014)

State licensing statutes impose a variety of requirements and restrictions on us, including:

●	record-keeping requirements;

●	restrictions on servicing practices, including limits on finance charges and fees;

●	disclosure requirements;

●	examination requirements;

●	surety bond and minimum net worth requirements;

●	financial reporting requirements;

●	notification requirements for changes in principal officers, stock ownership or corporate control;

●	restrictions on advertising; and

●	review requirements for loan forms.

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The statutes also subject us to the supervisory and examination authority of state regulators in certain cases.

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Competition

We operate in a highly competitive environment. Several personal consumer loan companies operate in the United States. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies,

●	peer-to-peer lending companies, such as Lending Club and Prosper,

●	online personal loan companies, such as Avant,

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending, and

●	payday lenders, tribal lenders and other online consumer loan companies.

We believe we compete based on affordable repayment terms, favorable interest rates and low overhead due to on-line distribution. We believe that in the future we will face increased competition from these companies as we expand our operations. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than us. No assurance can be given that increased competition will not have an adverse effect on our company.

Office Location

Our executive office, which also serves as our centralized operational headquarters and Nevada branch, is located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, Nevada 89103. This facility occupies a total of approximately 2,125 square feet under a lease that expires in September 2017. Our annual rental cost for this facility is approximately $56,313, plus a proportionate share of operating expenses of approximately $12,112 annually. We believe this facility is adequate for our current and near term future needs due to our online strategy and our ability to operate 7 days a week with unrestricted hours of operation from this location.

Employees

As of March 31, 2017 , we had five full-time employees and one part-time employee.  None of our employees is represented by a union. We consider our relations with our employees to be good.

Corporate History

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. IEC, our wholly owned subsidiary, commenced operations in 2010 and in February 2013, we changed our name to IEG Holdings Corporation.

In 2005, Mr. Mathieson, our Chief Executive Officer and sole directo r, founded IEG in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via IEGC in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. In 2012 following an extensive cost/benefit analysis, IEG’s management made a strategic decision to focus on its U.S. operations and cease its Australian operations. Management concluded that it should cease Australian operations due to the following:

●	a lack of funding opportunities for non-U.S. loan receivables,

●	the difficulties of operating in the Australian time zone compared to the Las Vegas time zone of its principal executive offices,

●	the Australian requirement to maintain a specific Australian lending license for Australian operations or to utilize expensive outsourcing for licensing,

●	the small size of the Australian consumer finance market as compared to the U.S. market (approximately 1/100th of the size),

●	the lack of automation opportunities in Australia due to the absence of instant access to FICO credit score information and other significant data only available for U.S. residents,

●	the significant extra cost and time requirements to provide audited accounts for any non-Australian operations,

●	significantly different/expensive website and documentation requirements for Australia, and

●	the perceived reticence of U.S. investors to invest in Australian operations (mainly due to an unwillingness to travel to Australia for due diligence purposes).

Accordingly, IEG ceased doing business in Australia in 2012.

On January 28, 2013, IEGC entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole stockholder, IEG, and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 272,447 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015 and the net 1-for-10 reverse stock split that was effective on October 27, 2016). On February 14, 2013, we filed an amendment to our articles of incorporation, as amended, with the Secretary of State of Florida which had the effect of:

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●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $0.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

FINRA approved the amendment to our articles of incorporation, as amended, on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 272,447 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and IEG Holdings resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. IEG Holdings issued 90 shares of its common stock to the stockholders of IEG (IEG transferred its ownership in IEGC to its stockholders, which is why the shares were issued to the ultimate stockholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1.	After consummation of the transaction, the ultimate stockholders of IEGC own 99.1% of the outstanding shares of IEG Holdings;

2.	The board of directors of IEG Holdings immediately after the transaction is comprised exclusively of former directors of IEGC; and

3.	The operations of IEG Holdings immediately after the transaction are those of IEGC.

After completing the Stock Exchange Agreement and terminating all Australian operations via the sale of the remaining loan book, IEG entered into voluntary liquidation on June 25, 2014 . In August 2015, IEGC assigned all of its tangible and intangible assets to IEG Holdings and IEGC was dissolved.

On May 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The amendment was approved by FINRA, and became effective, on June 17, 2015. The articles of amendment effected (i) a 1-for-100 reverse stock split, and (ii) an increase in our authorized capital stock from 2,550,000,000 shares to 3,050,000,000 shares, of which 3,000,000,000 shares are common stock and 50,000,000 are preferred stock.

On September 10, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock, from 1,333/100,000 (0.01333) to 2,666/100,000 (0.02666) shares of common stock for each Series H preferred share, to account for the Company’s offering to existing stockholders of the Company commenced August 3, 2015.

On December 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock, from 2,666/100,000 (0.02666) to 5,332/100,000 (0.05332) shares of common stock for each Series H preferred share, to account for the Company’s offering to existing stockholders of the Company commenced December 1, 2015.

On January 8, 2016, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock, from 5,332/100,000 (0.05332) to 0.1 shares of common stock for each Series H preferred share, to account for the Company’s offering to existing stockholders of the Company commenced January 8, 2016.

On March 22, 2016, we filed articles of amendment to our amended and restated articles of incorporation, as amended. The amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock from 0.1 shares to 0.2 shares of common stock for each Series H preferred share, to account for our offering to existing stockholders commenced March 16, 2016.

Effective April 1, 2016, we amended our amended and restated articles of incorporation, as amended, in order to effect a 1-for-100 reverse stock split. No fractional shares were issued. Rather, we paid stockholders who would have received a fractional share an amount equal to the average closing price per share of our common stock on the OTCQB, averaged over the period of 30 consecutive calendar days ending on (and including) April 1, 2016. In addition, after the reverse stock split was effected on April 1, 2016, we amended our amended and restated articles of incorporation, as amended, to effect (i) a 100-for-1 forward stock split, and (ii) a reduction in the number of authorized shares of common stock from 3 billion to 200 million.

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On May 16, 2016, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of:

(i)	Reducing the dividend rate on our Series H preferred stock from 10% per annum to 8% per annum,

(ii)	Extending the date after which we may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016,

(iii)	Extending the date on which the holders of our Series H preferred stock may convert their shares into shares of our common stock from June 30, 2016 to December 31, 2016, and

(iv)	Removing the requirement to adjust the Series H preferred stock conversion ratio when we conduct a rights offering to our existing stockholders.

On October 12, 2016, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of:

(i)	Adjusting the conversion ratio of the Series H preferred stock, from two to 0.2 shares of common stock for each Series H preferred share, to account for Company’s reverse/forward split effective October 27, 2016, and

(ii)	Amending the redemption date of the Series H preferred stock from “[a]ny time after the December 31, 2016” to “[a]ny time after 6:00 p.m. Eastern time on December 31, 2016.”

Effective October 27, 2016, we effected a reverse stock split of our outstanding shares of common stock, at the ratio of 1-for-1,000. No fractional shares were issued. Rather, we paid stockholders who would have received a fractional share an amount equal to the average closing price per share of our common stock on the OTCQX, averaged over the period of 30 consecutive calendar days preceding the reverse stock split. Immediately following the completion of the reverse stock split, we effected a forward stock split of our common stock on a 100-for-1 share basis and a reduction of the number of authorized shares of common stock from 200,000,000 to 40,000,000.

Effective December 5, 2016, we increased our number of authorized shares of common stock from 40,000,000 to 300,000,000.

Recent Developments

Closed Tender Offer for Shares of OneMain Holdings, Inc. Common Stock

On June 16, 2017, we closed our tender offer to purchase shares of common stock of OneMain Holdings, Inc. (“OneMain”), with 151,994 OneMain shares of common stock acquired (valued at an aggregate of $3.6 million based on the closing price of shares of OneMain common stock of $23.38 on June 15, 2017) in exchange for 3,039,880 shares of our common stock.

Amendment of Series H Preferred Stock

On June 20, 2017, we filed articles of amendment (the “Amendment”) to our amended and restated articles of incorporation, as amended. The Amendment has the effect of revising the terms of the Series H preferred stock to:

(1)	remove rights to receive dividends on our Series H preferred stock;

(2)	increase the conversion ratio of the Series H preferred stock from 0.2 shares of Common Stock per share of Series H preferred stock to 1 share of Common Stock per share of Series H preferred stock;

(3)	remove our right to redeem or call our Series H preferred stock;

(4)	provide for automatic conversion of Series H preferred stock into shares of our Common Stock on December 31, 2017; and

(5)	remove the voting rights for Series H preferred stock.

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The Amendment was approved by our board of directors on June 19, 2017.

Impending Reverse-Forward Stock Split and Cash-out

On June 21, 2017, we filed a Preliminary Schedule 14C Information Statement with the Securities and Exchange Commission, in connection with the approval of articles of amendments to our amended and restated articles of incorporation, as amended, by our Board of Directors and the holder of a majority of the voting power of the issued and outstanding capital stock of the Company, to, on the Effective Date (as defined below), (i) effect a reverse stock split of the issued and outstanding shares of the common stock, at the ratio of 1-for-1,000, (ii) immediately after the reverse stock split, effect a forward stock split on a 1,000-for-1 share basis of the issued and outstanding common stock, and (iii) immediately prior to the reverse stock split, pay in cash to those shareholders holding fewer than 1,000 shares of common stock, instead of issuing fractional shares, an amount per share equal to the average closing price per share of the common stock on the OTCQB, averaged over a period of 30 consecutive calendar days ending on the trading day prior to the date of the Effective Date, without interest. The articles of amendments will be effective on or about July 25, 2017, which date shall be no sooner than 20 days after we mail the Definitive Information Statement to our stockholder (“Effective Date”).

Sale of OneMain Shares Acquired by IEG Holdings in Tender Offer

On June 22, 2017, we sold 100% of the 151,994 shares of OneMain common stock which we obtained in our tender offer for $3.4 million in cash. As at June 22, 2017, our total cash on hand, including the OneMain sale proceeds, was $3.7 million. The funds are planned to be used predominately for significantly increased lending to new customers in the third quarter of 2017 and also for company share repurchases of our stock.

Legal Proceedings

We are not a party to any pending or threatened litigation.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Quantitative and qualitative disclosures about market risk

The Company does not hold any derivative instruments and does not engage in any hedging activities. The Company is not a borrower on any loans, and the loans that we make as a lender have fixed interest rates for the term. Our business is denominated in U.S. dollars and fluctuations in the foreign currency markets will not have any effect on our business for the foreseeable future. We are not exposed to market risk from changes in commodity prices. We are exposed to multiple risks, including data theft, professional liability joinder, and general operations liabilities. We may carry insurance for these risks in the future, through general liability insurance, which will adversely affect our operations if any of these risks result in claims not covered by insurance.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this document . Our directors are elected by our stockholders at each annual meeting and serve for one year and until their successors are elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position(s)
Paul Mathieson	42	Chief Executive Officer & Director
Carla Cholewinski	63	Chief Operating Officer and Chief Credit Officer

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Biographical information concerning our director and executive officers listed above is set forth below.

Paul Mathieson. Mr. Mathieson has served as the Chief Executive Officer and member of our board of directors since 2012. In 2005, Mr. Mathieson founded IEG Holdings Limited in Sydney, Australia which launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States through a subsidiary in 2010. In recognition of IEG Holdings Limited’s success, Mr. Mathieson was awarded Ernst & Young’s 2007 Australian Young Entrepreneur of the Year (Eastern Region). Mr. Mathieson has over 22 years’ finance industry experience in lending, funds management, stock market research and investment banking. His career has included positions as Financial Analyst/Institutional Dealer with Daiwa Securities from 1995 to 1995, Head of Research for Hogan & Partners Stockbrokers from 1995 to 2000, and Investment Banking Associate with ING Barings from 2000 to 2001. In addition, from 2002 to 2010, Mr. Mathieson was the Founder and Managing Director of IE Portfolio Warrants, a funds management business that offered high return and leveraged structured equities products. Mr. Mathieson received a Bachelor of Commerce from Bond University, Queensland, Australia in 1994 and a Master’s Degree of Applied Finance from Macquarie University, New South Wales, Australia in 2000.

Carla Cholewinski. Ms. Cholewinski has served as our Chief Operating Officer since 2008 and has over 40 years’ experience in the finance industry including banking, credit union management, regulatory oversight, debt securitization and underwriting. Her career has included positions as Vice President and Branch Manager at Glendale Federal Bank from 1976 to 1986, Vice President and District Sales and Lending Manager with California Federal Bank from 1986 to 1992, Mortgage Banker with First Choice Financial Services from 1992 to 1995, Corporate Vice President of Lending and Collections with WestStar Credit Union from 1995 to 1999, Chief Lending Officer for American Corp & Funding from 1999 to 2000, Chief Credit Officer for Security State Savings Bank from 2000 to 2004, and Chief Credit Officer for Fifth Street Bank from 2004 to 2008. Since 2008, Ms. Cholewinski has served as our Chief Operating Officer and Chief Credit Officer and has utilized her extensive finance, banking and regulatory experience to grow the business from initial launch to our current level of operations.

There are no family relationships between any of the executive officers and directors.

Director Qualifications

Mr. Mathieson was appointed to our board in March 2013 following the reverse merger with IEGC described in this document . Given his role in the founding and/or operations of IEGC, we believe he remains a good fit for our current needs. Mr. Mathieson has significant operational experience in our industry and brings both a practical understanding of the industry and as well as hands-on experience in our business sector to our board and a greater understanding of certain of the challenges we face in executing our growth strategy.

Director Compensation

Mr. Mathieson does not receive any additional compensation for his services as a director.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2016. During the year ended December 31, 2016, Mr. Mathieson participated in deliberations of our board of directors concerning executive officer compensation. No member of our board is, or was during the fiscal year ended December 31, 2016, an officer, former officer or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company’s compensation committee or (ii) the board of directors of another entity of which one of the executive officers of such entity served on the Company’s Board, during the fiscal year ended December 31, 2016.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our board of directors, our executive officers and our employees. A copy of the Code of Ethics and Business Conduct is available on our corporate website at www.investmentevolution.com, and any amendments to the Code of Ethics and Business Conduct or any waivers of its requirement related to certain matters, will be disclosed on our website and reported to the SEC, as may be required.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for each of our executive officers. For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

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2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Paul Mathieson,	2016	1,000,000	0		0	0	0	0	0	1,000,000
Chief Executive Officer (1)	2015	1,000,000	300,000	(1)	0	0	0	0	0	1,300,000

Carla Cholewinski,	2016	230,000	13,000		0	0	0	0	0	243,000
Chief Operating Officer and Chief Credit Officer	2015	220,000	30,000		0	0	0	0	0	250,000

(1)	In September 2015, Mr. Mathieson purchased 22,007 shares of common stock from us for an aggregate purchase price of $220,079. The full amount of the purchase price was offset by $220,079 of his $225,000 September 2015 discretionary bonus declared by the Board to him in September 2015 (for the period January 1, 2015 to September 30, 2015) with the $4,921 balance offset against CEO advance. On December 31, 2015, Mr. Mathieson was paid $75,000 for his 2015 discretionary bonus declared by the Board to him (for the period October 1, 2015 to December 31, 2015). The material factors considered by our board in awarding the total bonus to Mr. Mathieson were the substantial expansion in the loan book and the significant increase in revenues of the business in the relevant period.

Employment Agreements

We are not currently a party to any employment agreements with any of our executive officers. However, IEG Holdings entered into a professional consulting contract with Mr. Mathieson on September 30, 2015 with an effective date as of January 1, 2015 (the “2015 Consulting Contract”). Pursuant to the terms of the 2015 Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEG Holdings, including services to be provided by IEG Holdings to Investment Evolution Corporation. The 2015 Consulting Contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEG Holdings agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors. Pursuant to the terms of the 2015 Consulting Contract, the IEG Holdings’ board of directors authorized a portion in the amount of $225,000 of the 2015 bonus to be paid to Mr. Mathieson on September 30, 2015 for services previously rendered by Mr. Mathieson from January 1, 2015 to September 30, 2015. In addition, the IEG Holdings’ board of directors authorized a final portion in the amount of $75,000 of the 2015 bonus to be paid to Mr. Mathieson on December 31, 2015 for services previously rendered by Mr. Mathieson from October 1, 2015 to December 31, 2015.

On November 2, 2016, we and Mr. Mathieson agreed to terminate, effective December 31, 2016, the 2015 Consulting Contract. Also on November 2, 2016, Investment Evolution Corporation, a wholly owned subsidiary of the Company (“IEC”), and Mr. Mathieson entered into a professional consulting contract, effective January 1, 2017 (the “2017 Consulting Contract”). Pursuant to the terms of the 2017 Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by the Company and/or IEC. The 2017 Consulting Contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, the Company agreed to pay Mr. Mathieson $1.00 annually and a discretionary bonus to be determined by the Company’s board of directors.

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Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2016:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Paul Mathieson	0	0	0	0	0	0	0	0	0
Carla Cholewinski	0	0	0	0	0	0	0	0	0

Limitation on Liability

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation, as amended, and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

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The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

●	deriving an improper personal benefit from a transaction,

●	voting for or assenting to an unlawful distribution, and

●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a stockholder.

The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to our board of directors for its consideration.

IEG Holdings entered into a professional consulting contract with Mr. Mathieson on September 30, 2015 with an effective date as of January 1, 2015 (the “2015 Consulting Contract”). Pursuant to the terms of the 2015 Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEG Holdings, including services to be provided by IEG Holdings to Investment Evolution Corporation. The 2015 Consulting Contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEG Holdings agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors. Pursuant to the terms of the 2015 Consulting Contract, the IEG Holdings’ board of directors authorized a portion in the amount of $225,000 of the 2015 bonus to be paid to Mr. Mathieson on September 30, 2015 for services previously rendered by Mr. Mathieson from January 1, 2015 to September 30, 2015. In addition, the IEG Holdings’ board of directors authorized a final portion in the amount of $75,000 of the 2015 bonus to be paid to Mr. Mathieson on December 31, 2015 for services previously rendered by Mr. Mathieson from October 1, 2015 to December 31, 2015. Mr. Mathieson did not receive a bonus for the year ended December 31, 2016.

On November 2, 2016, we and Mr. Mathieson agreed to terminate, effective December 31, 2016, the 2015 Consulting Contract. Also on November 2, 2016, Investment Evolution Corporation, a wholly owned subsidiary of the Company (“IEC”), and Mr. Mathieson entered into a professional consulting contract, effective January 1, 2017 (the “2017 Consulting Contract”). Pursuant to the terms of the 2017 Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by the Company and/or IEC. The 2017 Consulting Contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, the Company agreed to pay Mr. Mathieson $1.00 annually and a discretionary bonus to be determined by the Company’s board of directors.

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Chief Executive Officer

Compensation to our Chief Executive Officer under the 2015 Consulting Contract totaled $1,000,000 for the year ended December 31, 2016.

Chief Operating Officer

Compensation to our Chief Operating Officer totaled $243,000 for the year ended December 31, 2016.

Consulting Fees

During the year ended December 31, 2016, the Company incurred director fees totaling $29,800 to Matthew Banks, who is a former director of IEG Holdings Corporation.

During the year ended December 31, 2016, the Company incurred director fees totaling $29,800 to R & H Nominees Pty Ltd, which is owned by Harold Hansen, who is a former director of IEG Holdings Corporation.

During the year ended December 31, 2016, the Company incurred consulting fees totaling $26,000 to Custom Print Consulting, who is a shareholder of IEG Holdings Corporation, and related entities. All of the $26,000 was offset as consideration for common stock subscriptions.

During the year ended December 31, 2016, the Company incurred consulting fees totaling $26,000 to BW Equities Pty Ltd, who is a shareholder of IEG Holdings Corporation, and related entities. All of the $26,000 was offset as consideration for common stock subscriptions.

During the year ended December 31, 2016, the Company incurred consulting fees totaling $162,500 to Worldwide Holdings LLC, who is a shareholder of IEG Holdings Corporation, and related entities. $150,000 of the $162,500 consulting fees incurred was paid, with the remaining $12,500 offset as consideration for common stock subscriptions.

During the year ended December 31, 2016, the Company incurred consulting fees totaling $166,524 to MZHCI LLC, who is a shareholder of IEG Holdings Corporation, and related entities. $96,524 of the $166,524 consulting fees incurred was paid, with the remaining $70,000 offset as consideration for common stock subscriptions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 20, 2017 , by:

●	Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,

●	Each director and each of our named executive officers, and

●	All executive officers and directors as a group.

As of June 20, 2017, there were 12,754,066 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 20, 2017 , through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is in care of IEG Holdings Corporation, 6160 West Tropicana Ave., Suite E-13, Las Vegas, NV 89103.

Name	Position	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Named Executive Officers and Directors:
Paul Mathieson	Chief Executive Officer and Director	6,900,000	54.1%
Carla Cholewinski	Chief Operating Officer and Chief Credit Officer	2,000	*
All executive officers and directors as a group (2 persons)		6,902,000	54.1%

(1) In January 2017, the Company commenced a tender offer (“Tender Offer”) for shares of OneMain. The SEC declared the Registration Statement relating to the Tender Offer effective on May 19, 2017 and the Tender Offer expired at 5 p.m., Eastern time, on June 15, 2017. An aggregate of 3,039,880 shares of Company Common Stock were issued to the tendering stockholders (“Tendering Stockholders”) of OneMain in exchange for the OneMain shares tendered by the Tendering Stockholders. As a result, as of June 19, 2017, following the expiration of the Tender Offer, there were 12,754,066 shares of our Common Stock were issued and outstanding.

* Less than 1%.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders	-	-	-
Plans not approved by stockholders	-	-	-

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our amended and restated bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.001 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share. At June 22 , 2017, we had 12,754,066 shares of common stock issued and outstanding. As of June 22, 2017, we had no shares of Series H preferred stock issued and outstanding. Effective June 17, 2015, the Series B, Series C, Series D and Series E preferred stock were cancelled. Effective January 1, 2016, the Series F and Series G preferred stock were entirely converted and/or redeemed. Effective March 31, 2016, the Series A preferred stock was entirely converted. Effective May 16, 2016, the Series A, Series F and Series G preferred stock were cancelled. Effective December 31, 2016, all shares of Series H preferred stock were converted or redeemed.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Series H Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 10,000,000 shares of Series H preferred stock, of which no shares are outstanding as of June 30, 2017 . There are no sinking fund provisions applicable to our Series H preferred stock.

Ranking. The Series H preferred stock ranks pari passu with any other series of preferred stock subsequently designated by IEG Holdings and not designated as senior securities or subordinate to the Series H preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of IEG Holdings, a holder of Series H preferred stock will be entitled to receive $1.00 per share of Series H preferred stock.

Dividends. The Series H Preferred Stock is not entitled to receive dividends.

Conversion. Holders of Series H preferred shares have the following rights with respect to the conversion of Series H preferred shares into shares of our common stock:

●	At 5:00 pm Eastern time on December 31, 2017, each and every share of Series H Preferred Stock issued and outstanding at such time shall automatically and without further action of any holder thereof, convert into shares of the Corporation’s Common Stock on the bases of one (1) share of Common Stock for each share of Series H Preferred Stock.

●	Promptly after December 31, 2017, the Corporation shall deliver to each prior holder of Series H Preferred Stock whose shares have been converted into shares of Common Stock as set forth in Section 6(A), a certificate representing the number of the Corporation’s shares of Common Stock into which such Series H Preferred Stock has been converted.

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●	In the event that, prior to 5:00 p.m. on December 31, 2017, IEG Holdings completes any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series H Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series H Preferred Stock. For the avoidance of doubt, in the event that any such consolidation, merger, combination, statutory share exchange or other transaction is completed after 5:00 p.m. on December 31, 2017, the shares of Series H Preferred Stock shall have been converted into shares of Common Stock and as such shall be exchanged for or changed into other stock or securities, money and/or any other property, as any other shares of Common Stock.

Voting. Except as provided in the immediately following sentence, Series H Preferred Stock shall have no right to vote on any matter to come before the shareholders of IEG Holdings. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series H Preferred Stock, shall be required for any change to IEG Holdings’ Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series H Preferred Stock

Redemption and Call Rights. The Series H Preferred Stock have no redemption or call rights.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, as Amended, and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the board of directors or by the president, and shall be called by the president or the secretary at the request in writing of record stockholders owning at least 10% of shares outstanding and entitled to vote.

Removal of Directors; Vacancies. Our amended and restated bylaws provide that a director may be removed from office with or without cause, at any time, by the affirmative vote of a plurality of the votes of the issued and outstanding stock entitled to vote for the election of directors, at a special meeting of the stockholders called and held for that purpose. A vacancy on the board of directors may be filled only by stockholders at such meeting, or if the stockholders fail to fill such vacancy, by a majority of the directors then in office.

Amendment of Bylaws. Our amended and restated bylaws provide that our board of directors may amend or repeal the amended and restated bylaws, or new bylaws may be adopted by the board of directors, at any time without stockholder approval. Allowing the board to amend our amended and restated bylaws without stockholder approval enhances board control over our bylaws.

Preferred Stock. Our amended and restated articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

52

SELLING STOCKHOLDERS

The following table sets forth:

●	the name of each of the selling stockholders,
●	the number of shares of common stock beneficially owned by each such selling stockholder that may be offered for the account of such selling stockholder under this prospectus, and
●	the number of shares of common stock beneficially owned by each such selling stockholder upon completion of this offering.

Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder, and no entity listed in the footnotes to the table below, is a broker-dealer or an affiliate of a broker-dealer.

The selling security holders may sell some or all of the securities owned by them, and there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities. The table below assumes that the selling stockholders sell all of the shares offered for sale. The business address of each person listed is in care of IEG Holdings Corporation, 6160 West Tropicana Ave, Suite E-13, Las Vegas, NV 89103.

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
PAUL MATHIESON (1)	6,900,000	54.10%	6,900,000	0	0.00%
CLEM TACCA (2)	203,389	1.59%	203,389	0	0.00%
AARON ANDREW BLISS	445	*	445	0	0.00%
ADAM BLUME	2,808	*	2,808	0	0.00%
ALAN GEOFFREY HARTLAND & ELEANOR JOYCE HARTLAND (3)	756	*	756	0	0.00%
ALAN LAMB & SANDRA GIVENS (4)	6,000	*	6,000	0	0.00%
ALAN MCEWAN GILLESPIE	609	*	609	0	0.00%
ALDO SACCO (5)	4,207	*	4,207	0	0.00%
ALEX CAPOVILLA (6)	5,503	*	5,503	0	0.00%
ALEXANDER K ROLLEY & LANA T ROLLEY	150	*	150	0	0.00%
ALEXANDER THOMAS COCKBURN-CAMPBELL & KERRY ANNE COCKBURN-CAMPBELL	1,000	*	1,000	0	0.00%
ALEXANDRA KATE WOOD	430	*	430	0	0.00%
ALICIA BREAMER KEALL (7)	1,737	*	1,737	0	0.00%
ALWYN DYER & KERRYN J DYER	1,000	*	1,000	0	0.00%
ALWYN REGINALD DYER & KERRYN JEAN DYER (8)	1,417	*	1,417	0	0.00%
AMANDA HARGREAVES	2,325	*	2,325	0	0.00%
AMANDA MAREE JAMES	400	*	400	0	0.00%
AMBER JAY CALLEJA	4,000	*	4,000	0	0.00%
ANDREW CARSON & MAXINE CARSON (9)	491	*	491	0	0.00%
ANDREW FRASER HAMISH MURRAY (10)	6,005	*	6,005	0	0.00%
ANDREW JOHN ZILLMAN & KIRSTIE ANNE ZILLMAN (11)	4,500	*	4,500	0	0.00%
ANDREW KELLY & MAROL KELLY (12)	460	*	460	0	0.00%
ANDREW LEONARD SMITHERS	1,401	*	1,401	0	0.00%
ANDREW SCOTT WILLIS	168	*	168	0	0.00%
ANDREW VINCENT SMART	1,412	*	1,412	0	0.00%
ANDREW WATTS & LYNNE WATTS	4,105	*	4,105	0	0.00%
ANDREW ZIVANOVIC	201	*	201	0	0.00%
ANGELO MAGGIOTTO & MARIA MAGGIOTTO & SILVIA MAGGIOTTO (13)	36,975	*	36,975	0	0.00%
ANGUS SCOTT WILKIE (14)	9,543	*	9,543	0	0.00%
ANNETTE PATRICIA RICHARDS	103	*	103	0	0.00%

53

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
ANTHONY BADGER & LINDA KACHEL (15)	1,265	*	1,265	0	0.00%
ANTHONY BROWN	2,480	*	2,480	0	0.00%
ANTHONY CICCARELLI & CARLA CICCARELLI	105	*	105	0	0.00%
ANTHONY DEAN LAZENBY	567	*	567	0	0.00%
ANTHONY JOHN DUNLOP	4,879	*	4,879	0	0.00%
ANTHONY JOHN TRETHEWAY & THANAPA TRETHEWAY (16)	555	*	555	0	0.00%
ANTHONY KOOY (17)	586	*	586	0	0.00%
ANTHONY KOOY & ABIGAIL KOOY (18)	522	*	522	0	0.00%
ANTHONY LLOYD VAN COOTEN	4,675	*	4,675	0	0.00%
ANTHONY PIZZOLATO	191	*	191	0	0.00%
ANTHONY YOUNG & DEBRA YOUNG (19)	1,644	*	1,644	0	0.00%
ARNOLD WILLIAM ROBERTSON	700	*	700	0	0.00%
ARTHUR KOULOURIS	478	*	478	0	0.00%
BARBARA ALICE PIESSE (20)	557	*	557	0	0.00%
BARBARA KENDRICK	1,071	*	1,071	0	0.00%
BARRIE HUDSON & CHRISTINE ANNE HUDSON (21)	3,592	*	3,592	0	0.00%
BARRIE HUGHES & ELIZABETH HUGHES	475	*	475	0	0.00%
BARRY BROWN & MARILYN BROWN (22)	3,800	*	3,800	0	0.00%
BARRY JOHN GANT & BEVERLY LORRAINE GANT (23)	4,641	*	4,641	0	0.00%
BARRY OATES & ALEXANDRA WATTS (24)	1,500	*	1,500	0	0.00%
BARRY ROBERT BULLEN	4,402	*	4,402	0	0.00%
BARRY EDWARD TANTON & ELIZABETH MARY TANTON (25)	7,500	*	7,500	0	0.00%
BARRY WATSON & JANET WATSON (26)	4,032	*	4,032	0	0.00%
BEC MARSHALL	230	*	230	0	0.00%
BELINDA JONES & CHARLES JONES (27)	2,861	*	2,861	0	0.00%
BEN KAY (28)	2,600	*	2,600	0	0.00%
BENEDICT CARL WILLIAM HOLLAND	667	*	667	0	0.00%
BENJAMIN ALAN YOUNG	104	*	104	0	0.00%
BENJAMIN DAVID WILKIE	11,958	*	11,958	0	0.00%
BENJAMIN JOHN SEWELL	200	*	200	0	0.00%

54

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
BENJAMIN JOHN THOMPSON	5,460	*	5,460	0	0.00%
BENJAMIN MELLERS (29)	169	*	169	0	0.00%
BONNIE J GOODRICH	800	*	800	0	0.00%
BONNIE JUNE GOODRICH & MARNEY RENEE JEFFERIES (30)	3,209	*	3,209	0	0.00%
BREE CHRISTINA GRANT & DALE PHILIP ALAN GRANT	167	*	167	0	0.00%
BRENDAN PROWSE (31)	2,898	*	2,898	0	0.00%
BRETT ANDREW HANSEN & JENNIFER LOUISE HANSEN (32)	1,033	*	1,033	0	0.00%
BRETT HANSEN (33)	683	*	683	0	0.00%
BRETT DURDIN	1,000	*	1,000	0	0.00%
BRIAN GARNETT & SUSAN GARNETT (34)	2,572	*	2,572	0	0.00%
BRIAN MARTIN & CHERYL MARTIN (35)	147	*	147	0	0.00%
BRIAN MATTHEWS (36)	5,326	*	5,326	0	0.00%
BRIAN PRICE & CHRISTINE PRICE	1,438	*	1,438	0	0.00%
BRONWYN EDWARDS	503	*	503	0	0.00%
BRUCE HINCKFUSS (37)	28,136	*	28,136	0	0.00%
BRUCE ROBERT WHITE	2,400	*	2,400	0	0.00%
BRUCE ROBERT WHITE & KATHLEEN MARJORIE WHITE	1,874	*	1,874	0	0.00%
CAMILLA PRENDERGAST	407	*	407	0	0.00%
CARLA CHOLEWINSKI	2,000	*	2,000	0	0.00%
CARLA PIA MARIA CROOKS	555	*	555	0	0.00%
CARLENE SOUTHGATE	3,000	*	3,000	0	0.00%
CARLY MAREE JOYCE	318	*	318	0	0.00%
CAROLYN JO-ANNE PAYNE	234	*	234	0	0.00%
CASSANDRA ROBYN WALSH & MICHAEL ROBERT BARRY LAW	874	*	874	0	0.00%
CHARLES ANTHONY JONES & BELINDA MAREE JONES	422	*	422	0	0.00%
CHARLES JONES	548	*	548	0	0.00%
CHARLIE KEALL (38)	6,579	*	6,579	0	0.00%
CHESTER JAMES STOKES & DIANNE JOYCE STOKES	1,800	*	1,800	0	0.00%
CHRIS PAYNE (39)	109	*	109	0	0.00%
CHRISTINE ANN GILMOUR	1,263	*	1,263	0	0.00%

55

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
CHRISTINE FRANCES CAIN & BARNEY JOSEPH CAIN	9,958	*	9,958	0	0.00%
CHRISTOPHER BREGENHOJ & JULIE BREGENHOJ (40)	420	*	420	0	0.00%
CHRISTOPHER RALPH GILMOUR	1,345	*	1,345	0	0.00%
CINDY LOUISE HUPPATZ	106	*	106	0	0.00%
CLIFTON KEITH CRANE & GLENNIS ANN CRANE	1,160	*	1,160	0	0.00%
CLIVE JONES (41)	4,000	*	4,000	0	0.00%
CLIVE MCCORKELL (42)	578	*	578	0	0.00%
COLIN BURTON (43)	1,627	*	1,627	0	0.00%
COLIN BURTON (44)	10,971	*	10,971	0	0.00%
COLIN J DAMIANI & DIANE R DAMIANI	124	*	124	0	0.00%
COLIN WILLIAM DILLON & LINDA ANN DILLON	2,200	*	2,200	0	0.00%
COLLETTE ANNE WETTERLING	534	*	534	0	0.00%
CONRAD J MARTIN (45)	6,317	*	6,317	0	0.00%
CONSTANCE ELIZABETH LEE-ANDERSON	100	*	100	0	0.00%
COSTANZO TACCONE & ANGELA TACCONE	1,231	*	1,231	0	0.00%
CRAIG WALPOLE & TRACY WALPOLE (46)	834	*	834	0	0.00%
CRISTINA MASLIN (47)	1,818	*	1,818	0	0.00%
CZESLAW MICHAEL KOZICKI & ANGELE DANUTE KOZICKI (48)	7,110	*	7,110	0	0.00%
DAAK GIBSON (49)	238	*	238	0	0.00%
DAMIAN FRASER	1,000	*	1,000	0	0.00%
DAMIAN WILLIAM SCHAEFER	500	*	500	0	0.00%
DAMIEN CLARKE (50)	16,000	*	16,000	0	0.00%
DAMIEN PUGH (51)	482	*	482	0	0.00%
DAMIEN SCOTT MATHIESON	10,730	*	10,730	0	0.00%
DANIEL DALZOTTO	181	*	181	0	0.00%
DANIEL HANSEN	200	*	200	0	0.00%
DANIEL JOHN HOARE (52)	13,236	*	13,236	0	0.00%
DANIEL LIVINGSTON & MARGARET LIVINGSTON (53)	7,305	*	7,305	0	0.00%
DANIEL O’CONNELL	2,105	*	2,105	0	0.00%
DANIEL PETER CREAGH	7,000	*	7,000	0	0.00%

56

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
DANIEL WILLIAM O’CONNELL & FRANCES NEUMANN (54)	3,636	*	3,636	0	0.00%
DANNY PATRICK HEAL	500	*	500	0	0.00%
DARREN HUTCHINSON (55)	13,014	*	13,014	0	0.00%
DARREN ROBERT PUTLAND (56)	129	*	129	0	0.00%
DARREN STEVEN HUTCHINSON (57)	1,423	*	1,423	0	0.00%
DARRYL MURRAY LOCK	1,402	*	1,402	0	0.00%
DARRYL MURRAY LOCK & BRONWYN KAY LOCK (58)	7,980	*	7,980	0	0.00%
DAVID CHARLES WARD & JULIE WARD (59)	855	*	855	0	0.00%
DAVID ANDREW NITSCHKE	211	*	211	0	0.00%
DAVID BROWN (60)	42,000	*	42,000	0	0.00%
DAVID BRUCE CROSSLEY	9,742	*	9,742	0	0.00%
DAVID BRUCE VIDLER & LISA MAREE VIDLER (61)	612	*	612	0	0.00%
DAVID FORCHETTI (62)	279	*	279	0	0.00%
DAVID JENKINSON (63)	1,000	*	1,000	0	0.00%
DAVID JOHN GREGG (64)	12,093	*	12,093	0	0.00%
DAVID MARCON & RACHELA MARCON	124	*	124	0	0.00%
DAVID MICHAEL NEWMAN & DEBRA MARGARET NEWMAN	2,342	*	2,342	0	0.00%
DAVID NITSCHKE (65)	7,789	*	7,789	0	0.00%
DAVID TALBOT CHINCHEN & GAY CLOVER CHINCHEN (66)	2,500	*	2,500	0	0.00%
DAVID TAYLOR (67)	976	*	976	0	0.00%
DAVID WILLIAM VAN ROOYEN & TONI VAN ROOYEN (68)	2,252	*	2,252	0	0.00%
DEAN MARCON	3,490	*	3,490	0	0.00%
DEBORAH JANE MOCK & FRANK JOSEPH MOCK	7,566	*	7,566	0	0.00%
DEIRK O’CONNOR & JOANNE WILLIAMS (69)	1,486	*	1,486	0	0.00%
DENIS DURAND (70)	515	*	515	0	0.00%
DENNIS TREGONNING HARRIS & KATHLEEN LORRAINE HARRIS	1,268	*	1,268	0	0.00%
DEREK HUTCHINSON JOHNSON	5,920	*	5,920	0	0.00%
DEREK HUTCHINSON JOHNSON & DACE JOHNSON (71)	7,074	*	7,074	0	0.00%
DEREK REGINALD WETTERLING	534	*	534	0	0.00%
DESMOND CHARLES BUSHELL	2,061	*	2,061	0	0.00%

57

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
DIANNA ZIVANOVIC	408	*	408	0	0.00%
DICK JOHNSON (72)	1,525	*	1,525	0	0.00%
DIMITRA THANOPOULOS	118	*	118	0	0.00%
DOMENIC TACCA (73)	12,695	*	12,695	0	0.00%
DOMINIC CHIARAVALLE & EVA CHIARAVALLE (74)	1,140	*	1,140	0	0.00%
DOMINIC JOHN CURCIO	357	*	357	0	0.00%
DONALD ALAN SAYERS	331	*	331	0	0.00%
DONALD ALAN SAYERS & MARILYN ANN SAYERS (75)	1,775	*	1,775	0	0.00%
DONALD ARTHUR PETERSON & WENDY ANNE PETERSON (76)	393	*	393	0	0.00%
DONALD HENRY SWAIN & JOCELYN JEAN SWAIN (77)	763	*	763	0	0.00%
DOROTHY JEAN ELLIS	648	*	648	0	0.00%
DOUGLAS ALLAN KILGOUR (78)	135	*	135	0	0.00%
DOUGLAS NICHOLSON (79)	1,250	*	1,250	0	0.00%
DOUGLAS R. DILLON AND STEPHEN R. WHAREKAWA	1,758	*	1,758	0	0.00%
EDGAR HAWTER (80)	5,000	*	5,000	0	0.00%
EDWARD HABERFIELD (81)	5,000	*	5,000	0	0.00%
EDWARD MORGAN & LINDA MORGAN (82)	6,000	*	6,000	0	0.00%
ELIZABETH ANN HARDCASTLE	771	*	771	0	0.00%
ELMS LAZURKO (83)	240	*	240	0	0.00%
EMILIOUS GEORGIOU (84)	1,010	*	1,010	0	0.00%
ERIC CHARLES DYER	5,024	*	5,024	0	0.00%
ERIC CHARLES DYER & OLENA DYER & ALWYN REGINALD DYER & KERRYN JEAN DYER (85)	5,496	*	5,496	0	0.00%
ERIC JAMES FREW & HEATHER JOY FREW & LISA ROBYN TURNER	415	*	415	0	0.00%
ERIC JAMES FREW & HEATHER JOY FREW	1,411	*	1,411	0	0.00%
EUGENE KATSOS	3,089	*	3,089	0	0.00%
EVELYN GRIEVE	401	*	401	0	0.00%
EVERT POL (86)	5,900	*	5,900	0	0.00%
EVETTE ANNE STEELE	300	*	300	0	0.00%
FIONA DOBRZYNSKI	211	*	211	0	0.00%
FIONA PROWSE	2,849	*	2,849	0	0.00%

58

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
FRANCESCO TACCA (87)	5,877	*	5,877	0	0.00%
FRANCIS WRIGHT WILKIE (88)	24,559	*	24,559	0	0.00%
FRANK CHRISTOPHER LAWRENCE	6,666	*	6,666	0	0.00%
FRANK JORDON	605	*	605	0	0.00%
FREDERICK JAMES PARK & THELMA LORNA PARK	108	*	108	0	0.00%
FRANK MAMMERELLA (89)	1,498	*	1,498	0	0.00%
GANESH RADHAKRISHNAN (90)	4,139	*	4,139	0	0.00%
GARRY JOHN MCKENZIE & JULIE MAY MCKENZIE (91)	1,053	*	1,053	0	0.00%
GARY BIRRELL	1,000	*	1,000	0	0.00%
GARY DAVID DOUGLAS	2,033	*	2,033	0	0.00%
GARY KENDRICK	2,190	*	2,190	0	0.00%
GARY MCKENZIE (92)	2,100	*	2,100	0	0.00%
GAVIN DENTON (93)	4,089	*	4,089	0	0.00%
GEOFF WHITTOME & LEONIE WHITTOME (94)	1,333	*	1,333	0	0.00%
GEOFFREY FRANCIS FONTAINE	1,000	*	1,000	0	0.00%
GEOFFREY FRANCIS FONTAINE (95)	1,000	*	1,000	0	0.00%
GEOFFREY LEWIS GODLEY & CAROLYN JOAN GODLEY (96)	17,743	*	17,743	0	0.00%
GEOFFREY LEWIS GODLEY & SEAN OTTO MANTA RASMUSSEN (97)	1,002	*	1,002	0	0.00%
GEOFFREY MALCOLM TAYLOR (98)	2,699	*	2,699	0	0.00%
GEOFFREY MALCOLM TAYLOR & SUZANNE JENNIFER TAYLOR & MILTON DOUGLAS TAYLOR (99)	287	*	287	0	0.00%
GEOFFREY ROBERT MILLS	500	*	500	0	0.00%
GEOFFREY RONALD SULLIVAN & PAMELA MARGARET SULLIVAN (100)	4,125	*	4,125	0	0.00%
GEOFFREY WALLIS ARUNDELL (101)	1,903	*	1,903	0	0.00%
GEOFFREY WERRETT FRENCH & JACQUELINE GIBSON (102)	1,421	*	1,421	0	0.00%
GEORGE EDGAR BLAIR-WEST & MARJORIE RAY BLAIR-WEST (103)	1,433	*	1,433	0	0.00%
GEORGE LESLIE BLISS (104)	12,744	*	12,744	0	0.00%
GEORGE VLAHOS & COLLEEN VLAHOS (105)	273	*	273	0	0.00%
GEORGE WILLIAM BLAIR-WEST (106)	4,016	*	4,016	0	0.00%
GEORGE WILLIAM BLAIR-WEST & PENELOPE NERIDA BLAIR-WEST (107)	1,745	*	1,745	0	0.00%
GERHARDUS NEL & HILARY NEL (108)	1,138	*	1,138	0	0.00%

59

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
GERRIT HORCHNER	327	*	327	0	0.00%
GIANNI MASON	491	*	491	0	0.00%
GIANNI MASON & MARISSA MASON (109)	12,203	*	12,203	0	0.00%
GIUSEPPE GIUSTI & MARIA GIUSTI (110)	120	*	120	0	0.00%
GLENN GEORGE BAILEY	1,998	*	1,998	0	0.00%
GLENN RAYMOND JOYCE & JUDITH THERESE JOYCE (111)	2,060	*	2,060	0	0.00%
GLENN ROBERT PRENDERGAST & JOANNA LUETCHFORD PRENDERGAST	400	*	400	0	0.00%
GORDON HERIOT (112)	10,044	*	10,044	0	0.00%
GORDON JOSEPH MASLIN & CHRISTINA MASLIN (113)	5,938	*	5,938	0	0.00%
GRAEME LEIGH SMITH (114)	667	*	667	0	0.00%
GRAHAM WARDEN & MARION WARDEN (115)	409	*	409	0	0.00%
GRAHAM WORN & GLORIA HARTNEY (116)	2,611	*	2,611	0	0.00%
GRANT DENNIS (117)	2,000	*	2,000	0	0.00%
GRANT JOSEPH TENNI (118)	2,501	*	2,501	0	0.00%
GREGORY HULBERT	767	*	767	0	0.00%
GREG WATSON (119)	1,000	*	1,000	0	0.00%
GREGORY VINCENT HARVEY	435	*	435	0	0.00%
HAROLD A. HANSEN (120)	12,015	*	12,015	0	0.00%
HARRY HATCH	60,000	*	60,000	0	0.00%
HAYDEN TRIM & KRISTEN TRIM (121)	2,248	*	2,248	0	0.00%
HEATH JANSEN	45,832	*	45,832	0	0.00%
HEATHER JOY FREW & LISA ROBYN TURNER	400	*	400	0	0.00%
HOWARD ROSS & MARTHA ROSS (122)	747	*	747	0	0.00%
IAN CROOKS & KARIN CROOKS (123)	5,839	*	5,839	0	0.00%
IAN FOSTER & DENISE FOSTER (124)	1,887	*	1,887	0	0.00%
IAN GRAEME PATTERSON (125)	4,282	*	4,282	0	0.00%
IAN HAROLD BANKS & SANDRA ELIZABETH BANKS (126)	5,135	*	5,135	0	0.00%
IAN LEACH	1,500	*	1,500	0	0.00%
IAN MATHIESON	18,897	*	18,897	0	0.00%
IAN MATHIESON & ANNA MATHIESON	1,104	*	1,104	0	0.00%

60

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
IAN MCKAY GILMOUR & CHRISTINE ANN GILMOUR (127)	11,000	*	11,000	0	0.00%
IAN MURRAY HARDCASTLE & ELIZABETH ANN HARDCASTLE (128)	1,096	*	1,096	0	0.00%
IAN PATTERSON & NATALIE PATTERSON (129)	1,500	*	1,500	0	0.00%
IAN STEWART VAN DER WERFF	3,000	*	3,000	0	0.00%
IAN STEWART VAN DER WERFF (130)	3,098	*	3,098	0	0.00%
IAN STEWART VAN DER WERFF & LINDA ELIZABETH LAYTON VAN DER WERF (131)	3,808	*	3,808	0	0.00%
IAN SYNMAN (132)	150	*	150	0	0.00%
JACKSON BLAIR-WEST	200	*	200	0	0.00%
JACQUELINE MARY VALLENCE	260	*	260	0	0.00%
JAKE EMMERSON	405	*	405	0	0.00%
JAMES ALEXANDER GRANT (133)	201	*	201	0	0.00%
JAMES GERALD DIGBY	1,000	*	1,000	0	0.00%
JAMES LAWRENSON & ROSEMARIE LAWRENSON (134)	13,398	*	13,398	0	0.00%
JAMES MATTHEW CREAGH & CHRISTINE MARY CREAGH (135)	6,127	*	6,127	0	0.00%
JAMES OAKES	200	*	200	0	0.00%
JAN FREDRIKSSON	1,440	*	1,440	0	0.00%
JAN GREENE & CARDYN WADDINGTON & MEREDITH HOGENKEMP (136)	124	*	124	0	0.00%
JAN LOUISE GREENE	124	*	124	0	0.00%
JANE MARGOT MARTIN	7,420	*	7,420	0	0.00%
JANETTE ELIZABETH MOORE	2,037	*	2,037	0	0.00%
JANICE MARY MYERSCOUGH	498	*	498	0	0.00%
JASON PFITZNER (137)	2,700	*	2,700	0	0.00%
JASON PFITZNER (138)	6,605	*	6,605	0	0.00%
JASON RYAN	3,500	*	3,500	0	0.00%
JEFFREY MAXWELL STANDER	1,750	*	1,750	0	0.00%
JENNIFER MAREE BALL	3,300	*	3,300	0	0.00%
JENNY PAPADIMITROU & JAMES PAPADIMITROU (139)	2,053	*	2,053	0	0.00%
JESSE HUDSON GIVENS-LAMB	700	*	700	0	0.00%
JESSICA INGRID WILKIE	9,000	*	9,000	0	0.00%
JESSIE ANESHKA SEWELL	200	*	200	0	0.00%

61

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
JILL DIANA LOVETT & CRAIG DAVID LOVETT & EWAN JAMES LOVETT (140)	8,399	*	8,399	0	0.00%
JILL MURPHY	278	*	278	0	0.00%
JIM COMINO & KAY MAREE COMINO	2,095	*	2,095	0	0.00%
JOANNA HOWE	1,037	*	1,037	0	0.00%
JOANNA HOWE & HAILEY HOWE & RIANNA PAGANO	1,030	*	1,030	0	0.00%
JOANNE NICOLE HANSEN (141)	695	*	695	0	0.00%
JOE ARDITA & TINA ARDITA	600	*	600	0	0.00%
JOHN CAMPBELL (142)	1,985	*	1,985	0	0.00%
JOHN EDWARD HARTNEY & ALDONA OLGA HARTNEY	403	*	403	0	0.00%
JOHN FEDERICO	404	*	404	0	0.00%
JOHN FIELD & ANNE FIELD (143)	3,505	*	3,505	0	0.00%
JOHN FLYNN & MICHELLE CURRAN	403	*	403	0	0.00%
JOHN FRANCIS HANSEN	500	*	500	0	0.00%
JOHN GEOFFREY ADNAMS & ELIZABETH ANN ADNAMS (144)	1,374	*	1,374	0	0.00%
JOHN MACRI	266	*	266	0	0.00%
JOHN MACRI & MARIA MACRI	1,558	*	1,558	0	0.00%
JOHN MICHAEL HEARMAN	156	*	156	0	0.00%
JOHN ROBINSON	1,475	*	1,475	0	0.00%
JOHN ROLF ERIC HANSEN	300	*	300	0	0.00%
JOHN ROLF HANSEN & REBECCA MARGOT HANSEN (145)	5,300	*	5,300	0	0.00%
JOHN ROYALL (146)	900	*	900	0	0.00%
JOHN STEPHEN FRY & LYNETTE ROBYN FRY (147)	1,079	*	1,079	0	0.00%
JOHN TALONE	1,053	*	1,053	0	0.00%
JOHN THWAITES (148)	1,474	*	1,474	0	0.00%
JOHN TURNBULL & SOMPHONG TURNBULL (149)	3,950	*	3,950	0	0.00%
JOHN PANKHURST	245	*	245	0	0.00%
JOSEPH O’CONNOR	792	*	792	0	0.00%
JOY HONEY CHEN	8,000	*	8,000	0	0.00%
JUDITH WILLOUGHBY & WAYNE WILLOUGHBY (150)	24,109	*	24,109	0	0.00%
JUDY ELIZABETH GREEN	122	*	122	0	0.00%

62

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
JULIA DIANA LOVETT & CRAIG DAVID LOVETT & EWAN JAMES LOVETT & MAREE SHARON LOVETT (151)	5,636	*	5,636	0	0.00%
JULIAN KIRZNER (152)	2,523	*	2,523	0	0.00%
JULIE ANN BURNS	129	*	129	0	0.00%
JULIE DIANE THOMAS	402	*	402	0	0.00%
JULIE GOWAN (153)	150	*	150	0	0.00%
JUSTIN BLUMFIELD	311	*	311	0	0.00%
JUSTIN NUICH	803	*	803	0	0.00%
KARA LIVINGSTON	397	*	397	0	0.00%
KARIN HUNTER	1,111	*	1,111	0	0.00%
KATHRYN JEAN GAMBELL	1,000	*	1,000	0	0.00%
KATHY BEATRIX PERKINS	750	*	750	0	0.00%
KEITH ARNOLD VUICHOUD	400	*	400	0	0.00%
KEITH ARNOLD VUICHOUD & JOANNE VUICHOUD (154)	3,368	*	3,368	0	0.00%
KELVIN MCBRIDE (155)	527	*	527	0	0.00%
KEN MURRAY (156)	7,000	*	7,000	0	0.00%
KEN RYAN & KAY RYAN	215	*	215	0	0.00%
KEN STUCKEY (157)	24,792	*	24,792	0	0.00%
KENNETH ALAN LABONE	1,000	*	1,000	0	0.00%
KENNETH JOHN ULLMAN & VICTORIA JANE ULLMAN (158)	7,053	*	7,053	0	0.00%
KERRIE ANNE BALL & PETER GEOFFREY BALL (159)	2,000	*	2,000	0	0.00%
KERRIE LOUISE GRAYSON (160)	3,010	*	3,010	0	0.00%
KERRY LYNETTE GREENOP	425	*	425	0	0.00%
KEVIN FRANCIS WOOD	401	*	401	0	0.00%
KEVIN JOHN HOWARD (161)	13,618	*	13,618	0	0.00%
KEVIN RILEY (162)	836	*	836	0	0.00%
KEVIN VARDY & ELIZABETH VARDY (163)	1,098	*	1,098	0	0.00%
KIM MARTIN	2,106	*	2,106	0	0.00%
KYLIE KOUVELAS	866	*	866	0	0.00%
LACHLAN AARON BELL	764	*	764	0	0.00%
LAINIE MAREE ADDINELL	1,130	*	1,130	0	0.00%

63

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
LAKSHMAN PRASAD (164)	84,645	*	84,645	0	0.00%
LANCE POLLARD (165)	2,295	*	2,295	0	0.00%
LARRY SWIFT	605	*	605	0	0.00%
LAURANCE ANTHONY SIDARI	612	*	612	0	0.00%
LAWRIE KIRBY & HEATHER KIRBY (166)	8,000	*	8,000	0	0.00%
LEEANNE KATHLEEN ALCORN	486	*	486	0	0.00%
LEIGH STAFFORD (167)	1,560	*	1,560	0	0.00%
LENNOX MACLEAN & MILTON FRITH & RICHARD PATRICK BUNGEY	403	*	403	0	0.00%
LEONE SIGNA CATHERINE BALDOCK	160	*	160	0	0.00%
LESLEIGH DENISE WAGNER	2,501	*	2,501	0	0.00%
LESLEY MARGARET FROST & JOHN ARNOLD FROST (168)	3,593	*	3,593	0	0.00%
LESLEY SMITHERS & CAROLYN WILLIAMS	3,196	*	3,196	0	0.00%
LINDA MAREE GANT (169)	1,733	*	1,733	0	0.00%
LISA MAREE VIDLER	2,963	*	2,963	0	0.00%
LIVIANA FORZA	206	*	206	0	0.00%
LOIS CLOSTER (170)	627	*	627	0	0.00%
LOUISE CHRISTINE GILMOUR	1,290	*	1,290	0	0.00%
LUKE SIKALIAS & CHRISTINA SIKALIAS	4,053	*	4,053	0	0.00%
LUKE SILK	4,000	*	4,000	0	0.00%
LYNDA MAREE HILLS & CHRISTOPHER ROY COLLEY & CHRISTINE ANNE HILLS (171)	1,100	*	1,100	0	0.00%
LYNETTE BERYLE BARNES & DARCY THOMAS BARNES & FLETCHER LLOYD BARNES & RILEY ARNOTT BARNES (172)	1,053	*	1,053	0	0.00%
LYNETTE MARGARET SCHAEFER	2,000	*	2,000	0	0.00%
LYNETTE MARIA GOYEN	530	*	530	0	0.00%
MALCOLM ANDREW WARREN & NOLA JOY WARREN (173)	1,325	*	1,325	0	0.00%
MARCEL KOCH & URSULA KOCH (174)	10,049	*	10,049	0	0.00%
MAREE LOVETT	4,004	*	4,004	0	0.00%
MAREETA V ROLLEY	150	*	150	0	0.00%
MARGARET LIVINGSTON (175)	1,378	*	1,378	0	0.00%
MARGARET MARY CAMENS	541	*	541	0	0.00%
MARGARET MARY MCINTYRE & DAVID FRANCIS MCINTYRE (176)	2,014	*	2,014	0	0.00%

64

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
MARIA MITROPOULOS	1,427	*	1,427	0	0.00%
MARILYN EUNICE SMITH & BRONWYN KAY LOCK (177)	2,419	*	2,419	0	0.00%
MARINA OLIVIA GRANT	201	*	201	0	0.00%
MARIO POLETTI & GLENYS POLETTI	1,110	*	1,110	0	0.00%
MARK FULTON TROTT & ALICEA LOUISE TROTT (178)	5,000	*	5,000	0	0.00%
MARK JOHN WHITTAKER & PAMELA JAYNE WHITTAKER (179)	477	*	477	0	0.00%
MARY MILES (180)	109	*	109	0	0.00%
MARY-JANE MOLONEY	298	*	298	0	0.00%
MATT CORKIN (181)	1,525	*	1,525	0	0.00%
MAURICE DI MUZIO & MARIA GRACE DI MUZIO (182)	2,055	*	2,055	0	0.00%
MAURICE DOVER (183)	3,406	*	3,406	0	0.00%
MAX TWIGG (184)	1,472	*	1,472	0	0.00%
MAXWELL ROBERT HOOPER & VICKIE JEAN HOOPER (185)	7,933	*	7,933	0	0.00%
MAY CHEUNG CHEE	2,818	*	2,818	0	0.00%
MELINDA HARRISON	486	*	486	0	0.00%
MELISSA SCHUTTE	100	*	100	0	0.00%
MERRYL ANDREE SHAND	1,074	*	1,074	0	0.00%
MICHAEL BIGG & MONICA BIGG (186)	18,336	*	18,336	0	0.00%
MICHAEL DALZOTTO	602	*	602	0	0.00%
MICHAEL E ALLEN & LYNETTE CAROL ALLEN (187)	3,035	*	3,035	0	0.00%
MICHAEL GEORGE ALCORN	1,450	*	1,450	0	0.00%
MICHAEL GERARD KEATING & JUDITH ANNE KEATING (188)	3,543	*	3,543	0	0.00%
MICHAEL HERBERT ROGERS (189)	13,755	*	13,755	0	0.00%
MICHAEL HERBERT ROGERS & PENELOPE JANE ROGERS (190)	56,602	*	56,602	0	0.00%
MICHAEL JOHN BROWNE & TRACEY LEE BOWNE	132	*	132	0	0.00%
MICHAEL JOHN BOWNE	596	*	596	0	0.00%
MICHAEL JOHN DRAPAC (191)	3,636	*	3,636	0	0.00%
MICHAEL JOSEPH MCCANN (192)	2,512	*	2,512	0	0.00%
MICHAEL MCMAHON (193)	5,170	*	5,170	0	0.00%
MICHAEL MINICHIELLO & THERESA MINICHIELLO (194)	3,114	*	3,114	0	0.00%

65

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
MICHAEL QUAGLIATA	2,619	*	2,619	0	0.00%
MICHAEL SERGI & ANTONETTE SERGI	1,361	*	1,361	0	0.00%
MICHAEL TACCONE	1,775	*	1,775	0	0.00%
MICHELLE AUDREY THOMPSON	213	*	213	0	0.00%
MILTON DOUGLAS TAYLOR	1,400	*	1,400	0	0.00%
MIRIAM NERVO	2,415	*	2,415	0	0.00%
MONISH MODY (195)	1,053	*	1,053	0	0.00%
MUJI RETNA MUNAWATI	1,408	*	1,408	0	0.00%
MURRAY OAKES AND SARAH FRANCES OAKES	5,000	*	5,000	0	0.00%
NATALIE PATTERSON	1,200	*	1,200	0	0.00%
NATASHA JAN BULLOCK	100	*	100	0	0.00%
NEIL ALLSOPP & RHONDA ALLSOPP (196)	1,203	*	1,203	0	0.00%
NEIL ANTHONY COOPER (197)	1,053	*	1,053	0	0.00%
NEIL IBBOTT (198)	6,151	*	6,151	0	0.00%
NEIL JOHN BALL & LYNDI ELIZABETH BALL (199)	2,523	*	2,523	0	0.00%
NEVILLE DAVID GRANT (200)	3,993	*	3,993	0	0.00%
NICHOLA JAMES-WALLACE	985	*	985	0	0.00%
NICHOLAS FLASKAS (201)	3,400	*	3,400	0	0.00%
NICHOLAS MACRI & CARMEL MACRI	1,690	*	1,690	0	0.00%
NICHOLAS MOLONEY & LISA MOLONEY	2,015	*	2,015	0	0.00%
NICK USSIA (202)	444	*	444	0	0.00%
NICK USSIA (203)	383	*	383	0	0.00%
NICO SCHUTTE	3,279	*	3,279	0	0.00%
NICO SCHUTTE (204)	2,000	*	2,000	0	0.00%
NIGEL ANTHONY COOPER	237	*	237	0	0.00%
NOEL ARTHUR YOUNG & ESTELLE MERLE YOUNG	500	*	500	0	0.00%
NORMA FAY ROSENHAIN (205)	1,377	*	1,377	0	0.00%
OWEN J STEINHARDT & LYNITA A STEINHARDT	3,005	*	3,005	0	0.00%
PATRICK ERWIN BERNAU & DONNA MARIE DOREY (206)	7,039	*	7,039	0	0.00%
PATRICK FRANCIS MCINTOSH & JENNIFER DOROTHY RIMMEL (207)	4,900	*	4,900	0	0.00%

66

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
PATRICK LOQUANCIO	401	*	401	0	0.00%
PAUL BARRY EDWARDS & BARBARA EVELYN EDWARDS (208)	6,340	*	6,340	0	0.00%
PAUL CONNOLLY & DEBORAH CONNOLLY	252	*	252	0	0.00%
PAUL CROCITTI & ROSA CROCITTI	2,779	*	2,779	0	0.00%
PAUL HENRY THOMPSON	156	*	156	0	0.00%
PAUL JONES (209)	10,000	*	10,000	0	0.00%
PAUL RICHARD HILLS & KAREN MAREE HILLS & DAMIAN PAUL HILLS (210)	1,000	*	1,000	0	0.00%
PAUL RUSSELL & CHRISTOPHER RUYS & IAN PATTERSON (211)	2,805	*	2,805	0	0.00%
PAUL TAYLOR (212)	1,556	*	1,556	0	0.00%
PAUL TOSIN & DANIELA TOSIN (213)	198	*	198	0	0.00%
PAUL WILLIAM BARNSBY & SONIA MARIE BARNSBY	2,053	*	2,053	0	0.00%
PEPITA ROBERTS	3,053	*	3,053	0	0.00%
PETER ALBERT DOUGLAS GRIEVE & EVELYN JOY GRIEVE	403	*	403	0	0.00%
PETER COLIN KEITH & SALLY LOUISE KEITH	5,618	*	5,618	0	0.00%
PETER HEARMAN & PENELOPE HEARMAN (214)	3,326	*	3,326	0	0.00%
PETER COLIN KEITH (215)	2,001	*	2,001	0	0.00%
PETER GOWAN & JULIE GOWAN (216)	2,068	*	2,068	0	0.00%
PETER JAMES DUNN (217)	2,116	*	2,116	0	0.00%
PETER HOULIHAN (218)	4,166	*	4,166	0	0.00%
PETER NONNENMACHER & LYNETTE NONNENMACHER & GREGORY NONNENMACHER (219)	2,602	*	2,602	0	0.00%
PETER LEWIS (220)	7,873	*	7,873	0	0.00%
PETER MACBEAN STEWART & ROBIN KATHLEEN STEWART	192	*	192	0	0.00%
PETER MARK & DORA MARK (221)	230	*	230	0	0.00%
PETER MELVILLE KING & ELIZABETH MARY KING	5,500	*	5,500	0	0.00%
PETER MOORE (222)	2,000	*	2,000	0	0.00%
PETER ROBERT MOORE	4,000	*	4,000	0	0.00%
PETER RYAN GILMOUR	1,405	*	1,405	0	0.00%
PETER SLAVKO CESTNIK & TIFFANY CLAIR CESTNIK	1,000	*	1,000	0	0.00%
PETER WILLIAM HEARMAN & PENELOPE JANE HEARMAN & JOHN MICHAEL HEARMAN (223)	1,237	*	1,237	0	0.00%
PHILIP BLAKE & SUSAN BLAKE & ELIZABETH BLAKE & RYAN BLAKE (224)	2,496	*	2,496	0	0.00%

67

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
PHILIP WILLIAM GRAYSON	1,004	*	1,004	0	0.00%
PHILLIP A. COLE	950	*	950	0	0.00%
PRASHANTA KUMAR CHATTERJEE & JENNIFER CHATTERJEE & ROBINDRA NARAYAN CHATTERJEE (225)	128	*	128	0	0.00%
RUSSELL FRANCEIS WOODROW & HELEN ELSIE WOODROW (226)	4,036	*	4,036	0	0.00%
RAMANI SAMINATHAN & JAYA RANI SUBRAMANIAN (227)	419	*	419	0	0.00%
RACHEL NICOLE JOYCE	314	*	314	0	0.00%
RAELENE DEBRA HAMILTON	409	*	409	0	0.00%
RAJAGUNALAN RASIAH & DEVAKI JANAKI RASIAH (228)	1,400	*	1,400	0	0.00%
RANDALL JUDE BEZAIRE & ALISON MAY BEZAIRE (229)	6,018	*	6,018	0	0.00%
RANDHIR VARMA & LEIGH VARMA (230)	124	*	124	0	0.00%
RAY NEILSEN (231)	439	*	439	0	0.00%
RAYMOND CRAWSHAW & BRENDA CRAWSHAW	1,023	*	1,023	0	0.00%
RAYMOND NEILSEN	645	*	645	0	0.00%
RAYMOND THOMAS CHENSEE	404	*	404	0	0.00%
REBECCA HOUGHTON	380	*	380	0	0.00%
REBECCA LOUISE STEPHAN	429	*	429	0	0.00%
REBECCA MARGOT HANSEN	1,400	*	1,400	0	0.00%
RETO JAMES DUNN (232)	1,503	*	1,503	0	0.00%
RICHARD HOWE & CHRIS SERTIC	1,020	*	1,020	0	0.00%
RICHARD JAMES PICKETT MARKS & CATHERINE JANE MARKS	1,400	*	1,400	0	0.00%
RICO SCHUTTE	100	*	100	0	0.00%
RITA TACCONE & DOMENICO TACCONE	1,056	*	1,056	0	0.00%
ROBERT ANDREW BLISS	1,554	*	1,554	0	0.00%
ROBERT ANDREW BLISS & WENDY ANN BLISS (233)	18,358	*	18,358	0	0.00%
ROBERT CHARLES WALTERS & MARY ANN WALTERS	880	*	880	0	0.00%
ROBERT G. KATZ	343	*	343	0	0.00%
ROBERT GEORGE PRENDERGAST & MAREE ANN PRENDERGAST	5,000	*	5,000	0	0.00%
ROBERT GEORGE PRENDERGAST & MAREE ANN PRENDERGAST (234)	2,000	*	2,000	0	0.00%
ROBERT MALCOLM WILKIE	1,402	*	1,402	0	0.00%
ROBERT MALCOLM WILKIE & LINDA ELIZABETH WILKIE (235)	9,850	*	9,850	0	0.00%

68

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
ROBERT MARK PRUYN & MEREDITH ANNE PRUYN (236)	1,536	*	1,536	0	0.00%
ROBERT PRUYN	13,227	*	13,227	0	0.00%
ROBERT STANLEY HOLLE	300	*	300	0	0.00%
ROBYN QUICK	1,872	*	1,872	0	0.00%
ROGER YOUIL & LUCY YOUIL (237)	5,018	*	5,018	0	0.00%
RON ANTHONY (238)	716	*	716	0	0.00%
RONALD ROUWENHURST (239)	5,000	*	5,000	0	0.00%
RONALD PETER KUCHARSKI (240)	17,759	*	17,759	0	0.00%
RONALD VANDERWAAL & HEATHER JOY VANDERWAAL & BENJAMIN JAY VANDERWAAL	5,337	*	5,337	0	0.00%
ROSS ARDITA & MARIA ARDITA	104	*	104	0	0.00%
ROSS NOEL ULLMAN & SUZANNE ULLMAN (241)	15,800	*	15,800	0	0.00%
ROWAN FOX	9,164	*	9,164	0	0.00%
ROYAL CHARLES ROLLEY & MAREE ELMA ROLLEY (242)	2,132	*	2,132	0	0.00%
ROY BENSON (243)	7,000	*	7,000	0	0.00%
RUSSELL BROWN & STEVEN WEBB (244)	4,700	*	4,700	0	0.00%
RUSSELL JOHN WILKIE	401	*	401	0	0.00%
RUSSELL JOHN WILKIE & ROBYN LOUISA WILKIE (245)	2,523	*	2,523	0	0.00%
SAMANTHA ANN STEWART	100	*	100	0	0.00%
SAMEER PRASAD	2,806	*	2,806	0	0.00%
SANDRA FAY LOCK	1,260	*	1,260	0	0.00%
SANTINO ANTHONY MASTROENI	16,461	*	16,461	0	0.00%
SARAH FRANCES OAKES	437	*	437	0	0.00%
SASCHA RUST	2,000	*	2,000	0	0.00%
SCOTT LESLIE GANT (246)	60,890	*	60,890	0	0.00%
SCOTT PATTERSON	300	*	300	0	0.00%
SCOTT PRENDERGAST	435	*	435	0	0.00%
SCOTT RUSSELL SPLADE & CAROL GAE SPLADE	6,755	*	6,755	0	0.00%
SEAMUS MARTIN (247)	6,970	*	6,970	0	0.00%
SEAN CHRISTOPHER DAVID NUGARA & MICHELLE MARIA NUGARA	1,380	*	1,380	0	0.00%
SEAN NUGARA & MICHELLE NUGARA (248)	1,053	*	1,053	0	0.00%

69

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
SERGIO FORZA (249)	8,959	*	8,959	0	0.00%
SHANE SIKORA (250)	596	*	596	0	0.00%
SHANNON MCMAHON	4,000	*	4,000	0	0.00%
SHANULISA PRASAD	405	*	405	0	0.00%
SHARAD VED PRAKASH & NEH CHIB VED PRAKASH	1,000	*	1,000	0	0.00%
SHARNAH THOMPSON (251)	171	*	171	0	0.00%
SHEELAGM YOUNG (252)	1,870	*	1,870	0	0.00%
SHEHARA WIJETUNGA	170	*	170	0	0.00%
SHELLEY MARIE FOX	2,439	*	2,439	0	0.00%
SHERYLE SHERIDAN (253)	1,199	*	1,199	0	0.00%
SIOBHAN MARTIN	2,000	*	2,000	0	0.00%
STEPHEN BURNS & ROSALIND BURNS (254)	2,839	*	2,839	0	0.00%
STEPHEN COX & WENDY COX (255)	8,450	*	8,450	0	0.00%
STEPHEN DOMINIC FRANCIS CREAGH & JOHANNA BROOKE CREAGH	1,000	*	1,000	0	0.00%
STEPHEN FOX	7,053	*	7,053	0	0.00%
STEPHEN JOHN & LISA SIMONE GREENHAM (256)	100	*	100	0	0.00%
STEPHEN PATTERSON & CHERYL PATTERSON (257)	1,715	*	1,715	0	0.00%
STEPHEN ROBERT BIDELEUX	1,501	*	1,501	0	0.00%
STEWART CRAIG DOBRZYNSKI & FIONA JOANNE DOBRZYNSKI (258)	2,135	*	2,135	0	0.00%
SUSAN MONGELLI & PETER WATERS (259)	311	*	311	0	0.00%
SUSAN STORIE	200	*	200	0	0.00%
SUZANNE KAYE JONES (260)	3,000	*	3,000	0	0.00%
SUZANNE KAYE JONES	500	*	500	0	0.00%
SUZANNE MARIA SEWELL	600	*	600	0	0.00%
TALBOT CHINCHEN & GAY CLOVER CHINCHEN (261)	6,000	*	6,000	0	0.00%
TARA LEANNE WINCKEL & PAUL JOSEPH VAN WINCKEL	1,400	*	1,400	0	0.00%
TERRENCE GERARD CARROLL & SHARON THERESE CARROLL (262)	4,440	*	4,440	0	0.00%
TERRY HARRINGTON & JULIE THOMAS HARRINGTON	1,510	*	1,510	0	0.00%
TERRY ANN ROTH	2,954	*	2,954	0	0.00%
TERRY ANN ROTH & ADAM DANIEL BOWLING (263)	3,430	*	3,430	0	0.00%

70

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
TERRY CARROLL	2,027	*	2,027	0	0.00%
TERRY JAMES HARRINGTON	402	*	402	0	0.00%
TERRY JAMES HARRINGTON & JULIE DIANE THOMAS	808	*	808	0	0.00%
THABOJAN RASIAH (264)	2,800	*	2,800	0	0.00%
THOMAS ASHCROFT & JULIA PATRICIA ASHCROFT (265)	401	*	401	0	0.00%
THOMAS ERNEST HORGAN	1,747	*	1,747	0	0.00%
THOMAS ERNEST HORGAN & ANNE THERESE HORGAN (266)	736	*	736	0	0.00%
THOMAS GRAHAM SHEEHAN & JOHN DOUGLAS SHEEHAN (267)	1,053	*	1,053	0	0.00%
THOMAS OAKES	200	*	200	0	0.00%
TIM HARGREAVES (268)	5,482	*	5,482	0	0.00%
TIM SMITH (269)	2,143	*	2,143	0	0.00%
TIMOTHY PETER FARLEY & MARY KATHLEEN FARLEY (270)	8,666	*	8,666	0	0.00%
TIMOTHY JOHN OLIVER (271)	3,579	*	3,579	0	0.00%
TIMOTHY ROSS CROOKS	555	*	555	0	0.00%
TIMOTHY ROSS FLOWERS & MONIQUE LYNETTE FLOWERS (272)	1,500	*	1,500	0	0.00%
TINA DION (273)	204	*	204	0	0.00%
TODD SESSIONS	569	*	569	0	0.00%
TONY HAVIG (274)	2,980	*	2,980	0	0.00%
TONY JORDAN & DENISE MURPHY (275)	125	*	125	0	0.00%
TRACEY ANN REILLY	2,010	*	2,010	0	0.00%
TRACY WALPOLE	1,000	*	1,000	0	0.00%
TREVOR SCHOENMACHER & LISA STRIBLEY & BRETT HANSEN (276)	246	*	246	0	0.00%
TRUDY PIA MARIA CROOKS	555	*	555	0	0.00%
VERA SMOLONOGOV	406	*	406	0	0.00%
VICKI BELL & GRAHAM BELL (277)	3,941	*	3,941	0	0.00%
VICKI JUNE BELL	3,770	*	3,770	0	0.00%
VINCENT CONRAD CREAGH (278)	2,000	*	2,000	0	0.00%
VINCENT JOHN CREAGH (279)	9,465	*	9,465	0	0.00%
VITTORIO MONARCA & CATHERINE MONARCA (280)	225	*	225	0	0.00%
WARREN CLAUDE SLATER & DIERDRE ANNE SLATER (281)	3,618	*	3,618	0	0.00%
WAYNE CAREY	2,472	*	2,472	0	0.00%
WAYNE FRANCIS SYKES	1,250	*	1,250	0	0.00%
WAYNE FRANCIS SYKES (282)	4,000	*	4,000	0	0.00%
WILLIAM JOHN VALLENCE	1,185	*	1,185	0	0.00%
WILLIAM MAILE & KATHARINE BLACKMORE & XI DAI DIEP & CRAIG DAVID PRINCE (283)	9,020	*	9,020	0	0.00%
WILLIAM OAKES	200	*	200	0	0.00%
WILLIAM PETER MAILE	14,258	*	14,258	0	0.00%
WILLIAM ROSS TAYLOR & HELEN LARAINE TAYLOR (284)	225	*	225	0	0.00%
WILLIAM ROY JACKSON & DAWN CAROL JACKSON	4,579	*	4,579	0	0.00%
YUANYUAN CHU	3,200	*	3,200	0	0.00%
TOTAL	9,089,220		9,089,220

71

*	Less than 1% of the outstanding shares of common stock.

(1)	Paul Mathieson is our Chairman, CEO and the major shareholder of IEGH.

(2)	Of these shares, 121,120 shares are owned by Fenwick Corporation Pty Ltd (“Fenwick”). Fenwick is the trustee for Fenwick Investment A/C. The selling stockholder is the director of Fenwick and the beneficiary of Fenwick Investment A/C. 5,891 of these shares are owned by C T Super Pty Ltd. The selling stockholder is the director of C T Super Pty Ltd. 56,378 shares are held by Clem Tacca Pty Ltd as trustee for Clem Tacca Family A/C. The selling stockholder is the director of Clem Tacca Pty Ltd and the beneficiary of Clem Tacca Family A/C. 20,000 shares are held by Triple 8 Group Pte. Ltd. The selling stockholder is the director of Triple 8 Group Pte. Ltd.

(3)	Of these shares, 756 are owned by Erstein Pty Limited as trustee for Hartland Super Fund A/C. The selling stockholders are the directors of Erstein Pty Limited.

(4)	Of these shares, 6,000 shares are owned by Alan Lamb and Sandra Givens as trustee for the Glamourous Superannuation Fund.

(5)	Of these shares, 4,207 shares are owned by Sacco Developments Australia Pty Limited as trustee for the Sacco Family A/C. The selling stockholder is the director of Sacco Developments Australia Pty Limited.

(6)	Of these shares, 5,503 shares are owned by Quantum One Pty Ltd as trustee for the Crown Domain A/C. The selling stockholder is the director of Quantum One Pty Ltd.

(7)	Of these shares, 1,737 shares are owned by Alicia Breamer Keall as trustee for Queenwood Superannuation Fund A/C.

(8)	Of these shares, 1,417 shares are owned by A & K Dyer Pty Ltd. The selling stockholders are directors of A & K Dyer Pty Ltd.

(9)	Of these shares, 491 are owned by Pachira Aquatica Pty Ltd as trustee for Pachira Aquatica Family A/C. The selling stockholders are the directors of Pachira Aquatica Pty Ltd.

(10)	Of these shares, 6,005 shares are owned by A F H M Pty Ltd. The selling stockholders are the directors of A F H M Pty Ltd.

72

(11)	Of these shares, 4,500 shares are held by the selling stockholders as trustee for the A.J. Zillman Family Trust.

(12)	Of these shares, 460 shares are held by the selling stockholders as trustee for The Kelly Family Settlement Trust.

(13)	Of these shares, 36,975 shares are held by A Maggiotto Nominees Pty Ltd, as trustee for Maggiotto Super Fund A/C. The selling stockholders are the beneficiaries of the Maggiotto Super Fund A/C.

(14)	Of these shares, 8,543 shares are held directly, and 1,000 shares are held by the selling stockholder as trustee for the Angus Wilkie Super Fund.

(15)	Of these shares, 839 shares are held directly and 426 shares are held by the selling stockholders as trustees for the Anthony Badger & Linda Kachel Super Fund.

(16)	Of these shares, 555 shares are held by Comserve Management Limited as trustee for Greenfield A/C. The selling stockholders are the directors of Comserve Management Limited.

(17)	Of these shares, 586 are held by Cornerstone Ventures Pty Ltd. The selling stockholder is the director of Cornerstone Ventures Pty Ltd.

(18)	Of these shares, 522 shares are held by Anthony and Abigail Kooy as trustees for the A&A Kooy Super Fund.

(19)	Of these shares, 1,644 shares are held by Vanchem Pty Ltd, as trustee for Madeclaire Super Fund A/C. The selling stockholders are the directors of Vanchem Pty Ltd.

(20)	Of these shares, 228 shares are held directly and 329 are held by Piesse Investments Pty Ltd, as trustee for the Piesse Super Fund A/C. The selling stockholder is the director of Piesse Investments Pty Ltd.

(21)	Of these shares, 3,592 shares are held by Northam Park Pty Ltd as trustee for the B & CA Hudson Super Fund A/C. The selling stockholders are the directors of Northam Park Pty Ltd.

(22)	Of these shares, 3,800 shares are held by the selling stockholders as trustee for the Barry Brown Superannuation Fund.

(23)	Of these shares, 4,641 shares are held by BJ & BL Gant Pty Ltd as trustee for Gant Super Fund A/C. The selling stockholders are the directors of BJ & BL Gant Pty Ltd.

(24)	Of these shares, 1,500 shares are held by Barry Oates and Alexandra Watts as trustees for the Oates Family S/F A/C.

(25)	Of these shares, 7,500 shares are held by Ossum Holdings Pty Ltd as trustee for Tanton Super Fund A/C. The selling stockholders are the directors of Ossum Holdings Pty Ltd.

73

(26)	Of these shares, 4,032 shares are held by Mr. Barry Watson and Mrs. Janet Watson as trustees for the Watson Family S/F A/C.

(27)	Of these shares, 2,861 shares are held by Blue Eagle Investments Pty Ltd as trustee for the Blue Eagle Super Fund A/C. The selling stockholders are the directors of Blue Eagle Investments Pty Ltd.

(28)	Of these shares, 2,600 shares are owned by BW Equities Pty Ltd. The selling stockholder is the director of BW Equities Pty Ltd.

(29)	Of these shares, 169 shares are held by Aviwed Pty Ltd as trustee for the Mellers Family A/C. The selling stockholder is the director of Aviwed Pty Ltd.

(30)	Of these shares, 3,209 shares are held by Mrs. Bonnie June Goodrich and Mrs. Marney Renee Jefferies as trustees for the Sea Change Super Fund A/C.

(31)	Of these shares, 2,898 shares are held by the selling stockholder as trustee for the Prowse Family Investment A/C.

(32)	Of these shares, 857 shares are held by Mr. Brett Andrew Hansen and Mrs. Jennifer Louise Hansen as trustees for Greenpeas Super Fund A/C, and 176 shares are held by Greenpeas Investments Pty Ltd as trustees for The B & J Hansen Family A/C. The selling stockholders are the directors of Greenpeas Investments Pty Ltd.

(33)	Of these shares, 683 shares are held by Doynton Holdings Pty Ltd as trustee for The Think Big A/C. The selling stockholder is the director of Doynton Holdings Pty Ltd.

(34)	Of these shares, 2,572 shares held by the selling stockholders as trustees for The BF & SK Garnett Family Trust.

(35)	Of these shares, 147 shares are held by Brian Martin & Associates Pty Ltd as trustee for the Brian Martin S/F A/C. The selling stockholders are the directors of Brian Martin & Associates Pty Ltd.
(36)	Of these shares, 5,326 shares are owned by Brian Matthews as trustee for the Matthews Future Fund. The selling stockholder is the beneficiary of the Matthews Future Fund.

(37)	Of these shares, 20,636 shares are held by Jash Pty Ltd as trustee for the Bruce Hinckfuss Super Fund and 7,500 shares are held by Jash Pty Ltd as trustee for the Bruce Hinckfuss Family Trust. The selling stockholder is the director of Jash Pty Ltd.

(38)	Of these shares, 4,053 shares are held by Queenwood Orchard Trust. The selling stockholder is the trustee of Queenwood Orchard Trust. 2,526 are held by Charlie Keall Super Pty Ltd as trustee for Charlie Keall Superannuation Fund. The selling stockholder is the director of Charlie Keall Super Pty Ltd.

(39)	Of these shares, 109 shares are held by Payne Corporation Pty Ltd as trustee for the Payne Super Fund A/C. The selling stockholder is the director of Payne Corporation Pty Ltd.

(40)	Of these shares, 420 shares are held by First Equity Capital Pty Ltd as trustee for the First Equity Finance FND A/C. The selling stockholders are the directors of First Equity Capital Pty Ltd.

74

(41)	Of these shares, 4,000 shares are held by Widerange Corporation Pty Ltd. The selling stockholder is the director of Widerange Corporation Pty Ltd.

(42)	Of these shares, 578 shares are held by Exford Grange Pty Ltd as trustee for the Arid Zone Super Fund. The selling stockholder is the director of Exford Grange Pty Ltd.

(43)	Held by the selling stockholder as trustee for Pot of Gold Super Fund.

(44)	Of these shares, 10,971 shares are held by Colmar Enterprises (QLD) Pty Ltd as trustee for the Burton Family Discretionary Trust. The selling stockholder is the director of Colmar Enterprises (QLD) Pty Ltd.

(45)	Of these shares, 3,257 shares are held directly and 3,060 shares are held by the selling stockholder as trustee for the Cardub Super Fund.

(46)	Held by the selling stockholders as trustee for The Trinity Super Fund A/C.

(47)	Held by Gorcris Pty Ltd as trustee for The Main Trust Trading as GJ & C Maslin. The selling stockholder is the director of Gorcris Pty Ltd.

(48)	Of these shares, 1,402 shares are held by X C Lent Developments Pty Ltd, and 5,708 are held by the selling stockholders as trustees for the Kozicki Super Fund A/C. The selling stockholders are the directors of X C Lent Developments Pty Ltd.

(49)	Of these shares, 238 shares are held by Daak Gibson Holdings Pty Ltd as trustee for the Daak Gibson Family A/C. The selling stockholder is the director of Daak Gibson Holdings Pty Ltd.

(50)	Of these shares, 8,000 shares are held by C F Superfund Pty Ltd as trustee for the C F Super Fund A/C, and 8,000 shares are held by Plan B Investments Pty Ltd as trustee for PBI A/C. The selling stockholder is the director of C F Superfund Pty Ltd and Plan B Investments Pty Ltd.

(51)	Of these shares, 482 shares are held by the selling stockholder as trustee for Synoptic Super Fund.

(52)	Of these shares, 10,822 shares are held by Dansan (AUST) Pty Ltd as trustee for the Dansan Family A/C, 1,793 are held by Paladin Global Industries Pty Ltd as trustee for SGF Planet A/C, and 621 shares are held by Dansan (AUST) Pty Ltd as trustee for the D Fam & Ellon Noms P/L A/C. The selling stockholder is the director of Dansan (AUST) Pty Ltd and Paladin Global Industries Pty Ltd.

(53)	Of these shares, 7,305 shares are held by Optimal Equity Pty Ltd. The selling stockholders are the directors of Optimal Equity Pty Ltd.

(54)	Held by the selling stockholders as trustee for The O’Connell Superannuation Fund.

(55)	Of these shares, 11,611 shares are held by Vaingirl Nominees Pty Ltd as trustee for Hector Henry Holdings A/C, and 1,403 shares are held by Vaingirl Nominees Pty Ltd as trustee for Sunday Trading A/C. The selling stockholder is director of Vaingirl Nominees Pty Ltd.

75

(56)	Of these shares, 129 shares are held by Jaxland Pty Ltd as trustee for the D & L Putland Family A/C. The selling stockholder is the director of Jaxland Pty Ltd.

(57)	Of these shares, 1,423 shares are held by the selling stockholder as trustee for DS Hutchinson Super A/C.

(58)	Of these shares, 1,401 shares are held by Lock Enterprises Pty Ltd, and 6,579 shares are held by Lock Enterprises Pty Ltd as trustee for Darryl Lock Super Fund A/C. The selling stockholders are directors of Lock Enterprises Pty Ltd.

(59)	Of these shares, 855 shares are held by the selling stockholders as trustees for the Ward Family Superannuation Fund A/C.

(60)	Of these shares, 42,000 shares are held by Firecrest Estates Ltd. The selling stockholder is the director of Firecrest Estates Ltd.

(61)	Of these shares, 612 shares are held by the selling stockholders as trustees for the Superfund A/C.

(62)	Of these shares, 279 shares are held by Davco Constructions Pty Ltd. The selling stockholder is the director of the Davco Constructions Pty Ltd.

(63)	Of these shares, 1,000 shares are held by David Jenkinson & Assoc Pty Ltd as trustee for the Jenkinson Family S/F A/C. The selling stockholder is the director of David Jenkinson & Assoc Pty Ltd.

(64)	Of these shares, 5,395 shares are held by the selling stockholder as trustee for The Highvale Family A/C, and 6,698 shares are held by Ravefield Pty as trustee for The Highvale S/F A/C. The selling stockholder is director of Ravefield Pty.

(65)	Of these shares, 5,789 shares are held directly and 2,000 shares are held by Davken Pty Ltd. The selling stockholder is the director of Davken Pty Ltd.

(66)	Held by the selling stockholders as trustees for the Spearhead Superannuation Fund.

(67)	Of these shares, 558 shares are held by Kenobi Holdings Pty Ltd as trustee for Kenobi Super A/C and 418 shares are held by Kenobi Holdings Pty Ltd as trustee for The Caspero Unit A/C. The selling stockholder is director of Kenobi Holdings Pty Ltd.

(68)	Of these shares, 420 shares are held directly and 1,832 shares are held by Austallus Pty Ltd as trustee for Austallus Super Fund A/C. The selling stockholders are directors of Austallus Pty Ltd.

(69)	Of these shares, 1,486 shares are held by the selling stockholders as trustees for O’Connor Williams S/F A/C.

(70)	Of these shares, 515 shares are held by Durand Holdings Pty Ltd as trustee for Durand Investment A/C. The selling stockholder is director of Durand Holdings Pty Ltd.

76

(71)	Of these shares, 7,074 shares are held by Augustwave Pty Ltd as trustee for Augustwave Super A/C. The selling stockholders are directors of Augustwave Pty Ltd.

(72)	Of these shares, 1,525 shares are held by Venoace Pty Ltd as trustee for Johnson Family Discretionary A/C No. 2. The selling stockholder is director of Venoace Pty Ltd.

(73)	Of these shares, 12,695 shares are held by Domenic Tacca Pty Ltd as trustee for Domenic Tacca Family A/C. The selling stockholder is the director of Domenic Tacca Pty Ltd.

(74)	Of these shares, 1,140 shares are held by the selling stockholders as trustees for Tuscany Super Fund A/C.

(75)	Of these shares, 1,775 shares are held by Torwood General Cleaning Services Pty Ltd as trustee for Executive Super Fund A/C. The selling stockholders are directors of Torwood General Cleaning Services Pty Ltd.

(76)	Of these shares, 393 shares are held by Wendon Holdings Pty Limited as trustee for Wendon Family Property A/C. The selling stockholders are directors of Wendon Holdings Pty Limited.

(77)	Of these shares, 763 shares are held by the selling stockholders as trustees for the Swain Family Pension A/C.

(78)	Of these shares, 135 shares are held by Addvokat Pty Ltd as trustee for Addvokat A/C. The selling stockholder is director of Addvokat Pty Ltd.

(79)	Of these shares, 1,250 shares are held by Danmag Pty Ltd as trustee for The Douglas A. Nicholson Superannuation Fund. The selling stockholder is director of Danmag Pty Ltd.

(80)	Of these shares, 5,000 shares are held by Amber Valley Orchid Pty Ltd as trustee for the Amber Valley Superannuation Fund. The selling stockholder is director of Amber Valley Orchid Pty Ltd.

(81)	Of these shares, 5,000 shares are held by Kingdom Building, Inc. The selling stockholder is director of Kingdom Building, Inc.

(82)	Of these shares, 6,000 shares are held by the selling stockholders as trustees for the Morgan Superannuation A/C.

(83)	Of these shares, 240 shares are held by Elms Lazurko Superannuation Pty Ltd as trustee for the Elms Lazurko Super A/C. The selling stockholder is director of Elms Lazurko Superannuation Pty Ltd.

(84)	Of these shares, 550 shares are held by E & C Georgiou Num Pty Ltd as trustee for The Emilious Georgiou A/C, 460 shares are held by the selling stockholder as trustee for Georgiou Super Fund A/C. The selling stockholder is director of E & C Georgiou Num Pty Ltd.

(85)	Of these shares, 5,496 shares are held by Dyer Farms Pty Ltd as trustee for Tooronga Farms Ret Fund A/C. The selling stockholders are directors of Dyer Farms Pty Ltd.

77

(86)	Of these shares, 5,900 shares are held by the selling stockholder as trustee for the Evert Pol SMSF.

(87)	Of these shares, 5,877 shares are held by Faldison Pty Ltd. The selling stockholder is director of Faldison Pty Ltd.

(88)	Of these shares, 24,559 shares are held by Mortgage Brokers Pty Ltd as trustee for Frank Wilkie Super Fund A/C. The selling stockholder is beneficiary of the Frank Wilkie Super Fund A/C and Director of Mortgage Brokers Pty Ltd.

(89)	Of these shares, 1,498 shares are held by Selected Smash Repairs Pty Ltd. The selling stockholder is the director of Selected Smash Repairs Pty Ltd.

(90)	Held by Radmee Pty Ltd as trustee for Ganesh Radmee Superannuation Fund. The selling stockholder is director of Radmee Pty Ltd.

(91)	Held by the selling stockholders as trustee of the McKenzie Superfund A/C.

(92)	Of these shares, 2,100 shares are held by Jomaro Pty Ltd. The selling stockholder is the director of Jomaro Pty Ltd.

(93)	Of these shares, 4,089 shares are held by Galico Pty Ltd as trustee for Lacono Family A/C. The selling stockholder is director of Galico Pty Ltd.

(94)	Of these shares, 1,333 shares are held by the selling stockholders as trustees for The Columbus Super Fund A/C.

(95)	Of these shares, 1,000 shares are held by GFF Holdings Pty Ltd as trustee for GFF Superannuation Fund A/C. The selling stockholder is director of GFF Holdings Pty Ltd.

(96)	Of these shares, 5,657 shares are held by the selling stockholders as trustees for GL & CJ Godley S/F A/C, 4,112 shares are held by the selling stockholders directly, and 7,974 shares are held by Chellema Investment Co Pty Ltd as trustee for Trading A/C. The selling stockholders are directors of Chellema Investment Co Pty Ltd.

(97)	Of these shares, 1,002 shares are held by Bolzano Investments Pty Ltd. The selling stockholders are directors of Bolzano Investments Pty Ltd.

(98)	Of these shares, 2,699 shares are held by the selling stockholder as trustee for Paradigm Develop S/F A/C.

(99)	Of these shares, 287 shares are held by the selling stockholders as trustees for Paradigm Developments SF.

(100)	Of these shares, 1,057 shares are held directly, and 3,068 shares are held by the selling stockholders as trustees for The Sullivan Super Fund A/C.

78

(101)	Of these shares, 237 are held directly and 1,666 are held by Valiant Investments Pty Ltd. The selling stockholder is the director of Valiant Investments Pty Ltd.

(102)	Of these shares, 1,421 shares are held by the selling stockholders as trustees for Life Enrichment Ent S/F A/C.

(103)	Of these shares, 1,433 shares are held by the selling stockholders as trustees for Blair-West Med Pens Fund A/C.

(104)	Of these shares, 9,693 shares are held by G L B Pty Ltd as trustee for The GLB Super Fund A/C, 1,800 shares are held by G L B Pty Ltd as trustee for The G L Bliss Family A/C, and 1,251 shares are held by G L B Pty Ltd. The selling stockholder is director of G L B Pty Ltd.

(105)	Of these shares, 273 shares are held by the selling stockholders as trustees for Vlahos Super Fund A/C.

(106)	Of these shares, 4,016 shares are held by Alclare Pty Ltd as trustee for The Blair-West Family A/C. The selling stockholder is the director of Alclare Pty Ltd.

(107)	Of these shares, 1,745 shares are held by the selling stockholders as trustees for Blair-West Medical S/F A/C.

(108)	Of these shares, 1,138 shares are held by the selling stockholders as trustees for George Nel Super Fund A/C.

(109)	Of these shares, 7,466 shares are held by the selling stockholders as trustees for The Mason Super Fund A/C, and 4,737 shares are held by the selling stockholders as trustees for The Mason Family A/C.

(110)	Of these shares, 120 shares are held by G A Giusti Construction Pty Limited. The selling stockholders are directors of G A Giusti Construction Pty Limited.

(111)	Of these shares, 2,060 shares are held by the selling stockholders as trustees for The Joybell Nominees Super Fund.

(112)	Of these shares, 427 shares are held directly, 8,769 shares are held by the selling stockholder and Dana Heriot as trustees for Gordon Heriot Super Fund A/C, and 848 shares are held by the selling stockholder as trustee for Heriot A/C.

(113)	Of these shares, 2,015 shares are held by the selling stockholders as trustees for Farmcostalota Super Fund A/C, and 3,923 shares are held by Nattaltri Pty Ltd. The selling stockholders are directors of Nattaltri Pty Ltd.

(114)	Of these shares, 667 shares are held by the selling stockholder as trustee for GL Smith Super Fund A/C.

(115)	Of these shares, 409 shares are held by the selling stockholders as trustees for The Warden Super Fund.

79

(116)	Of these shares, 2,611 shares are held by the selling stockholders as trustees for Gloria Hartney S/Fund A/C.

(117)	Of these shares, 2,000 shares are held by G & F Dennis Superannuation Fund. The selling stockholder is the director of G & F Dennis Superannuation Fund.

(118)	Of these shares, 2,061 shares are held by Tenni & Associates Pty Ltd as trustee for The Tenni Family A/C, and 440 shares are held by the selling stockholder as trustee for The Evolution Unit A/C. The selling stockholder is the director of Tenni & Associates Pty Ltd.

(119)	Of these shares, 1,000 shares are held by Bew’s Kennel Pty Ltd as trustee for Watson Trading A/C. The selling stockholder is director of Bew’s Kennel Pty Ltd.

(120)	With respect to 8,810 shares, Mr. Hansen shares voting and investment power with his spouse. With respect to 3,205 shares, Mr. Hansen shares voting and investment power with Trevor Schoenmaker, Lisa Stribley and Brett Hansen.

(121)	Of these shares, 2,248 shares are held by Blue Chip Turf Management Pty Ltd as trustee for Trim Family A/C. The selling stockholders are directors of Blue Chip Turf Management Pty Ltd.

(122)	Of these shares, 747 shares are held by the selling stockholders as trustees for H & M Ross Retire Fund A/C.

(123)	Of these shares, 5,839 shares are held by Resort Brokers Pty Ltd as trustee for The Crooks Family Superannuation Fund. The selling stockholders are directors of Resort Brokers Pty Ltd.

(124)	Of these shares, 1,887 shares are held by the selling stockholders as trustees for Foster Superannuation Fund.

(125)	Of these shares, 2,869 shares are held by the selling stockholder as trustee for Patterson Family A/C, and 1,413 shares are held by the selling stockholder as trustee for The Blume Patterson Unit A/C.

(126)	Of these shares, 5,135 shares are held by the selling stockholders as trustees for Ian Harold Banks S/Fund A/C.

(127)	Of these shares, 11,000 shares are held by the selling stockholders as trustees for the Gilmour Super Fund A/C.

(128)	Of these shares, 1,096 shares are held by Jiah Superannuation Pty Ltd as trustee for Jiah Super Fund. The selling stockholders are directors of Jiah Super Fund.

(129)	Of these shares, 1,500 shares are held by Kingdell Pty Ltd as trustee for I&N Patterson Superannuation Fund. The selling stockholders are directors of Kingdell Pty Ltd.

(130)	Of these shares, 3,098 shares are held by Linian Investments Pty Ltd as trustee for Ferntor Holdings Account. The selling stockholder is director of Linian Investments Pty Ltd.

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(131)	Of these shares, 3,808 shares are held by the selling stockholders as trustees for Linian Super Fund A/C.

(132)	Of these shares, 150 shares are held by Synman Nominees Pty Ltd as trustee for IMJWS Super Fund A/C. The selling stockholder is director of Synman Nominees Pty Ltd.

(133)	Of these shares, 201 shares are held by the selling stockholder as trustee for Award Saver A/C.

(134)	Of these shares, 13,398 shares are held by the selling stockholders as trustees for Lawrenson J & R S/Fund A/C.

(135)	Of these shares, 3,600 shares are held by Kovron Pty Ltd as trustee for J M Creagh Super Fund A/C, and 2,527 shares are held by Trial Developments Pty Ltd. The selling stockholders are directors of Kovron Pty Ltd and Trial Developments Pty Ltd.

(136)	Of these shares, 124 shares are held by Salora Station Pty Ltd as trustee for Highbray Absolute Entitl AC. The selling shareholders are directors of Salora Station Pty Ltd.

(137)	Of these shares, 2,700 shares are held by Wangara Proprietors Pty Ltd. The selling stockholder is director of Wangara Proprietors Pty Ltd.

(138)	Of these shares, 6,605 shares are held by Pfitzner Super Holdings Pty Ltd as trustee for Pfitzner Wangara Super Fund. The selling stockholder is director of Pfitzner Super Holdings Pty Ltd.

(139)	Held by JJAM4 Pty Ltd as trustee for Papadimitriou Family Trust. The selling stockholders are directors of JJAM4 Pty Ltd.

(140)	Of these shares, 8,399 shares are held by Admin Nominees Pty Ltd as trustee for Lovett Family A/C. The selling stockholders are directors of Admin Nominees Pty Ltd.

(141)	Held by the selling stockholder as trustee for the J Hansen Family A/C.

(142)	Of these shares, 1,985 shares are held by Campbell Marketing Pty Ltd as trustee for The John Campbell S/F A/C. The selling stockholder is the director of Campbell Marketing Pty Ltd.

(143)	Held by AJAF Pty Ltd as trustee for the AJAF Superfund. The selling stockholders are directors of AJAF Pty Ltd.

(144)	Of these shares, 1,374 shares are held by the selling stockholders as trustees for Adnams Family S/Fund A/C.

(145)	Of these shares, 5,000 shares are held directly by the selling stockholders and 300 shares are held by the selling stockholders as trustees for Hansen Superannuation Fund.

81

(146)	Of these shares, 431 shares are held directly and 469 shares are held by Royall Investments Pty Ltd as trustee for Royall Super Fund A/C. The selling stockholder is director of Royall Investments Pty Ltd.

(147)	Of these shares, 1,079 shares are held by the selling stockholders as trustees of Fry Super Fund A/C.

(148)	Of these shares, 1,474 shares are held by the selling stockholder as trustee for Thwaites Family S/F A/C.

(149)	Of these shares, 3,950 shares are held by the selling stockholders as trustees for John & Goi’s Super Fund A/C.

(150)	Of these shares, 10,909 shares are held by POTB Pty Ltd as trustee for Muda Jake Trust and 13,200 shares are held by Super Keeper Pty Ltd as trustee for RestNPlay SMSF. The selling stockholders are directors of POTB Pty Ltd and Super Keeper Pty Ltd, and beneficiaries of Muda Jake Trust and RestNPlay SMSF.

(151)	Held by the selling stockholders as trustees for The Lovett Family Super Fund.

(152)	Of these shares, 1,470 shares are held by the selling stockholder as trustee for Kirzner Family A/C, and 1,053 shares are held by Staple Elements Pty Ltd as trustee for Kirzner Family Trust. The selling stockholder is the beneficiary of Kirzner Family Trust.

(153)	Of these shares, 150 shares are held by the selling stockholder as trustee for Kristian Gowan A/C.

(154)	Of these shares, 3,368 shares are held by the selling stockholders as trustees for Keith Vuichoud Pens Fund A/C.

(155)	Held by McBride SMSF Company Pty Ltd. The selling stockholder is director of McBride SMSF Company Pty Ltd.

(156)	Held by KAC Investment Pty Ltd as trustee for KAC Superannuation Fund. The selling stockholder is director of KAC Investment Pty Ltd.

(157)	Of these shares, 13,526 shares are held by Nexcar Pty Ltd as trustee for Nexcar Investment AC, and 11,266 shares are held by Timmatt Pty Ltd as trustee for Stuckey Superannuation Fund AC. The selling stockholder is director of Nexcar Pty Ltd and Timmatt Pty Ltd.

(158)	Held by Kaizen Superannuation Fund Pty Ltd as trustee for Kaizen Superannuation Fund. The selling stockholders are directors of Kaizen Superannuation Fund Pty Ltd.

(159)	Of these shares, 2,000 shares are held by the selling stockholders as trustee for Hightide Trust.

(160)	Of these shares, 2,009 shares are held directly, and 1,001 shares are held by the selling stockholder as trustee for Kerrie Louise Grayson A/C.

82

(161)	Of these shares, 1,358 shares are held directly, 8,046 shares are held by Kevin Howard Crane Hire Pty Ltd as trustee for K & M Howard S/Fund A/C, 2,027 shares are held by Kevin Howard Investments Pty Ltd, and 2,187 shares are held by Howard K&M Crane Hire Pty Ltd as trustee for K&M Howard Super. The selling stockholder is director of Kevin Howard Crane Hire Pty Ltd, Kevin Howard Investments Pty Ltd and Howard K&M Crane Hire Pty Ltd.

(162)	Of these shares, 411 shares are held directly, and 425 shares are held by the selling stockholder as trustee for Riley Super Fund A/C.

(163)	Of these shares, 1,098 shares are held by Vardy Superannuation Pty Ltd as trustee for Vardy Super Fund A/C. The selling stockholders are directors of Vardy Superannuation Pty Ltd.

(164)	Of these shares, 84,645 shares are held by the selling stockholder as trustee for Dr L Prasad Super Fund A/C.

(165)	Of these shares, 2,295 shares are held by Pollard Superannuation Pty Ltd as trustee for Pollard Super Fund A/C. The selling stockholder is director of Pollard Superannuation Pty Ltd.

(166)	Of these shares, 8,000 shares are held by the selling stockholders as trustee for the Kirby Family Superannuation Fund.

(167)	Of these shares, 727 shares are held by the selling stockholder as trustee for Precision Greenfields S/F AC, 430 shares are held by Precision Greenfields Pty Ltd, and 403 shares are held by the selling stockholder as trustee for Stafford Investment A/C. The selling stockholder is the director of Precision Greenfields Pty Ltd.

(168)	Of these shares, 3,593 shares are held by Frosti Super Pty Ltd as trustee for MaggieArnold Superannuation Fund. The selling shareholders are directors of Frosti Super Pty Ltd.

(169)	Of these shares, 1,733 shares are held by Triple 8 Ventures Pty Ltd as trustee for L Porteous Family A/C. The selling stockholder is director of Triple 8 Ventures Pty Ltd.

(170)	Of these shares, 385 shares are held by LMC Superannuation Pty Ltd as trustee for LM Closter Super Fund A/C and 242 shares are held by the selling stockholder as trustee for R Closter Fam Disc No 2 A/C. The selling stockholder is director of LMC Superannuation Pty Ltd.

(171)	Held by the selling stockholders as trustees for the Superannuation Fund.

(172)	Held by Eliza Super (VIC) Pty Ltd as trustee for Wanattha Superfund. The selling stockholders are directors of Eliza Super (VIC) Pty Ltd.

(173)	Of these shares, 306 shares are held directly, and 1,019 shares are held by the selling stockholders as trustees for Warren Family Super Fund A/C.

(174)	Of these shares, 10,049 shares are held by the selling stockholders as trustees for Koch Super Fund A/C.

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(175)	Of these shares, 1,378 shares are held by Sherrin Pty Ltd as trustee for J & M Livingston Super A/C. The selling stockholder is director of Sherrin Pty Ltd.

(176)	Of these shares, 2,014 shares are held by McIntyre Executive Pty Limited as trustee for McIntyre Executive S/F A/C. The selling stockholders are directors of McIntyre Executive Pty Limited.

(177)	Of these shares, 2,419 shares are held by Phillips Nominees Pty Ltd as trustee for Phillips Family A/C. The selling stockholders are directors of Phillips Nominees Pty Ltd.

(178)	Of these shares, 5,000 shares are held by the selling stockholders as trustees for The Mark Trott Family Trust.

(179)	Of these shares, 477 shares are held by the selling stockholders as trustees for The Freedom Super Fund A/C.

(180)	Of these shares, 109 shares are held by the selling stockholder as trustee for the Miles Family Super Fund Pty Ltd.

(181)	Of these shares, 1,525 shares are held by MSC Enterprises (AUST) Pty Ltd. The selling stockholder is director of MSC Enterprises (AUST) Pty Ltd.

(182)	Held by the selling stockholders as trustees for Di Muzio Superfund.

(183)	Of these shares, 1,990 shares are held by Investment Vision Pty Ltd as trustee for Vision One A/C, and 1,416 shares are held by Investment Vision Pty Ltd as trustee for Maurice Dover Super A/C. The selling stockholder is director of Investment Vision Pty Ltd.

(184)	Of these shares, 1,472 shares are held by Twigg Investments Pty Ltd as trustee for Twigg Investment A/C. The selling stockholder is director of Twigg Investments Pty Ltd.

(185)	Of these shares, 5,001 shares are held by Tasman (VIC) Pty Ltd as trustee for Hooper Super Fund A/C, 2,932 shares are held by Fifth Glenmar Pty Ltd as trustee for Fifth Glenmar Property A/C. The selling stockholders are directors of Tasman (VIC) Pty Ltd and Fifth Glenmar Pty Ltd.

(186)	Of these shares, 9,175 shares are held by Nickbah Pty Ltd as trustee for Hamilah Super Fund, 4,676 shares are held by Nickbah Pty Ltd as trustee for M S Bigg Business A/C, and 4,485 shares are held by Hamilah Pty Ltd as trustee for The Hamilah Super Fund A/C. The selling stockholders are directors of Nickbah Pty Ltd and Hamilah Pty Ltd.

(187)	Of these shares, 3,035 shares are held by Heartbeat Communications Pty Ltd as trustee for Heartbeat Comm S/Fund A/C. The selling stockholders are directors of Heartbeat Communications Pty Ltd.

(188)	Of these shares, 3,081 shares are held by Newquay Investments Pty Ltd as trustee for Newquay Super Fund A/C, and 462 shares are held by Newquay Investments Pty Ltd as trustee for Michael Keating Family A/C. The selling stockholders are directors of Newquay Investments Pty Ltd.

(189)	Of these shares, 3,364 are held by the selling stockholder as trustee for The M H R A/C and 10,391 are held by the selling stockholder as trustee for The M H R Account.

(190)	Held by Rogers Superannuation Pty Ltd as trustee for Rogers Superannuation Account. The selling stockholders are directors of Rogers Superannuation Pty Ltd.

84

(191)	Held by Michael John Drapac Super Pty Ltd as trustee for MJD Superannuation Fund. The selling stockholder is director of Michael John Drapac Super Pty Ltd.

(192)	Of these shares, 2,010 shares are held directly by the selling stockholder, and 502 shares are held by the selling stockholder as trustee for McCann SMSF Pty Ltd.

(193)	Held by Lyons McMahon Super Pty Ltd as trustee for M McMahon Superannuation Fund. The selling stockholder is a director of Lyons McMahon Super Pty Ltd.

(194)	Of these shares, 3,114 shares are held by the selling stockholders as trustees for Minichiello Super Fund A/C.

(195)	Held by Shivohm Pty Ltd as trustee for Mody Unit Trust. The selling stockholder is director of Shivohm Pty Ltd.

(196)	Of these shares, 295 shares are held by N & R Allsopp Pty Ltd as trustee for Allsopp Family A/C, 908 shares are held by the selling stockholders as trustees for Neil & Rhonda Allsopp SF A/C. The selling stockholders are directors of N & R Allsopp Pty Ltd.

(197)	Of these shares, 1,053 shares are held by the selling stockholder as trustee for The N & K Cooper Future Fund.

(198)	Of these shares, 3,523 shares are held by NV Estates Pty Ltd as trustee for Ibbott Family Superannuation Fund and 2,628 shares are held the selling stockholder as trustee for the Neil Gerald Ibbott Testamentary Trust. The selling stockholder is director of NV Estates Pty Ltd.

(199)	Of these shares, 1,500 shares are held by Ball Superannuation Fund Pty Ltd as trustee for Ball Superannuation Fund, and 1,023 shares are held by the selling stockholders as trustee for Ball Family Trust. The selling stockholders are directors of Ball Superannuation Fund Pty Ltd.

(200)	Of these shares, 3,113 shares are held by Kambell Pty Ltd as trustee for Grant Family Super Fund A/C, 459 shares are held by Kambell Pty Ltd as trustee for Grant Family A/C, and 421 shares are held by Kambell Pty Ltd. The selling stockholder is director of Kambell Pty Ltd.

(201)	Held by Labona Pty Ltd as trustee for The Nicholas Family Trust. The selling stockholder is director of Labona Pty Ltd.

(202)	Of these shares, 242 shares are held by R M Investments Pty Ltd as trustee for NRM Unit Account, and 202 shares are held by Mabeti Pty Limited as trustee for Superannuation Fund A/C. The selling stockholder is director of R M Investments Pty Ltd and Mabeti Pty Limited.

(203)	Held by Cape Beach Pty Limited. The selling stockholder is a director of Cape Beach Pty Limited.

(204)	Held by JRG Property Trust & Schutte Family Trust as trustee for the Shelmic Property Unit Trust. The selling stockholder is director of JRG Property Trust & Schutte Family Trust.

(205)	Of these shares, 1,377 shares are held by King Cosmos Investments Limited. The selling stockholder is director of King Cosmos Investments Limited.

85

(206)	Held by the selling stockholders as trustees for Bernau Superannuation Fund.

(207)	Held by the selling stockholders as trustees for McIntosh Superannuation Fund.

(208)	Of these shares, 6,340 shares are held by Kew Directors Pty Ltd as trustee for Kew Dirs S/F-Portfolio A/C. The selling stockholders are directors of Kew Directors Pty Ltd.

(209)	Of these shares, 10,000 shares are held by Horizon NT Pty Ltd as trustee for The Horizon Family Trust. The selling stockholder is director of Horizon NT Pty Ltd.

(210)	Held by the selling stockholders as trustees for the Hills Superannuation Fund.

(211)	Of these shares, 2,805 shares are held by Optionall Pty Ltd as trustee for Christopher Ruys A/C. The selling stockholders are directors of Optionall Pty Ltd.

(212)	Of these shares, 997 shares are held by GOF Nominees Pty Limited, and 559 shares are held by P & K Taylor Superannuation Fund Pty Ltd. The selling stockholder is director of GOF Nominees Pty Limited and P & K Taylor Superannuation Fund Pty Ltd.

(213)	Of these shares, 198 shares are held by the selling stockholders as trustees for Tosin S/F A/C.

(214)	Held by the selling stockholders as trustees for Hearman Superfund A/C.

(215)	Held by Candid Action Pty Ltd, of which the selling stockholder is a director.

(216)	Of these shares, 2,068 shares are held by Jupek Pty Ltd as trustee for The Gowan Super Fund A/C. The selling stockholders are directors of Jupek Pty Ltd.

(217)	Of these shares, 2,116 shares are held by SMSF 4U Pty Ltd as trustee for P J Dunn Superfund No2 A/C. The selling stockholder is director of SMSF 4U Pty Ltd.

(218)	Of these shares, 4,166 shares are held by Salziela Future Fund Pty Ltd as trustee for Salziela Future Fund. The selling stockholder is director of Salziela Future Fund Pty Ltd.

(219)	Of these shares, 2,602 shares are held by Nonnemacher Enterprises Pty Ltd as trustee for Nonnemacher S/F A/C. The selling stockholders are directors of Nonnemacher Enterprises Pty Ltd.

(220)	Of these shares, 7,873 are held by Shetech Enterprises. The selling stockholder is a director of Shetech Enterprises.

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(221)	Of these shares, 230 shares are held by the selling stockholders as trustees for Mark Family Super Fund A/C.

(222)	Of these shares, 2,000 shares are held by Peter Moore Pty Ltd as trustee for Peter Moore Super Fund A/C. The selling stockholder is director of Peter Moore Pty Ltd.

(223)	Of these shares, 1,237 shares are held by the selling stockholders as trustees for Hearman Family Trust.

(224)	Held by Eliryem Pty Ltd, of which the selling stockholders are directors.

(225)	Of these shares, 128 shares are held by the selling stockholders as trustees for the Chatterjee Super Fund A/C.

(226)	Of these shares, 4,036 shares are held by R & H Woodrow Pty Ltd as trustee for the Woodrow Super Fund A/C. The selling stockholders are directors of R & H Woodrow Pty Ltd.

(227)	Of these shares, 419 shares are held by R & J Pty Ltd as trustee for Ramani Family A/C. The selling stockholders are directors of R & J Pty Ltd.

(228)	Of these shares, 1,400 shares are held by the selling stockholders as trustees for the Rasiah Superannuation Fund No 2.

(229)	Held by the selling stockholders as trustees for Westlake Superannuation Fund.

(230)	Of these shares, 124 shares are held by the selling stockholders as trustees for Varma Super Fund A/C.

(231)	Of these shares, 439 shares are held by Ray Neilsen Super Pty Ltd as trustee for the Neilsen Gravel Group S/F A/C. The selling stockholder is director of Ray Neilson Super Pty Ltd.

(232)	Of these shares, 1,503 shares are held by Praklark Pty Ltd. The selling stockholder is director of Praklark Pty Ltd.
(233)	Of these shares, 449 shares are held by R A B Investments Pty Ltd and 17,909 shares are held by the selling stockholders as trustees for RAB Investments Pty Ltd A/C. The selling stockholders are directors of R A B Investments Pty Ltd.

(234)	Of these shares, 2,000 shares are held by Handibeau Pty Limited as trustee for the Prendergast Super Fund A/C. The selling stockholders are directors of Handibeau Pty Limited.

(235)	Of these shares, 4,043 shares are held by the selling stockholders as trustees for Big Boss Investments A/C, 3,014 shares are held by the selling stockholders as trustees for Broadbill Super Fund A/C, and 2,793 shares are held by Big Boss Investments Pty Ltd. The selling stockholders are directors of Big Boss Investments Pty Ltd.

87

(236)	Of these shares, 1,536 shares are held by the selling stockholders as trustees for Pruyn Family A/C.

(237)	Held by the selling stockholders as trustees for Youil Superannuation Fund.

(238)	Held by the selling stockholder as trustee for Anthony Family Super Fund.

(239)	Of these shares, 5,000 shares are held by Lasame Pty Ltd as trustee for the R & F Super Fund. The selling stockholder is director of Lasame Pty Ltd.

(240)	Of these shares, 15,628 shares are held by Ascendant SC Pty Ltd as trustee for Ascendant SC A/C and 2,131 shares are held by Bageton Nominees Pty Ltd as trustee for Kucharski Family A/C. The selling stockholder is director of Ascendant SC Pty Ltd and Bageton Nominees Pty Ltd.

(241)	Held by the selling stockholders as trustees for The Namllu Super Fund A/C.

(242)	Of these shares, 2,132 shares are owned by selling stockholders as trustees for the Romaral Super Fund A/C.

(243)	Of these shares, 7,000 shares are held by Vicroy Pty Ltd as trustee for the Benson Family A/C. The selling stockholder is director of Vicroy Pty Ltd.

(244)	Of these shares, 4,700 shares are held by RustySteve Super Fund Pty Ltd. The selling stockholders are directors of RustySteve Super Fund Pty Ltd.

(245)	Of these shares, 2,523 shares are held by Bigmor Pty Ltd as trustee for the Bigmor Super Fund A/C. The selling stockholders are directors of Bigmor Pty Ltd.

(246)	Of these shares, 13,778 shares are held by Gant Investments Pty Ltd, 37,112 shares are held by Gant Investments Pty Ltd as trustee for Gant Investments A/C, and 10,000 shares are held by Gant Investments Pty Ltd as trustee for S L Gant Superannuation Fund. The selling stockholder is director of Gant Investments Pty Ltd.

(247)	Of these shares, 6,970 shares are held by Shayjo Superannuation Pty Ltd as trustee for The Shayjo Superannuation Fund. The selling stockholder is director of Shayjo Superannuation Pty Ltd.

(248)	Held by the selling stockholders as trustees for Nugara Family Superannuation Fund.

(249)	Of these shares, 3,223 shares are held by the selling stockholder as trustee for Forzas1 Superannuation A/C, 1,536 are held directly by the selling stockholder and 4,200 are held by Slforza Pty Ltd as trustee for Forza1 Family Trust. The selling stockholder is a director of Slforza Pty Ltd.

(250)	Of these shares, 596 shares are held by Sapphire Beginnings Pty Ltd. The selling stockholder is a director of Sapphire Beginnings Pty Ltd.

88

(251)	Of these shares, 171 shares are held by Ellon Nominees Pty Ltd as trustee for Ellon Family A/C. The selling stockholder is director of Ellon Nominees Pty Ltd.

(252)	Of these shares, 1,870 shares are held by Coorparoo Health and Beauty Pty Limited as trustee for I & S Young Family A/C. The selling stockholder is director of Coorparoo Health and Beauty Pty Limited.

(253)	Of these shares, 1,199 shares are held by the selling stockholder as trustee for Sheridan Family A/C.

(254)	Of these shares, 477 shares are held directly, 2,362 shares are held by the selling stockholders as trustees for Burns Family Super Fund A/C.

(255)	Held by the selling stockholders as trustees for the Cox Super Fund A/C.

(256)	Held by the selling stockholders as trustees for the Greenham Family Superannuation Fund.

(257)	Of these shares, 1,715 shares are held by Avon Rise Pty Ltd as trustee for Sixth Gypsy P/L S/Fund A/C. The selling stockholders are directors of Avon Rise Pty Ltd.

(258)	Of these shares, 2,135 shares are held by the selling stockholders as trustees for Dobrzynski Family S/F A/C.

(259)	Of these shares, 311 shares are held by the selling stockholders as trustees for Sirius Super Fund A/C.

(260)	Of these shares, 3,000 shares are held by the selling stockholder as trustee for Suzanne Jones Super Fund.

(261)	Of these shares, 6,000 shares are held by the selling stockholders as trustees for Spearhead Super Fund.

(262)	Held by the selling stockholders as trustees for T & S Carroll Super Fund A/C.

(263)	Of these shares, 3,430 shares are held by Roth Consulting Group Pty Ltd as trustees for Roth Consulting S/F A/C. The selling stockholders are directors of Roth Consulting Group Pty Ltd.

(264)	Held by the selling stockholder as trustee for T Rasiah Investment Trust.

(265)	Of these shares, 401 shares are held by the selling stockholders as trustees for Ashcroft Super Fund A/C.

89

(266)	Of these shares, 736 shares are held by the selling stockholders as trustees for Horgan Family S/F A/C.

(267)	Held by Donnybrook Traders Pty Ltd, of which the selling stockholders are directors.

(268)	Held by Custom Print Consulting, of which the selling stockholder is a director.

(269)	Of these shares, 2,143 shares are held by the selling stockholders as trustees for Timbel Family A/C.

(270)	Of these shares, 8,666 shares are held by First Farley Pty Ltd as trustee for The Timar Superannuation Fund. The selling stockholders are directors of First Farley Pty Ltd.

(271)	Of these shares, 1,015 shares are held directly, and 2,564 shares are held by Desgo Pty Ltd as trustee for Oliver Super Fund A/C. The selling stockholder is director of Desgo Pty Ltd.

(272)	Held by Onsight Ascent Pty Ltd as trustee for The Onsight Trust. The selling stockholders are directors of Onsight Ascent Pty Ltd.

(273)	Of these shares, 204 shares are held by the selling stockholder as trustee for Tina Dion Super Fund A/C.

(274)	Of these shares, 1,577 shares are held by Adelaide East Pty Limited as trustee for Tony Havig Family A/C, and 1,403 shares are held by Liverpool Road Investments Pty Ltd as trustee for Tony Havig Super Fund A/C. The selling stockholder is director of Adelaide East Pty Limited and Liverpool Road Investments Pty Ltd.

(275)	Of these shares, 125 shares are held by the selling stockholders jointly with Jordan Murphy Pty Ltd. The selling stockholders are directors of Jordan Murphy Pty Ltd.

(276)	Of these shares, 246 shares are held by Tourquet Pty Ltd as trustee for Hansens AZDF Synd Unit A/C. The selling stockholders are directors of Tourquet Pty Ltd.

(277)	Of these shares, 3,941 shares are held by the selling stockholders as trustees for Bell Family Super Fund A/C.

(278)	Of these shares, 2,000 shares are held by Dunlop Miller Investments Pty Ltd as trustee for The Creagh Investment Trust. The selling stockholder is director of Dunlop Miller Investments Pty Ltd.

(279)	Held by the selling stockholder as trustee for Creagh V3 Super Fund.

(280)	Of these shares, 225 shares are held by the selling stockholders as trustees for MPC Superannuation Fund A/C.

(281)	Held by Wazzandee Pty Ltd as trustee for Warren Slater & Dee Slater Superannuation Fund. The selling stockholders are directors of Wazzandee Pty Ltd.

(282)	Of these shares, 4,000 shares are held by WFS Super Pty Ltd as trustee for the WFS Future Super Fund. The selling stockholder is director of WFS Super Pty Ltd.

(283)	Held by Roger Youil and William Maile as trustees for the TRRW Trust Fund, of which the selling stockholders are beneficiaries.

(284)	Of these shares, 225 shares are held by the selling stockholders as trustees for Taylor Super Fund A/C.

90

LEGAL MATTERS

The validity of the securities offered by this prospectus was passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2016 and 2015 included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

91

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law, our amended and restated articles of incorporation, as amended, and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

92

INDEX TO FINANCIAL STATEMENTS

IEG HOLDINGS CORPORATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of IEG Holdings Corporation:

We have audited the accompanying consolidated balance sheets of IEG Holdings Corporation and Subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2016. IEG Holdings Corporation’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IEG Holdings Corporation and Subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

March 6, 2017

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91436 PHONE: (818) 461 - 0600 ● FAX: (818) 461 – 0610

F-2

IEG HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	December 31, 2016	December 31, 2015
ASSETS
ASSETS
Cash and cash equivalents	$322,441	$485,559
Loans receivable, net, note 2	6,374,908	7,124,702
Other receivables	84,851	76,262
Prepaid expenses	12,955	7,276
Property and equipment, net, note 3	19,322	28,511
Security deposits	7,470	35,839

TOTAL ASSETS	$6,821,947	$7,758,149

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued expenses	$1,060	$96,441
Deferred rent	-	11,522

TOTAL LIABILITIES	1,060	107,963

COMMITMENTS AND CONTINGENCIES, note 9

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value; 50,000,000 shares authorized, 0 and 1,160,000 shares issued and outstanding at December 31, 2016 and December 31, 2015 respectively, note 6	-	1,160
Common stock, $0.001 par value; 300,000,000 shares authorized, 9,714,186 and 2,887,428 shares issued and outstanding at December 31, 2016 and December 31, 2015 respectively, note 6	2,233,182	2,165,405
Additional paid-in capital	29,698,025	26,025,071
Prepaid preferred share redemption	-	(160,000)
Accumulated deficit	(25,110,319)	(20,381,450)

TOTAL STOCKHOLDERS’ EQUITY	6,820,887	7,650,186

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,821,947	$7,758,149

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-3

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
REVENUES
Interest revenue	$2,086,976	$1,789,701
Other revenue	48,070	45,464

TOTAL REVENUES	2,135,046	1,835,165

OPERATING EXPENSES
Salaries and compensation	1,592,990	2,126,243
Other operating expenses	1,561,045	1,399,157
Consulting	1,154,465	1,013,690
Provision for credit losses	1,865,362	1,134,518
Advertising	373,350	950,905
Rent	178,678	244,621
Travel, meals and entertainment	141,686	129,351
Depreciation and amortization	8,618	14,124

TOTAL OPERATING EXPENSES	6,876,194	7,012,609

LOSS FROM OPERATIONS	(4,741,147)	(5,177,444)

OTHER INCOME (EXPENSE)
Interest expense	-	(527,921)
Miscellaneous income (expense)	12,278	7,167

TOTAL OTHER INCOME (EXPENSE)	12,278	(520,754)

NET LOSS	$(4,728,869)	$(5,698,198)

Dividends on preferred shares	(35,517)	(311,056)

Net loss attributable to common stockholders	(4,764,386)	(6,009,254)

Net loss attributable to common stock per share, basic and diluted	$(0.60)	$(2.52)

Weighted average number of common shares outstanding, basic and diluted	7,918,922	2,381,257

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-4

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

												Prepaid
			Preferred Stock								Additional	Preferred
	Common Stock *		Series A		Series F		Series G		Series H		Paid-in	Share	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Redemption	Receivable	Deficit	Total
Balance, January 1, 2015	2,158,110	$2,158,111	1,000,000	$1,000	1,400,000	$1,400	-	$-	-	$-	$14,914,705	$-	$-	$(14,683,252)	$2,391,964

Issuance of shares at $10.00	432,608	4,326									4,321,760				4,326,086

Issuance of Preferred Shares	-	-	-	-	600,000	600	5,669,500	5,670	160,000	160	6,423,071			-	6,429,500

Issuance of shares at $50.00	13,437	134									671,756				671,890

Conversion of Preferred Shares to Common Shares	283,273	2,833	-	-	(2,000,000)	(2,000)	(5,509,500)	(5,510)	(160,000)	(160)	4,836	-		-	-

Prepaid Preferred Share Redemption												(160,000)			(160,000)

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	(311,056)	-		-	(311,056)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,698,198)	(5,698,198)

Balance, December 31, 2015	2,887,428	$2,165,405	1,000,000	$1,000	-	$-	160,000	$160	-	$-	$26,025,071	$(160,000)	$-	$(20,381,450)	$7,650,186

Prepaid Preferred Share Redemption							(160,000)	(160)			(159,840)	160,000			-

Issuance of shares at $50.00	370	4									18,496				18,500

Issuance of Preferred Shares	-	-	-	-					3,071,000	3,071	3,067,929		(2,825,000)	-	246,000

Conversion of Preferred Shares to Common Shares	6,400,000	64,000	(1,000,000)	(1,000)							(63,000)	-		-	-

Issuance of shares at $10.00	386,718	3,867									3,863,321				3,867,188

Buyback of shares	(14,750)	(148)									(208,952)				(209,099)

Issuance of shares for reverse split rounding	218	0									-				-

Issuance of shares for consulting fee offset	5,000	5									12,495				12,500

Conversion of Preferred Shares to Common Shares	49,200	49							(246,000)	(246)	197				-

Preferred Share Cancellation									(2,825,000)	(2,825)	(2,822,175)		2,825,000		-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	(35,517)	-		-	(35,517)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,728,869)	(4,728,869)

Balance, December 31, 2016	9,714,186	$2,233,182	-	$-	-	$-	-	$-	-	$-	29,698,025	$-	$-	$(25,110,319)	$6,820,887

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-5

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	December 31, 2016	December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,728,869)	$(5,698,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	1,865,362	1,134,518
Depreciation and amortization	8,618	14,124
Amortization of loan costs	-	77,781
Loss on disposal of assets	571	12,582
Changes in assets - (increase) decrease:
Other receivables	(8,589)	(50,380)
Prepaid expenses	(5,679)	(7,276)
Deposits	28,369	3,490
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	74,118	452,285
Deferred rent	(11,522)	(16,906)
Deferred salary	-	118,412

NET CASH USED IN OPERATING ACTIVITIES	(2,777,621)	(3,959,568)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(3,120,000)	(5,381,851)
Loans receivable repaid	2,004,433	1,438,946
Advances to CEO	-	(95,003)
Purchase of property & equipment	-	(19,117)

NET CASH USED IN INVESTING ACTIVITIES	(1,115,567)	(4,057,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Preferred dividends paid	(35,517)	(220,974)
Proceeds from short-term loans	-	400,000
Payments on short-term loans	-	(400,000)
Repayment of senior debt	-	(2,230,000)
Prepaid preferred share redemption		(160,000)
Payments for buyback of common stock	(209,099)	-
Proceeds from issuance of preferred stock	246,000	6,100,000
Proceeds from issuance of common stock	3,728,686	4,579,414

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,730,070	8,068,440

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(163,118)	51,847

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	485,559	433,712

CASH AND CASH EQUIVALENTS, END OF YEAR	$322,441	$485,559

Supplemental disclosures:
Interest paid in cash	$-	$508,800
Income taxes paid in cash	$2,134	$-
Issuance of common stock in lieu of repayment of accrued compensation	$-	$261,608
Issuance of preferred stock in lieu of consulting fees	$-	$279,500
Advance officer offset against preferred dividends & accrued compensation	$-	$95,003
Issuance of common stock in lieu of consulting fees	$169,500	$156,954

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-6

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The principal business activity of the Company is providing unsecured $5,000 and $10,000 consumer loans over a five-year term through its subsidiaries Investment Evolution Corporation and IEC SPV, LLC. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 19 states and offers all loans within the prevailing statutory rates.

Basis of Accounting

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries, Investment Evolution Corporation and IEC SPV, LLC (collectively, the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements do not include any adjustments to reflect any possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities.

Liquidity

The principal conditions/events that raise substantial doubt of the company’s ability to meet its obligations are i) the Company has reported recurring losses and ii) the Company has not yet generated positive net cash flows from operations. However, the Company has increased its revenue resulting from an increased average loan balance in 2016 as compared to 2015, and management has evaluated the result of their plans for the next 12 months and as a result of the plans, the Company can meet all its obligations through March 2018, which has alleviated the substantial doubt. Management’s plans include a continued reduction of advertising costs to continue reducing loan originations and related loan processing costs. There is also a significant reduction in consulting and professional fees due to minimized efforts and strategy for raising capital over the next 12 months. In addition, significant core operating costs have been cut from the Company starting in 2016 including reducing the number of employees from 12 to 6 due to increased automation of loan origination processes and reducing the number of office leases from 4 to 1 as old leases expired. In addition, the CEO’s annual base consulting fee has been reduced to $1 per annum from January 1, 2017. Should the Company need, management will continue to reduce loan originations and now plans to utilize the cash flow from loan repayments for working capital needs. This will provide sufficient cash flow through at least March 2018. However, the Company intends, over the next 12 months, to seek additional capital via unsecured notes and/or preference shares to expand operations and the Company. Subsequent to year-end, the Board of Directors approved a stock repurchase program. Management has no intention to repurchase shares unless additional capital has been secured.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

Loans Receivable and Interest Income

The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

F-7

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 91 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At December 31, 2016, 83 loans with a total balance of $367,098 were delinquent or in default. At December 31, 2015, 80 loans with a total balance of $389,431 were delinquent or in default.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 91 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	5 years
Furniture and fixtures	5-8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Lease

The Company’s office lease in Las Vegas expires (unless renewed) on September 30, 2017.

F-8

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Income Taxes

We account for income taxes using the liability method in accordance with the Financial Accounting Standards Board (“FASB“) Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $373,350 and $950,905 at December 31, 2016 and 2015, respectively.

Earnings and Loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) attributed to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the 1-for-100 reverse split that occurred on June 17, 2015 and for the net 1-for-10 reverse split that occurred on October 27, 2016.

Reclassifications

Certain numbers from the prior period have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level III	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

At December 31, 2016 and 2015, the only financial instruments that are subject to these classifications are cash and cash equivalents, which are considered Level I assets.

Carrying amounts reported in the consolidated balance sheets for other receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

F-9

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Recent Accounting Pronouncements

Recently Issued or Newly Adopted Accounting Standards

In August 2014, the FASB issued FASB ASU2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. FASB ASU 2014-15 changes to the disclosure of uncertainties about an entity’s ability to continue as a going concern. These changes require an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that financial statements are issued. Substantial doubt is defined as an indication that it is probable that an entity will be unable to meet its obligations as they become due within one year after the date that financial statements are issued. If management has concluded that substantial doubt exists, then the following disclosures should be made in the financial statements: (i) principal conditions or events that raised the substantial doubt, (ii) management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, (iii) management’s plans that alleviated the initial substantial doubt or, if substantial doubt was not alleviated, management’s plans that are intended to at least mitigate the conditions or events that raise substantial doubt, and (iv) if the latter in (iii) is disclosed, an explicit statement that there is substantial doubt about the entity’s ability to continue as a going concern. These changes became effective for the Company for the 2016 annual period. Our adoption of these changes have no material impact on the consolidated financial statements.

In November 2015, the FASB issued ASU No 2015-17, Income Taxes (Topic 740). The amendments in ASU 2015-17 change the requirements for the classification of deferred taxes on the balance sheet. Currently, GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The pronouncement is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. Adoption of these changes have no material impact on the consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The update intends to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information and addresses certain aspects of the recognition, measurement, presentation, and disclosure of financial instruments. The new standard affects all entities that hold financial assets or owe financial liabilities. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management is evaluating the impact of the adoption of these changes will have on the consolidated financial statements.

F-10

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

2. LOANS RECEIVABLE

Loans receivable consisted of the following at December 31:

	2016	2015
Loans receivable	$7,587,349	$8,110,077
Allowance for credit losses	(1,212,441)	(985,375)
Loans receivable, net	$6,374,908	$7,124,702

A reconciliation of the allowance for credit losses consist of the following at December 31:

	2016	2015
Beginning balance	$985,375	$596,963
Provision for credit losses	1,865,362	1,134,518
Loans charged off	(1,638,296)	(746,106)
Ending balance	$1,212,441	$985,375
Basis of Assessment:
Individually	$-	$-
Collectively	$1,212,441	$985,375

The following is an age analysis of past due receivables as of December 31, 2016 and 2015:

	30-60 Days Past Due	61-90 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Not Accruing
2016	$257,299	$163,590	$367,098	$787,987	$6,799,362	$7,587,349	$367,098
2015	$157,316	$153,623	$389,431	$700,370	$7,409,707	$8,110,077	$389,431

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of December 31, 2016 and 2015 by credit quality indicator:

Credit Score	2016	2015
550-575	$16,264	$-
576-600	183,701	149,056
601-650	3,332,371	3,397,512
651-700	2,946,944	3,230,308
701-750	874,408	1,097,225
751-800	166,811	185,840
801-850	46,368	50,136
851-900	20,482	-
	$7,587,349	$8,110,077

3. PROPERTY AND EQUIPMENT

At December 31, 2016 and 2015, property and equipment consists of the following:

	2016	2015
Computer equipment	$99,556	$111,196
Furniture and fixtures	21,303	21,303
Leasehold improvements	7,112	35,897
	127,971	168,396
Less accumulated depreciation and amortization	108,649	139,885

Total	$19,322	$28,511

Depreciation of property and equipment amounted to $8,618 and $14,124 during the years ended December 31, 2016 and 2015, respectively. Depreciation costs are included in the accompanying statements of operations in operating expenses.

F-11

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

4. SENIOR DEBT

On August 21, 2015, we, through certain of our wholly owned subsidiaries, paid an aggregate of $1,676,954, representing all principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of its subsidiary, IEC SPV, LLC, until 10 years from the date the loan is repaid in full (August 2015). Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans and reduced by servicing fee. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG. Net profit interest for the year ended December 31, 2016 and 2015 were $57,094 and $107,340, respectively. All loans receivable of the Company were pledged as collateral at December 31, 2016 for the fulfillment of the Net Profit calculation. As of December 31, 2016, $57,094 has been paid.

5. WORKING CAPITAL LOANS

On April 13, 2015, the Company secured a $200,000 working capital loan to expand from Dr. L. Prasad, an investor in the Company. On June 24, 2015, the Company repaid $230,000 which comprised $200,000 principal and a $30,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from CT Super, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

The effective interest rate on these loans was 81.1% for the year ended December 31, 2015.

F-12

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

6. STOCKHOLDERS’ EQUITY

On January 1, 2016, pursuant to the terms of the Company’s Series G preferred stock, the Company exercised its right to redeem all of the unconverted outstanding shares of Series G preferred stock. On December 24, 2015, the Company early paid the holders of the 160,000 unconverted shares of Series G preferred stock an aggregate of $160,000. Following the redemption of the unconverted shares of Series G preferred stock, no shares of Series G preferred stock were outstanding.

On January 22, 2016, the Company issued an aggregate of 370 shares of the Company’s common stock at a price of $50.00 per share to a total of two existing stockholders, each of whom resided in Australia, for receipt of an aggregate of $18,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

On March 22, 2016, the Company issued an aggregate of 3,071,000 shares of the Company’s Series H preferred stock to a total of 12 existing stockholders, nine of whom resided in Australia and three of whom resided in the United Kingdom, in exchange for the receipt of $1.00 per share, representing an aggregate purchase price of $3,071,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. In connection with this, the Company had a subscription receivable for $2,825,000.

On March 31, 2016, Paul Mathieson, the Company’s Chief Executive Officer and the sole holder of the Company’s Series A preferred stock notified the Company of his intention to convert all of his Series A preferred stock into Company common stock pursuant to the terms of the Series A preferred stock. The Company issued an aggregate of 6,400,000 shares of Company common stock pursuant to the conversion notice. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuance involved offers and sales of securities outside the United

States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversion, no shares of Series A preferred stock were outstanding.

On April 1, 2016, the Company effected a 1-for-100 reverse stock split of its outstanding shares of the common stock. Stockholders whose shares were converted into less than one share in the reverse stock split received cash payments equal to the fair value of those fractional interests. As a result, the Company repurchased a total of 1,793 shares of common stock from those stockholders whose shares of stock were converted into less than one share, for an aggregate purchase price of $130,769. Immediately after the reverse stock split, on April 1, 2016, the Company effected a 100-for-1 forward stock split and reduced the number of authorized shares of common stock from 3,000,000,000 to 200,000,000. The Company effected the reverse stock split followed immediately by the forward stock split in order to eliminate the administrative burden and costs associated with small stockholder accounts, and to provide stockholders with fewer than 100 shares of common stock with a cost-effective way to cash out their investments.

On April 12, 2016, the Company issued an aggregate of 2,000 shares of the Company’s common stock to MZ Group for investor relations consulting services. The securities issuance was exempt from registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On May 2, 2016, Company issued an aggregate of 243,967 shares of the Company’s common stock at a price of $10.00 per share to a total of 98 existing stockholders, all of whom resided in Australia, for an aggregate of $2,439,673 of which $87,000 was paid for in consulting services provided to the company. The securities issuances were exempt from registration under the Securities Act, in reliance on an exemption provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

On May 16, 2016, the Company filed articles of amendment (the “May 2016 Amendment”) to its amended and restated articles of incorporation, as amended. The May 2016 Amendment has the effect of:

F-13

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

(i)	Eliminating the Company’s Series A preferred stock, Series F preferred stock and Series G preferred stock, and

(ii)	Revising the terms of the Series H preferred stock to:

(a)	reduce the dividend rate on the Company’s Series H preferred stock from 10% per annum to 8% per annum,

(b)	extend the date after which the Company may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016,

(c)	extend the date on which the holders of Series H preferred stock may convert their shares into shares of the Company’s common stock from June 30, 2016 to December 31, 2016, and

(d)	remove the requirement to adjust the Series H preferred stock conversion ratio when the Company conducts a rights offering to its existing stockholders.

As of September 30, 2016, the aggregate number of shares which the Company had the authority to issue is 250,000,000 shares, of which 200,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock, par value $0.001 per shares. At September 30, 2016, the Company had 9,672,723 shares of common stock issued and outstanding. At September 30, 2016, the Company also had 3,071,000 shares of Series H preferred stock issued and outstanding. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the preferred stock or any series thereof.

The Series H preferred stock accrues dividends at the rate of 8% per annum. Each series of preferred stock ranks pari passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Company, holders of the preferred stock shall be entitled to receive the stated value of $1 per share.

On September 6, 2016, the Company issued an aggregate of 5,000 shares of the Company’s common stock to MZ Group for investor relations consulting services. The securities issuance was exempt from registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

F-14

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

On September 6, 2016, Company issued an aggregate of 135,751 shares of the Company’s common stock at a price of $10.00 per share to a total of 84 existing stockholders, 48 of whom resided in Australia and 36 of whom resided in United States, for an aggregate of $1,357,515. The securities issuances were registered pursuant to a registration statement on Form S-1 that was declared effective by the Securities and Exchange Commission on August 8, 2016.

On August 26, 2016, the Company’s board of directors and a stockholder holding a majority of the voting power of the Company’s issued and outstanding shares of common stock approved the following corporate actions:

1. Effect a reverse stock split of the outstanding shares of the Company’s common stock, at the ratio of 1-for-1,000 (the “Reverse Split”).

2. Immediately following the completion of the Reverse Split, effect a forward stock split on a 100-for-1 share basis (the “Forward Split”) and reduce the number of authorized shares of common stock from 200,000,000 to 40,000,000 (the “Authorized Share Reduction”).

The Reverse Split and Forward Split were effective on October 27, 2016 when they were approved by FINRA, as required. As a result, the Company repurchased a total of 129,571 shares of common stock from those stockholders whose shares of stock were converted into less than one share, for an aggregate purchase price of $78,330. Any fractional shares held after the Forward Split were rounded up to the next whole share. As a result of the rounding up of fractional shares, the Company issued an additional 218 shares on October 27, 2016. The Company’s 2015 Financial Statements have been retroactively restated to reflect this net 1-for-10 reverse split. The Company effected the reverse stock split followed immediately by the forward stock split in order to eliminate the administrative burden and costs associated with small stockholder accounts, and to provide stockholders with fewer than 1,000 shares of common stock with a cost-effective way to cash out their investments.

On December 5, 2016, the Company increased its authorized shares of common stock from 40,000,000 to 300,000,000.

On December 31, 2016, the Company issued an aggregate of 5,000 shares of the Company’s common stock to Worldwide Holdings, LLC for investor relations consulting services. The securities issuance was exempt from registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On December 31, 2016, pursuant to the terms of the Company’s Series H preferred stock, holders of an aggregate of 246,000 Series H preferred shares exercised their rights to convert their Series H preferred shares into 49,200 shares of the Company’s common stock. Also on December 31, 2016, following such conversions, the Company exercised its right to redeem all of the unconverted outstanding shares of Series H preferred stock and cancelled the 2,825,000 shares of Series H preferred stock for an aggregate amount of $2,825,000 which were subscribed to during 2016, but remained unpaid for. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuance involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversion, no shares of Series H preferred stock were outstanding. Following the redemption of the unconverted shares of Series H preferred stock, no shares of Series H preferred stock were outstanding.

Series H Preferred Stock

During the year ended December 31, 2016 and year ended December 31, 2015, the Company issued 3,071,000 and 160,000 of Series H convertible preferred stock, respectively, with a par value of $0.001 per share. As at December 31, 2016 there is no outstanding Series H preferred stock on issue.

7.      INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards.

Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

F-15

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

As of December 31, 2016, the Company has a net loss carryforward of approximately $21 million that may potentially be used to offset future Federal taxable income. This net loss carryforward will expire through 2036. In the event of statutory ownership changes, the amount of net operating loss carryforward that may be utilized in future years is subject to significant limitations.

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2016 and 2015. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah, and Virginia. All of the Company’s tax filings are still subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

We utilize FASB ASC 740-10, “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The components of the income tax provision for fiscal year 2016 and 2015 were as follows:

	2016	2015
Current
Federal	$0	$0
State	0	0
	0	0
Deferred
Federal	0	0
State	0	0
	0	0

Total	$0	$0

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows for fiscal year 2016 and 2015:

	2016	2015
Income tax computed at federal statutory tax rate	-34.0%	-34.0%
Non-deductible expenses	5.7	2.2
Change in Valuation allowance	28.3	31.8
Total	0%	0%

F-16

I EG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Significant components of the Company’s deferred tax assets and liabilities for income taxes for the fiscal years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Deferred tax assets
Provision for credit losses	$412,000	$335,000
Deferred rent		4,000
Intangible assets	391,000	425,000
Net Operating loss carryforwards	7,400,000	5,650,000
Total deferred tax assets	8,203,000	6,414,000
Less: Valuation allowance	(8,203,000)	(6,414,000)
Net deferred tax assets	$0	$0

8.	CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

At December 31, 2016 the company had cash and cash equivalents exceeding insured limits by $85,596.

9.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company renewed its operating facility lease effective October 1, 2016 under a non-cancelable operating lease that expires on 30 September 2017. Monthly rental payments under this lease are $4,693 plus a proportionate share of operating expenses. The Company previously had leases for operating facilities in Florida, Illinois and Arizona all of which terminated during 2016. Total rent expense for the year ended December 31, 2016 and 2015 was $178,678 and $244,621, respectively. The Company is responsible for certain operating expenses in connection with these leases.

Legal Matters

From time to time, the Company may be involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Consulting Contract

The Company had a professional consulting contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $1,000,000 and health insurance for the year ended December 31, 2016. The Company was obligated to pay its CEO $1,000,000 annually plus health insurance, with a discretionary bonus to be determined by the Company’s Board on December 31, 2016. There was no bonus approved or paid for the year ended December 31, 2016.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender, under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

F-17

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

10.	RELATED PARTY TRANSACTIONS

Chief Executive Officer

Compensation to our Chief Executive Officer under the 2015 Consulting Contract totaled $1,000,000 for the year ended December 31, 2016. Compensation to our Chief Executive Officer under the 2015 Consulting Contract totaled $1,300,000 for the year ended December 31, 2015, of which, $220,079 was offset against common stock subscription.

Chief Operating Officer

Compensation to our Chief Operating Officer totaled $243,000 for the year ended December 31, 2016. Compensation to our Chief Operating Officer totaled $250,000 for the year ended December 31, 2015, of which, $20,000 was offset against common stock subscription.

VP Corporate Finance

Compensation to our VP Corporate Finance totaled $121,721 for the year ended December 31, 2015, of which $14,029 was offset against common stock subscription.

Consulting Fees

During the years ended December 31, 2016 and December 31, 2015, the Company incurred director fees totaling $0 and $27,500, respectively, to Gilmour & Company Pty Ltd., which is owned by Ian Gilmour, a former director of IEG Holdings Corporation.

During the years ended December 31, 2016 and December 31, 2015, the Company incurred director fees totaling $29,800 and $27,500, respectively, to Matthew Banks, who is a former director of IEG Holdings Corporation. $20,000 of the $27,500 consulting fees incurred in year ended December 31, 2015 was paid, with the remaining $7,500 offset as consideration for common stock subscriptions by Ian Banks (Matthew Banks’ father).

During the years ended December 31, 2016 and December 31, 2015, the Company incurred director fees totaling $29,800 and $27,500, respectively to R & H Nominees Pty Ltd which is owned by Harold Hansen, who is a former director of IEG Holdings Corporation.

During the years ended December 31, 2016 and December 31, 2015, the Company incurred director fees totaling $0 and $4,500 to Comms Watch Pty Ltd, which is owned by Damien Mathieson, a former director and the brother of our Chief Executive Officer.

During the years ended December 31, 2016 and December 31, 2015, the Company incurred consulting fees totaling $40,000 and $318,857, respectively, to Clem Tacca, who is a shareholder of IEG Holdings Corporation, and related entities.

During the years ended December 31, 2016 and December 31, 2015, the Company incurred consulting fees totaling $82,886 and $66,098, respectively, to Ascendant SC Pty Ltd, which is a shareholder of IEG Holdings Corporation. $35,000 of the consulting fees incurred in 2016 were offset as consideration for Common Stock on May 2, 2016. $25,000 of the consulting fees incurred were offset as consideration for Series G Preferred Stock on June 19, 2015 and $10,000 of the consulting fees incurred were offset as consideration for common stock subscriptions at December 31, 2015.

During the years ended December 31, 2016 and December 31, 2015, the Company incurred consulting fees totaling $120,404 and $419,204, respectively, to Frank Wilkie, who is a shareholder of IEG Holdings Corporation, and related entities. $70,250 of the $419,204 consulting fees incurred in the year ended December 31, 2015 was paid, with $224,500 offset as consideration for Series G Preferred Stock on June 19, 2015 and $124,454 offset as consideration for common stock subscriptions.

During the years ended December 31, 2016 and December 31, 2015, the Company incurred consulting fees totaling $50,700 and $75,000, respectively, to Judith Willoughby, who is a shareholder of IEG Holdings Corporation, and related entities. $55,000 of the $75,000 consulting fees incurred in the year ended December 31, 2015 was paid, with the remaining $20,000 offset as consideration for common stock subscriptions.

F-18

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

During the year ended December 31, 2016, the Company incurred consulting fees totaling $26,000 to Custom Print Consulting, who is a shareholder of IEG Holdings Corporation, and related entities. All of the $26,000 was offset as consideration for common stock subscriptions.

During the year ended December 31, 2016, the Company incurred consulting fees totaling $26,000 to BW Equities Pty Ltd, who is a shareholder of IEG Holdings Corporation, and related entities. All of the $26,000 was offset as consideration for common stock subscriptions.

During the year ended December 31, 2016, the Company incurred consulting fees totaling $162,500 to Worldwide Holdings LLC, who is a shareholder of IEG Holdings Corporation, and related entities. $150,000 of the $162,500 consulting fees incurred was paid, with the remaining $12,500 offset as consideration for common stock subscriptions.

During the year ended December 31, 2016, the Company incurred consulting fees totaling $166,524 to MZHCI LLC, who is a shareholder of IEG Holdings Corporation, and related entities. $96,524 of the $166,524 consulting fees incurred was paid, with the remaining $70,000 offset as consideration for common stock subscriptions.

11.	RIGHTS OFFERING AND CHANGE IN CONVERSION RATIO OF PREFERRED SHARES

Effective August 3, 2015 and December 1, 2015, the Company commenced rights offerings to certain of its existing stockholders. Pursuant to the terms of the Series A preferred stock, the Series F preferred stock, the Series G preferred stock and the Series H preferred stock, as a result of the Company’s commencement of the rights offerings, the Company adjusted the conversion ratio applicable to each series of preferred stock.

On September 10, 2015, the Company filed articles of amendment to its amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of adjusting the conversion ratios of the Series A, Series F, Series G and Series H preferred stock to account for the Company’s offering to existing stockholders of the Corporation commenced August 3, 2015 and removing references to conversion on June 30, 2015 for Series F and Series G preferred stock:

(i)	Adjusting the conversion ratio of the Series A preferred stock from 0.4 to 0.8 shares of common stock for each Series A preferred stock;

(ii)	Adjusting the conversion ratio of the Series F preferred stock from 3,333/100,000 (0.03333) to 6,666/100,000 (0.06666) shares of common stock for each Series F preferred stock;

(iii)	Adjusting the conversion ratio of the Series G preferred stock from 2,000/100,000 (0.02000) to 4,000/100,000 (0.04000) shares of common stock for each Series G preferred stock; and

(iv)	Adjusting the conversion ratio of the Series H preferred stock from 1,333/100,000 (0.01333) to 2,666/100,000 (0.02666) shares of common stock for each Series H preferred stock.

F-19

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

On December 1, 2015, the Company filed articles of amendment to its amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of adjusting the conversion ratios of the Series A, Series F, Series G and Series H preferred stock to account for the Company’s offering to existing stockholders of the Corporation commenced December 1, 2015:

(i)	Adjusting the conversion ratio of the Series A preferred stock from 0.8 to 1.6 shares of common stock for each Series A preferred stock;

(ii)	Adjusting the conversion ratio of the Series F preferred stock from 6,666/100,000 (0.06666) to 13,332/100,000 (0.13332) shares of common stock for each Series F preferred stock;

(iii)	Adjusting the conversion ratio of the Series G preferred stock from 4,000/100,000 (0.04000) to 8,000/100,000 (0.08000) shares of common stock for each Series G preferred stock; and

(iv)	Adjusting the conversion ratio of the Series H preferred stock from 2,666/100,000 (0.02666) to 5,332/100,000 (0.05332) shares of common stock for each Series H preferred stock.

12.	SUBSEQUENT EVENTS

On January 5, 2017, we commenced a tender offer to purchase up to all outstanding shares of common stock of OneMain Holdings Inc., a NYSE-listed company; provided, however, that we are willing to accept any number of shares of OneMain common stock, even if such shares, in the aggregate, constitute less than a majority of OneMain’s outstanding common stock (the “OneMain Tender Offer”). The OneMain Tender Offer was scheduled to expire at 12:00 a.m., Eastern time, on February 6, 2017, unless extended. On February 7, 2017, we extended the OneMain Tender Offer such that it will expire at 5:00 p.m., Eastern time, on Monday, March 27, 2017, unless it is extended or earlier terminated. Complete terms and conditions of the OneMain Tender Offer are set forth in the Tender Offer Statement on Schedule TO and in the registration statement on Form S-4, each of which we originally filed with the SEC on January 5, 2017, and each of which as may be amended. This description and other information in this annual report on Form 10-K regarding the OneMain Tender Offer is included in this annual report on Form 10-K solely for informational purposes. Nothing in this annual report on Form 10-K should be construed as an offer to sell, nor the solicitation of an offer to buy, any shares in connection with the OneMain Tender Offer.

F-20

IEG HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2017 AND DECEMBER 31, 2016

	March 31, 2017	December 31, 2016
	(Unaudited)	(Audited)

ASSETS
Cash and cash equivalents	$446,632	$322,441
Loans receivable, net, note 2	5,808,029	6,374,908
Other receivables	72,909	84,851
Prepaid expenses	20,329	12,955
Property and equipment, net, note 3	17,749	19,322
Security deposits	7,470	7,470

TOTAL ASSETS	$6,373,118	$6,821,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued expenses	$56,169	$1,060

TOTAL LIABILITIES	$56,169	$1,060

COMMITMENTS AND CONTINGENCIES, note 7

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 0 and 0 shares issued and outstanding at March 31, 2017 and December 31, 2016 respectively, note 5
Common stock, $0.001 par value; 300,000,000 shares authorized, 9,714,186 and 9,714,186 shares issued and outstanding at March 31, 2017 and December 31, 2016 respectively, note 5	2,233,182	2,233,182
Additional paid-in capital	29,698,025	29,698,025
Accumulated deficit	(25,614,258)	(25,110,319)

TOTAL STOCKHOLDERS’ EQUITY	6,316,949	6,820,887

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,373,118	$6,821,947

 See notes to condensed consolidated unaudited Financial Statements

F-21

IEG HOLDINGS CORPORATION
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

	March 31, 2017	March 31, 2016
REVENUES
Interest revenue	$450,729	$512,792
Other revenue	16,654	12,180

TOTAL REVENUES	467,383	524,972

OPERATING EXPENSES
Salaries and compensation	120,278	403,006
Other operating expenses	115,204	181,857
Provision for credit losses	224,488	387,519
Advertising	880	47,824
Rent	10,857	54,687
Public company and corporate finance expenses	498,191	409,919
Depreciation and amortization	1,573	1,916

TOTAL OPERATING EXPENSES	971,471	1,486,728

LOSS FROM OPERATIONS	(504,088)	(961,756)

OTHER INCOME (EXPENSE)
Miscellaneous income (expense)	149	5,077

TOTAL OTHER INCOME (EXPENSE)	149	5,077

NET LOSS	$(503,939)	$(956,679)

Dividends on preferred shares	-	(29,939)

Net loss attributable to common stockholders	(503,939)	(986,618)

Net loss attributable to common stock per share, basic and diluted	$(0.05)	$(0.33)

Weighted average number of common shares outstanding, basic and diluted	9,714,186	2,958,044

 See notes to condensed consolidated unaudited Financial Statements

F-22

IEG HOLDINGS CORPORATION
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 1, 2016 THROUGH MARCH 31, 2017

										Prepaid
			Preferred Stock		Preferred Stock		Preferred Stock		Additional	Preferred
	Common Stock		Series A		Series G		Series H		Paid-in	Share	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Redemption	Receivable	Deficit	Total

Balance, January 1, 2016	2,887,428	$2,165,405	1,000,000	$1,000	160,000	$160	-	$-	$26,025,071	$(160,000)	$-	$(20,381,450)	$7,650,186

Prepaid Preferred Share Redemption					(160,000)	(160)			(159,840)	160,000			-

Issuance of shares at $50.00	370	4							18,496				18,500

Issuance of Preferred Shares	-	-	-	-			3,071,000	3,071	3,067,929		(2,825,000)	-	246,000

Conversion of Preferred Shares to Common Shares	6,400,000	64,000	(1,000,000)	(1,000)					(63,000)	-		-	-

Issuance of shares at $10.00	386,718	3,867							3,863,321				3,867,188

Buyback of shares	(14,750)	(148)							(208,952)				(209,099)

Issuance of shares for reverse split rounding	218	0							-				-

Issuance of shares for consulting fee offset	5,000	5							12,495				12,500

Conversion of Preferred Shares to Common Shares	49,200	49					(246,000)	(246)	197				-

Preferred Share Cancellation							(2,825,000)	(2,825)	(2,822,175)		2,825,000		-

Preferred Dividends	-	-	-	-	-	-	-	-	(35,517)	-		-	(35,517)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(4,728,869)	(4,728,869)

Balance, December 31, 2016	9,714,186	$2,233,182	-	$-	-	$-	-	$-	$29,698,025	$-	$-	$(25,110,319)	$6,820,887

Net loss	-	-	-	-	-	-	-	-	-	-	-	(503,939)	(503,939)

Balance, March 31, 2017	9,714,186	$2,233,182	-	$-	-	$-	-	$-	$29,698,025	$-	$-	$(25,614,258)	$6,316,949

See notes to condensed consolidated unaudited Financial Statements

F-23

IEG HOLDINGS CORPORATION
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

	March 31, 2017	March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(503,939)	$(956,679)
Adjustments to reconcile net loss to net cash used in operating activities: Provision for credit losses	224,488	387,519
Depreciation and amortization	1,573	1,916
Changes in assets - (increase) decrease:
Other receivables	11,942	16,281
Prepaid expenses	(7,374)	(19,601)
Deposits	-	-
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	55,110	(23,840)
Deferred rent	-	(4,119)

NET CASH USED IN OPERATING ACTIVITIES	(218,200)	(598,523)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(140,000)	(535,000)
Loans receivable repaid	482,391	541,083

NET CASH PROVIDED BY INVESTING ACTIVITIES	342,391	6,083

CASH FLOWS FROM FINANCING ACTIVITIES:
Preferred dividends paid	-	(29,917)
Deposit on common shares to be issued	-	1,241,429
Proceeds from issuance of preferred stock	-	20,755
Proceeds from issuance of common stock	-	18,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	1,250,767

NET INCREASE IN CASH AND CASH EQUIVALENTS	124,191	658,327

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	322,441	485,559

CASH AND CASH EQUIVALENTS, END OF YEAR	$446,632	$1,143,886

Supplemental disclosures:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

See notes to condensed consolidated unaudited Financial Statements

F-24

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The quarterly report on Form 10-Q for the quarter ended March 31, 2017 should be read in conjunction with the Company’s financial statements for the year ended December 31, 2016, contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2017. As contemplated by the SEC under Article 8 of Regulation S-X, the accompanying financial statements and footnotes have been condensed and therefore do not contain all disclosures required by generally accepted accounting principles. The interim financial data are unaudited, however in the opinion of IEG Holdings Corporation (“we, “our”, “us”) the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim periods. Results of interim periods are not necessarily indicative of those to be expected for the full year.

Nature of Business

The principal business activity of the Company is providing unsecured $5,000 and $10,000 consumer loans over a five-year term through its subsidiaries Investment Evolution Corporation and IEC SPV, LLC. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 19 states and offers all loans within the prevailing statutory rates.

Basis of Accounting

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries, Investment Evolution Corporation and IEC SPV, LLC (collectively, the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements do not include any adjustments to reflect any possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities.

Liquidity

The principal conditions/events that raise substantial doubt about the company’s ability to meet its obligations are i) the Company has reported recurring losses and ii) the Company has not yet generated positive net cash flows from operations. However, the Company has significantly reduced its core operating expenses. In addition, cash in bank increased during the quarter, resulting from substantial positive net cash flows from investing activities. Management has evaluated the result of their plans for the next 12 months and as a result of the plans, the Company can meet all its obligations at least through May 2018. However, the Company intends, over the next 12 months, to seek additional capital to expand operations. Management has no intentions to repurchase a significant number of shares under the approved stock repurchase program unless additional capital has been secured.

F-25

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

Loans Receivable and Interest Income

The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 91 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At March 31, 2017, 103 loans with a total balance of $454,452 were delinquent or in default.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 91 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectible due to consumer specific circumstances.

F-26

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	5 years
Furniture and fixtures	5-8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Lease

The Company’s office lease in Las Vegas expires (unless renewed) on September 30, 2017.

Income Taxes

We account for income taxes using the liability method in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $880 and $47,824 for the three months ended March 31, 2017 and 2016, respectively.

F-27

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

Earnings and Loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) attributed to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the net 1-for-10 reverse split that occurred on October 27, 2016.

Reclassifications

Certain numbers from the prior period have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

●	Level I – Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

●	Level II – Inputs, other than quoted prices included in Level I that are observable for the asset or liability through corroboration with market data at the measurement date.

●	Level III – Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table summarizes fair value measurements by level at March 31, 2017 for assets and liabilities measured at fair value on a recurring basis:

	Level I		Level II	Level III	Total
Cash		$446,632			$446,632
Loans receivable, net	$			5,808,029	$5,808,029

The following table summarizes fair value measurements by level at December 31, 2016 for assets and liabilities measured at fair value on a recurring basis:

	Level I		Level II	Level III	Total
Cash		$322,441			$322,441
Loans receivable, net	$			6,374,908	6,374,908

Loans receivable are carried net of the allowance for credit losses, which is estimated by applying historical loss rates of our portfolio and of other companies’ portfolios in the same industry with recent default trends to the gross loans receivable balance. The unobservable inputs used to calculate the fair value of these loans include historical loss rates, recent default trends and estimated remaining loan terms. Therefore, the carrying value of the loans receivable approximates the fair value.

F-28

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

Carrying amounts reported in the consolidated balance sheets for other receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Recent Accounting Pronouncements

Recently Issued or Newly Adopted Accounting Standards

In August 2014, the FASB issued FASB ASU2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. FASB ASU 2014-15 changes to the disclosure of uncertainties about an entity’s ability to continue as a going concern. These changes require an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that financial statements are issued. Substantial doubt is defined as an indication that it is probable that an entity will be unable to meet its obligations as they become due within one year after the date that financial statements are issued. If management has concluded that substantial doubt exists, then the following disclosures should be made in the financial statements: (i) principal conditions or events that raised the substantial doubt, (ii) management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, (iii) management’s plans that alleviated the initial substantial doubt or, if substantial doubt was not alleviated, management’s plans that are intended to at least mitigate the conditions or events that raise substantial doubt, and (iv) if the latter in (iii) is disclosed, an explicit statement that there is substantial doubt about the entity’s ability to continue as a going concern. These changes became effective for the Company for the 2016 annual period. Our adoption of these changes have no material impact on the consolidated financial statements.

In November 2015, the FASB issued ASU No 2015-17, Income Taxes (Topic 740). The amendments in ASU 2015-17 change the requirements for the classification of deferred taxes on the balance sheet. Currently, GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The pronouncement is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. Adoption of these changes have no material impact on the consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The update intends to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information and addresses certain aspects of the recognition, measurement, presentation, and disclosure of financial instruments. The new standard affects all entities that hold financial assets or owe financial liabilities. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management is evaluating the impact of the adoption of these changes will have on the consolidated financial statements.

F-29

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

2. LOANS RECEIVABLE

Loans receivable consisted of the following at March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Loans receivable	$6,914,321	$7,587,349
Allowance for credit losses	$(1,106,292)	$(1,212,441)
Loans receivable, net	$5,808,029	$6,374,908

A reconciliation of the allowance for credit losses consist of the following at March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Beginning balance, January 1	$1,212,441	$985,375
Provision for credit losses	$224,488	$1,865,362
Loans charged off	$(330,637)	$(1,638,296)
Ending balance	$1,106,292	$1,212,441
Basis of assessment:
Individually	$-	$-
Collectively	$1,106,292	$1,212,441

The following is an age analysis of past due receivables as of March 31, 2017 and December 31, 2016:

	31-60 Days Past Due	61-90 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and not Accruing
March 31, 2017	$226,613	$203,299	$454,452	$884,364	$6,029,957	$6,914,321	$454,452
December 31, 2016	$257,299	$163,590	$367,098	$787,987	$6,799,362	$7,587,349	$367,098

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of March 31, 2017 and December 31, 2016 by credit quality indicator:

Credit Score	March 31, 2017	December 31, 2016
550-575	$15,723	$16,264
576-600	$162,252	$183,701
601-650	$3,056,346	$3,332,371
651-700	$2,650,663	$2,946,944
701-750	$808,437	$874,408
751-800	$156,590	$166,811
801-850	$48,924	$46,368
851-900	$15,386	$20,482
	$6,914,321	$7,587,349

F-30

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

3. PROPERTY AND EQUIPMENT

At March 31, 2017 and December 31, 2016, property and equipment consists of the following:

	March 31, 2017	December 31, 2016
Computer equipment	$99,556	$99,556
Furniture and fixtures	21,303	21,303
Leasehold improvements	7,112	7,112
	$127,971	$127,971
Less accumulated depreciation and amortization	110,222	108,649
Total	$17,749	$19,322

Depreciation of property and equipment amounted to $1,573 and $1,916 during the three months ended March 31, 2017 and 2016, respectively. Depreciation costs are included in the accompanying statements of operations in operating expenses.

4. SENIOR DEBT

On August 21, 2015, we, through certain of our wholly owned subsidiaries, repaid the entire balance of principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of its subsidiary, IEC SPV, LLC, until 10 years from the date the loan is repaid in full (August 2015). Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans and reduced by servicing fee. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG. Net profit interest for the three months ended March 31, 2017 and 2016 were $18,577 and $7,988, respectively. All loans receivable of the Company were pledged as collateral at March 31, 2017 for the fulfillment of the Net Profit calculation.

F-31

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

5. STOCKHOLDERS’ EQUITY

As of March 31, 2017, the aggregate number of shares which the Company had the authority to issue is 350,000,000 shares, of which 300,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock, par value $0.001 per shares. At March 31, 2017, the Company had 9,714,186 shares of common stock issued and outstanding. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the preferred stock or any series thereof.

Series H Preferred Stock

During the three months ended March 31, 2017 and year ended December 31, 2016, the Company issued 0 and 3,071,000 of Series H convertible preferred stock, respectively, with a par value of $0.001 per share. At March 31, 2017, no shares of Series H convertible preferred stock were outstanding.

6. CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Missouri, Nevada, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently, such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

At March 31, 2017, the Company had cash and cash equivalents exceeding insured limits by $196,115.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company renewed its operating facility lease effective October 1, 2016 under a non-cancelable operating lease that expires on 30 September 2017. Monthly rental payments under this lease are $4,693 plus a proportionate share of operating expenses. The Company previously had leases for operating facilities in Florida, Illinois and Arizona all of which terminated during 2016. Total rent expense for the three months ended March 31, 2017 and 2016 was $16,817 and $54,687 respectively. The Company is responsible for certain operating expenses in connection with these leases.

F-32

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2017

Legal Matters

From time to time, the Company may be involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Consulting Contract

The Company has a professional consulting contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $0 and health insurance for the three months ended March 31, 2017. The Company is obligated to pay its CEO $1 annually plus health insurance, with a discretionary bonus to be determined by the Company’s Board on December 31, 2017. There was no bonus approved or paid for the year ended December 31, 2016.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender, under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

8. RELATED PARTY TRANSACTIONS

Chief Executive Officer

During the three months ended March 31, 2017 and three months ended March 31, 2016 the Company incurred compensation expense to our Chief Executive Officer under the Professional Consulting Contract of $0 and $250,000 respectively. Preferred dividends in the amount of $29,917 were paid in cash to our Chief Executive Officer during the three months ended March 31, 2016.

Chief Operating Officer

During the three months ended March 31, 2017 and three months ended March 31, 2016 the Company incurred compensation expense to our Chief Operating Officer of $53,077 and $53,077 respectively.

Consulting Fees

During the three months ended March 31, 2017 and three months ended March 31, 2016, the Company incurred director fees totaling $0 and $8,500, respectively, to Matthew Banks, a former director of the Company.

During the three months ended March 31, 2017 and three months ended March 31, 2016, the Company incurred director fees totaling $0 and $8,500, respectively to R & H Nominees Pty Ltd, which is owned by Harold Hansen, a former director of the Company.

During the three months ended March 31, 2017 and three months ended March 31, 2016, the Company incurred consulting fees totaling $0 and $250, respectively, to Frank Wilkie and related parties. Frank Wilkie is a shareholder of IEG Holdings Corporation.

F-33

IEG HOLDINGS CORPORATION

9,089,220 Shares of

Common Stock

PROSPECTUS

____________, 2017

Until ____________, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company; none of the expenses will be borne by the selling stockholders.

Type	Amount
SEC Registration Fee	$5,267
Printing Expenses	1,000
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	19,976
Total Expenses	$31,243

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our amended and restated articles of incorporation, as amended, provide that our directors and officers shall be indemnified and the Company shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

Our amended and restated bylaws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act. Numbers of shares and exercise prices have been adjusted to reflect the 1-for-100 reverse split of the Company’s common stock effected on June 17, 2015 and the net 1-for-10 reverse split effected on October 27, 2016.

On March 31, 2014, the Company issued 1,000,000 shares of Series A convertible preferred stock to the Company’s President and Chief Executive Officer, Mr. Mathieson, in consideration for $1,000,000. Also on March 31, 2014, the Company issued an aggregate of 410,000 shares of Series B convertible preferred stock to four accredited investors, for an aggregate purchase price of $410,000. In addition, on March 31, 2014, the Company issued an aggregate of 400,025 shares of Series C convertible preferred stock to five accredited investors, for an aggregate purchase price of $400,025. The Company also issued an aggregate of 173,000 shares of Series D convertible preferred stock to 14 accredited investors on March 31, 2014, for an aggregate purchase price of $173,000. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable, and Regulation S under the Securities Act.

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During the quarter ended June 30, 2014, the Company issued 611,991 shares of its common stock at a price of $5.00 per share in a private placement to existing stockholders of the Company who were accredited investors or who were not “U.S. Persons” as defined in the Securities Act. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3) or Regulation S, as applicable under the Securities Act.

On November 19, 2014, the Company issued an aggregate of 461,000 shares of Series E preferred stock to nine accredited investors. Also on November 19, 2014, the Company issued an aggregate of 1,400,000 shares of Series F preferred stock 24 accredited investors. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

During the six months ended December 31, 2014, the Company issued 303,884 shares of common stock at a price of $10.00, $15.00 and $20.00 per share in private placements to existing stockholders of the Company who were accredited investors or who were not “U.S. Persons” as defined in the Securities Act. The securities were issued in reliance upon the exemptions from registration provided by Regulation D, Rule 506 and Rule 506(b) and Regulation S as promulgated by the SEC under the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series B preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series B preferred stock, all of their Series B preferred shares into shares of our common stock on the basis of 0.4 shares of common stock for each share of Series B preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 164,000 shares of common stock to the holders of our Series B preferred stock in exchange for all shares of their Series B preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series C preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series C preferred stock, all of their Series C preferred shares into shares of our common stock on the basis of 0.2 shares of common stock for each share of Series C preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 80,005 shares of common stock to the holders of our Series C preferred stock in exchange for all shares of their Series C preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series D preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series D preferred stock, all of their Series D preferred shares into shares of our common stock on the basis of 0.1333333 shares of common stock for each share of Series D preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 23,067 shares of common stock to the holders of our Series D preferred stock in exchange for all shares of their Series D preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series E preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series E preferred stock, all of their Series E preferred shares into shares of our common stock on the basis of 0.040 shares of common stock for each share of Series E preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 18,440 shares of common stock to the holders of our Series E preferred stock in exchange for all shares of their Series E preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

On June 17, 2015, the Company issued an aggregate of 600,000 shares of Series F convertible preferred stock to a total of 25 investors, 24 of whom resided in Australia and one of whom resided in the United Kingdom, in consideration for receipt of $1.00 per share, representing an aggregate purchase price of $600,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. No offering circular was used in connection with this issuance.

On June 22, 2015, the Company issued an aggregate of 5,419,500 shares of Series G convertible preferred stock to a total of 92 investors, 90 of whom resided in Australia and two of whom resided in the United Kingdom, in consideration for receipt of $1.00 per share, representing an aggregate purchase price of $5,419,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. No offering circular was used in connection with this issuance.

Effective June 30, 2015, 20 holders of an aggregate of 1,750,000 shares of Series F preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series F preferred stock, their Series F preferred shares into shares of our common stock on the basis of 0.03636 shares of our common stock for each share of Series F preferred stock so converted. Accordingly, on June 30, 2015, we issued an aggregate of 63,540 shares of common stock to the 20 Series F holders, 19 of whom resided in Australia and one of whom resided in the United Kingdom, in exchange for an aggregate of 1,750,000 shares of Series F preferred stock held by such Series F holders. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

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Effective June 30, 2015, 72 holders of an aggregate of 4,459,500 shares of Series G preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series G preferred stock, their Series G preferred shares into shares of our common stock on the basis of 0.02105 shares of our common stock for each share of Series G preferred stock so converted. Accordingly, on June 30, 2015, we issued an aggregate of 93,873 shares of common stock to the 72 Series G holders, 70 of whom resided in Australia, one of whom resided in the United Kingdom and one of whom resided in Singapore, in exchange for an aggregate of 4,459,500 shares of Series G preferred stock held by such Series G holders. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

Also on June 30, 2015, the Company issued 250,000 shares of the Company’s Series G preferred stock to Bruce Merivale-Austin, a resident of Singapore, for a purchase price of $1.00 per share, representing an aggregate purchase price of $250,000. These securities were issued in reliance upon the exemption from registration provided by Regulation S promulgated pursuant to the Securities Act. No offering circular was used in connection with this issuance.

On September 2, 2015, the Company issued an aggregate of 432,609 shares of the Company’s common stock to a total of 199 existing stockholders, 197 of whom resided in Australia and two of whom resided in the United Kingdom, in consideration for receipt of $10.00 per share, representing an aggregate purchase price of $4,326,086. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this issuance.

On October 22, 2015, the Company issued 160,000 shares of Series H convertible preferred stock to a total of three investors, each of whom resided in Australia, in consideration for receipt of $1.00 per share, representing an aggregate purchase price of $160,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

On December 31, 2015, the Company issued an aggregate of 13,438 shares of the Company’s common stock at a price of $50.00 per share to a total of 29 existing stockholders, each of whom resided in Australia, for receipt of an aggregate of $671,890. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this issuance.

Also on December 31, 2015, all of the holders of shares of the Company’s Series F preferred stock notified the Company of their intention to convert their Series F preferred stock into Company common stock pursuant to the terms of the Series F preferred stock. The Company issued an aggregate of 33,330 shares of Company common stock to a total of five stockholders, each of whom resided in Australia, pursuant to the conversion notices. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

Following the conversions, no shares of Series F preferred stock were outstanding.

Also on December 31, 2015, the holders of an aggregate of 1,050,000 shares of the Company’s Series G preferred stock notified the Company of their intention to convert their Series G preferred stock into Company common stock pursuant to the terms of the Series G preferred stock. The Company issued an aggregate of 84,000 shares of Company common stock to a total of 21 stockholders, 20 of whom resided in Australia and one of whom resided in the United Kingdom, pursuant to the conversion notices. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

II-3

Following the conversions, 160,000 shares of Series G preferred stock were outstanding.

Also on December 31, 2015, all of the holders of the Company’s Series H preferred stock notified the Company of their intention to convert their Series H preferred stock into Company common stock pursuant to the terms of the Series H preferred stock. The Company issued an aggregate of 8,531 shares of Company common stock to a total of three stockholders, each of whom resided in Australia, pursuant to the conversion notices. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversions, no shares of Series H preferred stock were outstanding.

On January 1, 2016, pursuant to the terms of the Company’s Series G preferred stock, the Company exercised its right to redeem all of the unconverted outstanding shares of Series G preferred stock. On December 24, 2015, the Company early paid the holders of the 160,000 unconverted shares of Series G preferred stock an aggregate of $160,000. Following the redemption of the unconverted shares of Series G preferred stock, no shares of Series G preferred stock were outstanding.

On January 22, 2016, the Company issued an aggregate of 370 shares of the Company’s common stock at a price of $50.00 per share to a total of two existing stockholders, each of whom resided in Australia, for receipt of an aggregate of $18,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

On March 22, 2016, the Company issued an aggregate of 3,071,000 shares of the Company’s Series H preferred stock to a total of 12 existing stockholders, nine of whom resided in Australia and three of whom resided in the United Kingdom, in exchange for the receipt of $1.00 per share, representing an aggregate purchase price of $3,071,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

On March 31, 2016, Paul Mathieson, the Company’s Chief Executive Officer and the sole holder of the Company’s Series A preferred stock notified the Company of his intention to convert all of his Series A preferred stock into Company common stock pursuant to the terms of the Series A preferred stock. The Company issued an aggregate of 6,400,000 shares of Company common stock pursuant to the conversion notice. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuance involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversion, no shares of Series A preferred stock were outstanding.

On April 12, 2016, the Company issued an aggregate of 2,000 shares of the Company’s common stock to MZ Group, its investor relations advisor. The securities issuance was exempt from registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On May 2, 2016, Company issued an aggregate of 243,967 shares of the Company’s common stock at a price of $10.00 per share to a total of 98 existing stockholders, all of whom resided in Australia, for receipt of an aggregate of $2,439,673. The securities issuances were exempt from registration under the Securities Act, in reliance on an exemption provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

On September 6, 2016, the Company issued an aggregate of 5,000 shares of the Company’s common stock to MZ Group for investor relations consulting services. The securities issuance was exempt from registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On September 6, 2016, Company issued an aggregate of 135,751 shares of the Company’s common stock at a price of $10.00 per share to a total of 84 existing stockholders, 48 of whom resided in Australia and 36 of whom resided in United States, for an aggregate of $1,357,515. The securities issuances were registered pursuant to a registration statement on Form S-1 that was declared effective by the Securities and Exchange Commission on August 8, 2016.

On December 31, 2016, pursuant to the terms of the Company’s Series H preferred stock, holders of an aggregate of 246,000 Series H preferred shares exercised their rights to convert their Series H preferred shares into 49,200 shares of the Company’s common stock. Also on December 31, 2016, following such conversions, the Company exercised its right to redeem all of the unconverted outstanding shares of Series H preferred stock. As a result, the Company redeemed an aggregate of 2,825,000 shares of Series H preferred stock for an aggregate amount of $2,825,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act.  The issuance involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversion, no shares of Series H preferred stock were outstanding. Following the redemption of the unconverted shares of Series H preferred stock, no shares of Series H preferred stock were outstanding.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this post-effective amendment to registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

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Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 30, 201 7.

IEG Holdings Corporation

By:	/s/ Paul Mathieson
Paul Mathieson,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 30, 2017 .

Name	Title

/s/ Paul Mathieson	President, Chief Executive Officer, Chief Financial Officer
Paul Mathieson	(Principal Executive Officer and Principal Financial and Accounting Officer) and Director

EXHIBIT INDEX

2.1	Stock Exchange Agreement among Investment Evolution Global Corporation, IEG Holdings Limited and Ideal Accents, Inc. dated as of January 28, 2013 (incorporated by reference to Exhibit 2.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.1	Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated February 22, 2013 (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated March 20, 2014 (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated October 27, 2014 (incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.4	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated April 30, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on May 8, 2015).

3.5	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated June 17, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on June 18, 2015).

3.6	Articles of Amendment effective September 10, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on September 15, 2015).

3.7	Articles of Amendment effective December 1, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on December 4, 2015).

3.8	Articles of Amendment effective January 8, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on January 14, 2016).

3.9	Articles of Amendment effective March 22, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on March 28, 2016).

3.10	Articles of Amendment effective April 1, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on February 23, 2016).

3.11	Articles of Amendment effective April 1, 2016 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed with the Commission on February 23, 2016).

3.12	Articles of Amendment effective May 16, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on May 20, 2016).

3.13	Articles of Amendment effective October 27, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 27, 2016).

3.14	Articles of Amendment effective October 27, 2016 (incorporated by reference to Exhibit 3.2 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 27, 2016).

3.15	Articles of Amendment effective December 5, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on December 5, 2016).

3.16	Articles of Amendment effective June 20, 2017 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on June 21, 2017).

3.17	Articles of Amendment effective July 25, 2017 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on June 22, 2017).

3.18	Articles of Amendment effective July 25, 2017 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on June 22, 2017).

3.19	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the registrant’s registration statement on Form S-1 filed with the Commission on April 9, 2015).

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 2.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

5.1*	Opinion of the Law Office of Legal & Compliance, LLC.

10.1	Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated June 11, 2012 (incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.2	Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated June 11, 2012 (incorporated by reference to Exhibit 10.2 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.3	Amended and Restated Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated as of November 12, 2013 (incorporated by reference to Exhibit 10.3 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.4	First Amendment to Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated November 12, 2013 (incorporated by reference to Exhibit 10.4 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.5	Second Amendment to Loan and Security Agreement by and between BFG Investment Holdings, LLC, IEC SPV, LLC, Investment Evolution Global Corporation, Investment Evolution Corporation and Paul J. Mathieson dated as of June 30, 2014 (incorporated by reference to Exhibit 10.5 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.6	Services Agreement between CyberRidge, LLC and Investment Evolution Corporation dated as of March 28, 2012 (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the registrant’s registration statement on Form S-1 filed with the Commission on April 9, 2015).

10.7+	Professional Consulting Contract, dated September 30, 2015 but effective as of January 1, 2015, by and between IEG Holdings Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.8 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 30, 2015).

10.8+	Professional Consulting Contract, dated September 30, 2014 but effective as of January 1, 2014, by and between Investment Evolution Global Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 30, 2015).

10.9+	Professional Consulting Contract effective January 1, 2017 between Investment Evolution Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the Commission on November 3, 2016).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 1 to the registrant’s registration statement on Form S-1/A (File No. 333- 209116) filed with the Commission on February 22, 2016).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).

101.INS*	XBRL Instance

101.SCH*	XBRL Taxonomy Extension Schema

101.CAL*	XBRL Taxonomy Extension Calculation

101.DEF*	XBRL Taxonomy Extension Definition

101.LAB*	XBRL Taxonomy Extension Labels

101.PRE*	XBRL Taxonomy Extension Presentation

*	Filed herewith.